DATED     8th December 1998






                              BMBF (NO.12) LIMITED
                                   as lessor


                                       and


                 GLOBAL MARINE INTERNATIONAL DRILLING CORPORATION
                                    as lessee





               ____________________________________________________

                               HEAD LEASE AGREEMENT
                                  relating to
                    one double hulled, dynamically positioned,
         ultra-deepwater Glomar class 456 drillship "GLOMAR IRISH SEA I"
              to be constructed by Harland and Wolff Shipbuilding and
                   Heavy Industries Ltd. with hull number 1740

               ____________________________________________________



                          SCHEDULE NUMBER 52/5050 5371-3



                               TABLE OF CONTENTS

  ClauseHeading                                                Page

      1.DEFINITIONS AND INTERPRETATIONS. . . . . . . . . . . . . .1
      2.REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . 30
      3.CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . 31
      4.LEASING AND DELIVERY AND ACCEPTANCE OF EQUIPMENT . . . . 32
      5.DISCLAIMERS AND EXCLUSIONS, LESSOR'S COVENANTS . . . . . 33
      6.LEASE PERIOD . . . . . . . . . . . . . . . . . . . . . . 36
      7.RENT . . . . . . . . . . . . . . . . . . . . . . . . . . 37
      8.PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . 38
      9.COVENANTS CONCERNING INSURANCES. . . . . . . . . . . . . 40
     10.TOTAL LOSS AND DAMAGE. . . . . . . . . . . . . . . . . . 45
     11.GENERAL COVENANTS AND UNDERTAKINGS OF THE LESSEE . . . . 48
     12.OPERATIONAL COVENANTS IN RELATION TO THE VESSEL. . . . . 51
     13.SUB-LEASING AND SERVICE CONTRACTS. . . . . . . . . . . . 59
     14.BENEFIT OF THIRD PARTY OBLIGATIONS . . . . . . . . . . . 60
     15.RISK . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     16.REQUISITION FOR HIRE . . . . . . . . . . . . . . . . . . 61
     17.SALVAGE. . . . . . . . . . . . . . . . . . . . . . . . . 62
     18.TITLE AND VESSEL LIENS . . . . . . . . . . . . . . . . . 62
     19.RE-DELIVERY AND SALE OF THE VESSEL . . . . . . . . . . . 63
     20.PROCEEDS OF SALE . . . . . . . . . . . . . . . . . . . . 67
     21.TERMINATION PROVISIONS . . . . . . . . . . . . . . . . . 68
     22.SECURITY; EXCLUDED OBLIGATIONS . . . . . . . . . . . . . 74
     23.CHANGE OF CIRCUMSTANCES ETC. . . . . . . . . . . . . . . 79
     24.GENERAL INDEMNITY. . . . . . . . . . . . . . . . . . . . 80
     25.GENERAL TAX INDEMNITY AND OTHER TAX PROVISIONS . . . . . 86
     26.PRESERVATION OF INDEMNITIES. . . . . . . . . . . . . . . 92
     27.ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . 93
     28.LESSOR'S RIGHT OF SET-OFF; GROSS PAYMENT OF REBATES. . . 94
     29.MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . 95
     30.CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . 99

SCHEDULE1 Financial Schedule . . . . . . . . . . . . . . . . . .101
SCHEDULE2 The Vessel . . . . . . . . . . . . . . . . . . . . . .102
SCHEDULE3 Part 1 - Representations and Warranties by the Lessee.103
          Part 2 - Representations and warranties by the Lessor.105 SCHEDULE4 Part 1 - Conditions precedent to the obligations of the Lessor generally . . . . . . . . . . . . 106
          Part 2 - Conditions precedent to Lessor's obligations
                   to make payment of any Instalment . . . . . .108
          Part 3 - Conditions precedent to Lessor's obligations
                   to take delivery of the Vessel and to
                   deliver the Vessel to the Lessee. . . . . . .110
          Part 4 - Lessee's Conditions Precedent generally . . .112
          Part 5 - Lessee's Conditions Precedent to Delivery . .113
SCHEDULE5 Form of Acceptance Certificate . . . . . . . . . . . .114
SCHEDULE6 Part 1 - Loss Payable Clause . . . . . . . . . . . . .115
          Part 2 - Form of Protection and Indemnity Risks Loss
                   Payable Clause . . . . . . . . . . . . . . . 116
SCHEDULE7 Form of Pollution Indemnity Clause  (Clause 12.18) . .117


THIS AGREEMENT dated  8th December, 1998 is made

BETWEEN:

    (1) BMBF (NO.12) LIMITED whose registered office is at Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG21 7GP, England; and

    (2) GLOBAL MARINE INTERNATIONAL DRILLING CORPORATION, a company incorporated under the laws of the Bahamas, whose registered office is at Mareva House, 4 George Street, PO Box 3937, Nassau, The Bahamas.


WHEREAS:

The Lessor carries on the trade of leasing and pursuant to the Shipbuilding Contract and the Novation Agreement has agreed to incur capital expenditure on the provision of the Vessel for leasing to the Lessee on and subject to the terms and conditions contained in this Agreement.


NOW IT IS AGREED:

1.    DEFINITIONS AND INTERPRETATIONS

1.1   Definitions

      In this Agreement the following words and expressions shall each have the meaning respectively attributed to them below:

      "Acceptance Certificate" means the certificate given by the Lessee to the Lessor pursuant to Clause 4.2, in or substantially in the form of
      Schedule 5;

      "Accountancy Rental Earnings" has the meaning given to that expression in Schedule 12 to the Finance Act 1997;

      "Accounting Period" means an accounting period as defined in section 12 of ICTA 1988;

      "Accounting Standards" means insofar as the same are applicable to the Lessor or any member of the Lessor's Group:

       (i)  the accounting requirements of the Companies Acts;

       (ii) Statements of Standard Accounting Practice, Financial Reporting Standards and any other accounting standards having the like effect as Financial Reporting Standards issued by the Accounting Standards Board from time to time or such other body or bodies as may be prescribed by regulations pursuant to Section 256 of the Companies Act 1995 or any similar regulations;

       (iii)any statement, guideline, ruling or notice from time to time issued and having such effect that compliance therewith by UK companies of a standing and business type comparable to the Lessor (or as the case may be the relevant member of the Lessor's Group) is customary by any of the following:

       Accounting Standards Board
       Accounting Standards Committee
       Financial Reporting Review Panel
       Any group or body set up by any of the above for any purpose including
              (without limitation) the Urgent Issues Task Force of the Accounting Standards Board any similar body from time to time either discharging functions to effect of which is analogous or corresponds to those of any of the above bodies;

       "Acquisition Documents" means the Shipbuilding Contract, the Novation Agreement, each of the OFE Assignments (as defined in the Novation Agreement), the Contribution Deed, the Supervision Agreement, the Put-Option Agreement and each document and instrument delivered or to be delivered pursuant to any of them;

       "Actual Interest Costs" means the amounts calculated pursuant to paragraph 3.5.1 of Part 3 of the Financial Schedule;

       "Additional Payment" shall have the meaning attributed to that term in Clause 25.5;

       "Additional Security" means additional security for the obligations of the Lessee under this Agreement, provided in accordance with Clause 22, which shall be in a form and substance acceptable to the Lessor in its sole discretion, and shall be recourse to an Additional Security Provider acceptable to the Lessor in its sole discretion (the Lessor acknowledging that it will, without commitment, give consideration to additional security in the form of a security interest over cash deposited with the London branch of an OECD bank).

       "Additional Security Provider" means any entity to which the Lessor has recourse under Additional Security;

       "Adjustment Date" in relation to a Relevant Period means the day following the day on which that Relevant Period expires;

       "Allowance Accounting Period" has the meaning given to such expression in paragraph 4.5.2 (f) of Part 4 of the Financial Schedule;

       "Anticipated Delivery Date" at any time means the latest date notified to the Lessor by the Lessee in accordance with Clause 3.3(p) of the Supervision Agreement as the anticipated Delivery Date;

       "Applicable Jurisdiction" means, in relation to each of the Lessee, the Sub-Lessee and (prior to Delivery) the Shipbuilder, the jurisdiction of any country or state or any political sub-division thereof in which the Vessel is from time to time registered or located or in which the Lessee or, as the case may be, the Sub-Lessee or (prior to Delivery) the Shipbuilder, is from time to time resident or from or in which any of the business activities of the Lessee or, as the case may be, the Sub-Lessee or (prior to Delivery) the Shipbuilder are from time to time conducted;

       "Applicable Laws" means all laws, rules, directives and regulations, national or international, public or private, affecting the Vessel or (prior to Delivery) the Shipbuilder, the Lessee or the Sub-Lessee in relation thereto in any Applicable Jurisdiction, including those in respect of the ownership, delivery, use, possession, operation or disposal of the Vessel;

       "Appraised Value" has the meaning given to it in Clause 22;

       "Approved Brokers" means McGriff, Seibels & Williams of Texas, Inc., or such other firm or firms of insurance brokers as may from time to time be approved in writing by the Lessor for the purposes of this Agreement, such approval not to be unreasonably withheld;

       "Arrangement Fee" means the fee payable by the Lessor to the Arranger pursuant to the Atlas Fee Letter;

       "Arranger" means Atlas Oceanic Limited;

       "Associated Costs" has the meaning given to such expression in Annex A to the Financial Schedule;

       "Associated Costs Rate" has the meaning given to such expression in Annex A to the Financial Schedule;

       "Assumed Interest Costs" means the amounts calculated pursuant to paragraph 3.5.2 of Part 3 of the Financial Schedule;

       "Assumptions" means the assumptions described in paragraph 2.3 of
       Part 2 of the Financial Schedule (as corrected, varied or added to from time to time in accordance with the Financial Schedule);

       "Atlas Fee Letter" means the letter agreement of even date herewith between the Lessor and the Arranger providing for the payment of a fee to the Arranger;

       "Bank" means Barclays Bank PLC, registered in England with company registration number 1026167;

       "Base Rate" means the base rate from time to time quoted by the Bank in London as its "Base Rate" or, if no rate of interest is quoted as such, the rate of interest from time to time certified by the Bank in London as being the rate which the Bank uses as the base for determining rates of interest charged to corporate customers;

       "BMBF Fee" means the fee payable by the Lessor to Barclays Mercantile Business Finance Limited ("BMBF") pursuant to the Fee Letter to BMBF;

       "BMBF Fee Letter" means the letter agreement of even date herewith between the Lessor and BMBF providing for the payment of a fee to BMBF;

       "Broken Funding Costs" shall have the meaning attributed to that term in paragraph 3.8 of the Financial Schedule;

       "Business Day" means a day (other than a Saturday or Sunday, or holiday scheduled by law) on which dealings in Sterling deposits are carried on in the London inter-bank market, and on which banks are open for business in the City of London;

       "CAA 1990" means the Capital Allowances Act 1990;

       "Capitalised Lease Obligations" means (i) all Capitalised Lease Obligations as defined in the Guarantee and (ii) all obligations of a person to pay the purchase price for property or services to the extent that the obligation to make such payment is deferred for one hundred and eighty (180) days or more;

       "Cash Flow" means the Initial Cash Flow, the Termination Cash Flow or any Revised Cash Flow or Revised Termination Cash Flow or Latest Cash Flow or Latest Termination Cash Flow as the context may require;

       "Change in Law" means, in each case after the date on which this Agreement is executed:

       (a) the implementation, introduction, abolition, withdrawal or variation of, any applicable law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the European Union or any central bank or tax, fiscal, revenue, monetary, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction is generally customary); or

       (b) any change in any interpretation, or the introduction or making of any new or further interpretation, or any new or different interpretation of any applicable law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by any court, tribunal, governmental, local, international, national or other competent authority or agency or the Bank of England, the European Union or any central bank or tax, fiscal, revenue or monetary authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction is generally customary); or

       (c) compliance with any new or different request or direction from the Bank of England, the European Union or any central bank, tax, fiscal, monetary, revenue, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction is generally customary);

       "CHAPS" means the Clearing Houses Automated Payments System;

       "Classification" means the classification of _ A1-E Mobile Offshore Drilling Unit - DPS-3 AMS, ACCU, R2S with the Classification Society or such other classification as the Lessor shall, at the request of the Lessee, have agreed in writing shall be treated as the Classification for the purposes of this Agreement;

       "Classification Society" means the American Bureau of Shipping or any of Lloyds' Register of Shipping, Germanischer Lloyd, Bureau Veritas or Det Norske Veritas as the Lessee may, from time to time, specify in writing to the Lessor or such other classification society which the Lessor shall have agreed in writing may be treated as the Classification Society for the purposes of this Agreement;

       "Commencement Date" means 31st December 1999;

       "Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Vessel by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

       "Constitutive Documents" in relation to any English company means that company's certificate of incorporation and memorandum and articles of association and, in relation to any overseas person (whether incorporated, established or otherwise formed, but excluding natural persons), means the documents having equivalent status and effect in the relevant jurisdiction;

       "Contribution Deed" means a deed so entitled of even date herewith between the Lessee and the Lessor;

       "Corporation Tax" means corporation tax chargeable in the context of the scheme of Taxation applied to United Kingdom resident companies generally at the rate applicable to such companies (disregarding the provisions of section 13 of ICTA 1988 concerning the small companies'
       rate) or any Tax of a similar nature enacted in addition to or substitution for corporation tax;

       "Costs of Management Time" means an aggregate amount calculated at the rate of Pounds-Sterling 150 per hour (indexed in line with the General Index of Retail Prices for all items (or any comparable index substituted therefor) from the date hereof) for the time spent by employees and directors of the Lessor and employees and directors of the Lessor's Group;

       "Cumulative Accountancy Rental Excess" has the meaning given to that expression in Schedule 12 to the Finance Act 1997;

       "Cumulative Normal Rental Excess" has the meaning given to that expression in Schedule 12 to the Finance Act 1997;

       "Current Risk Position" means the risk position of the Lessor as assessed by the Lessor in relation to liability for pollution damage as at the date of this Agreement (but assuming the Lessor has become the owner of the Vessel and Delivery has taken place) under the regime implemented under the Oil Pollution Act of 1990 of the United States, as amended and in force as at the date of this Agreement;

       "Date of Total Loss" shall have the meaning attributed to that term in Clause 10.3;

       "Default Rate" in respect of Sterling amounts means the percentage rate per annum which is one point five per cent (1.5%) over Base Rate and, in respect of other amounts means one point five per cent (1.5%) over the cost to the Lessor of funding the relevant amount, in the relevant currency;

       "Delivery" means delivery of the Vessel as a whole by the Lessor to the Lessee in accordance with Clause 4.2.2;

       "Delivery Date" means the date on which the Vessel is delivered by the Lessor to the Lessee in accordance with Clause 4.2.2;

       "Document of Compliance" shall have the meaning attributable to that term in the ISM Code;

       "Dollars" and "$" each mean the lawful currency for the time being of the USA and in respect of all payments to be made under this Agreement in Dollars, mean immediately available, freely transferable cleared funds in Dollars;

       "Drawing Period" shall have the meaning attributed to that term in Clause 22.4(b);

       "Economically Burdensome" shall be determined for any date in accordance with the following:

       The transactions contemplated by this Agreement shall be regarded as having become economically burdensome where RIRR exceeds IRR by more than zero point five per cent.
       (0.5%) p.a. where:

       IRR is the internal rate of return to the Lessee of the transaction contemplated by the Lease Documents as determined by the Lessor from the Initial Cash Flow;

       RIRR is the internal rate of return to the Lessee of the transaction contemplated by the Lease Documents as determined by the Lessor from the Latest Cash Flow prepared in accordance with the Financial Schedule as a consequence of an Assumption proving not to be correct (excluding any of Assumptions 2.3.1, 2.3.16, or 2.3.17 proving not to be correct) but taking into account any increase in insurance costs incurred by the Lessee as a result of an increased insurance requirement pursuant to Clause 9.6 of this Agreement (such amount being debited to the Latest Cash Flow on the date(s) that such increased costs are incurred by the Lessee and assuming that such costs will reflect the ongoing cost of insurance cover thereafter save that to the extent that such costs prove to be less than those assumed, the Lessor shall be entitled to determine from a further Revised Cash Flow the RIRR to be applied in determining whether the transactions contemplated by this Agreement have in fact become economically burdensome by taking into account such actual costs). A certificate signed by the Lessee as to the amounts and dates of incurral of such costs shall, in the absence of manifest error, be final and binding on the Lessor;

       "Effective Rate of Corporation Tax" in relation to an Accounting Period means the time-weighted average of the rates of Corporation Tax for the Financial Years in which such Accounting Period falls in whole or in part;

       "Enactments Relating to Group Relief" means the provisions of Chapter IV of Part X of and Schedule 18 to ICTA 1988;

       "Environment" means:

       (i) any land including, without limitation, surface land and sub-surface strata, sea bed or river bed under any water (as defined below) and any natural or man-made structures;

       (ii) water including, without limitation, coastal and inland waters, surface waters, ground waters and water in drains and sewers; and

       (iii) air, including air within buildings and other natural and man-made structures above and below ground;

       "Environmental Claim" means any written notice from any Government Entity or, subject to the proviso below, third party, alleging any breach, contravention or violation of any Environmental Law or the existence of any liability or potential liability arising from any such breach, contravention or violation including, without limitation, in respect of liability to conduct, pay for or for damages in respect of any investigation or audit, clean-up, redemption, administrative cost or charge or expense, damage to the Environment or any natural resource, property loss or damage, personal injury or any penalty attaching or relating to the presence, emission, release or leak of any Hazardous Material in or to the Environment in each case pursuant to any Environmental Law, provided that "Environmental Claim" shall not include any notice from a third party (not being a Government Entity) which the Lessee, acting reasonably, believes to be spurious or ill-founded;

       "Environmental Law" means any or all applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, convention, regulation, directive, by-law, demand, decree, injunction, resolution, order or judgment (in each case having the force of law) and applicable codes of practice or conduct, circulars and guidance notes having legal or judicial import or effect, in each case of any Government Entity (whether now existing or hereafter promulgated) in any Applicable Jurisdiction relating to or concerning:

       (a)    pollution or contamination of the Environment;

       (b) harm, whether actual or potential, to mankind and human senses, other living organisms and ecological systems;

       (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Hazardous Materials; and

       (d) the emission, leak, release, spill or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Hazardous Material and any matter or thing capable of constituting a nuisance or an actionable tort or breach of statutory duty of any kind in respect of such matters, including, without limitation, the following laws of the United States of America: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended and the Toxic Substance Control Act, as amended, in any such case the failure to comply with which could result in the imposition of criminal or civil liability on the Lessor together, in each case, with the regulations promulgated and the guidance issued pursuant thereto having the force of law;

       "Environmental Permits" means in relation to any person, all or any permits, licences, consents, approvals, certificates, registrations, and other authorisations and the filing of all notifications, reports and assessments required under any Environmental Law in connection with the conduct of such person's business and the ownership, use, exploitation or occupation of all of its property and assets;

       "Excepted Circumstances" means that either (A) Delivery has not taken place by 11.00 a.m. (London time) on 31st December 2000 (or such later date as the Lessor shall have agreed for the purposes of this provision) and the failure of Delivery to take place by that time was not primarily as a result of any fault of the Lessee or any other member of the Guarantor's Group; or (B) the leasing of the Vessel pursuant to this Agreement has terminated:

       (i)    pursuant to Clause 10 (total loss) of this Agreement; or

       (ii) pursuant to the service of a Put Notice (as defined in the Put-Option Agreement) pursuant to Clause 3.2(b) of the Put-Option Agreement; or

       (iii) pursuant to the occurrence of the Termination Event referred to in Clause 21.1(b) in circumstances where the Lessee was unable to discharge its obligations under Clause 9 of this Agreement solely by reason of the unavailability of insurance cover on the terms required by the said Clause 9; or

       (iv) at any time after the Lessor has assigned its rights under this Agreement to a person which is not a member of the Lessor's Group;

       "Excess Risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Vessel in consequence of her insured value being less than the value at which the Vessel is assessed for the purposes of such claims;

       "Excluded Property" means, in respect of the Vessel any items of equipment installed on, or attached to the Vessel but which does not become or is not required to become, by virtue of any provision of this Agreement, part of the Vessel;

       "Extension Period" has the meaning given to this term in Clause 19.1(f);

       "Exxon Party" has the meaning given to it in Clause 12.18;

       "Exxon Contract" means a contract for the provision of the services of the Vessel to be entered into prior to the Delivery Date between the Sub-Lessee and the Exxon Party in a form complying with the requirements of Clauses 12.18 and 13;

       "Fee Letters" means the BMBF Fee Letter and the Atlas Fee Letter;

       "Final Date" means the date one (1) year following:

       (a) the earliest date upon which, assuming assessments are raised in due time, Corporation Tax would, if there were such profits, be required to be paid in respect of the profits of the Lessor arising in the Accounting Period of the Lessor in which the earlier of:

              (i)   the expiry by effluxion of time of the Primary Period; and
              (ii)  the Termination Date;

       occurs; or

       (b) if more than one such payment of Corporation Tax would be so required in respect of such profits the earliest date on which the last such payment would be required;

       "Finance Lease" shall have the meaning attributed to that term in the United Kingdom Statement of Standard Accounting Practice 21;

       "Financial Schedule" means Schedule 1;

       "Financial Year" has the meaning attributed to "financial year" in
       Section 834(1) ICTA 1988;

       "First Instalment" shall have the meaning attributed to that term in the Novation Agreement;

       "Flag State" means the Republic of Panama (or such other state as the Lessor may approve, such approval not to be unreasonably withheld);

       "GMIDC" means Global Marine International Drilling Corporation, a company incorporated under the laws of the Bahamas, whose registered office is at Mareva House, 4 George Street, P.O. Box 3937, Nassau, The Bahamas;

       "Government Entity" means and includes (whether having a distinct legal personality or not) (i) any national government, political sub-division thereof or local jurisdiction therein, (ii) any board, commission, department, division, organ, instrumentality, court or agency of any entity referred to in (i) above, however constituted, and (iii) any association, organisation or institution (international or otherwise) of which any entity mentioned in (i) or (ii) above is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

       "Guarantee" means the deed of guarantee and indemnity of even date herewith given by the Guarantor in favour of the Lessor in form satisfactory to the Lessor;

       "Guarantor" means Global Marine Inc., a company incorporated under the laws of the State of Delaware, U.S.A., whose principal place of business is at 777 North Eldridge Parkway, Houston, Texas, 77079-4493, USA and its successors and permitted assigns;

       "Guarantor Credit Event" means the Guarantor's unsecured, unguaranteed and unsubordinated long term debt is rated below BBB- by Standard & Poor's Ratings Group, a division of McGraw Hill Corporation (or any successor to its ratings business) ("S&P") or is rated below Baa3 by Moody's Investors Service Inc. (or any successor to its ratings business) ("Moody's") or the unsecured, unguaranteed and unsubordinated long term debt of the Guarantor shall cease to be rated at all by Moody's or shall cease to be rated at all by S & P;

       "Guarantor's Group" means the Guarantor and its Subsidiaries (US) from time to time;

       "Hazardous Material" means any element or substance, whether natural or artificial, and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance, which is listed, identified, defined or determined by any applicable law to be, to have been, or to be capable of being or becoming harmful to mankind or any living organism or damaging to the Environment including without limitation oil (as defined in the United States Oil Pollution Act of 1990, as amended) and all hazardous substances (as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended);

       "Holding Company" has the meaning given to it in section 736 of the Companies Act 1985;

       "Houston Business Day" means a day (other than a Saturday or Sunday, or holiday scheduled by English law, Texas law or US federal law) on which (a) dealings in Sterling deposits are carried on in the London inter-bank market, (b) banks are open for business in the City of London and Houston, Texas;

       "ICTA 1988" means the Income and Corporation Taxes Act 1988;

       "increased cost" shall have the meaning attributed to that term in Clause 23.4.

       "Indemnified Persons" shall have the meaning attributed to that term in Clause 24.1 (a);

       "Indebtedness" of any person means, without duplication, (i) all indebtedness of such person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,
       (iii) all obligations of such person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, performance bonds and other obligations issued by or for the account of such person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement,) (iv) all Capitalised Lease Obligations of such person, (v) all Indebtedness of others secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person (provided that if the obligations so secured have not been assumed in full by such person or are not otherwise such person's legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of such obligations and (2) the fair market value of such assets, as determined in good faith by the board of directors of such person, which determination shall be evidenced by a board resolution, and (b) the amount of obligations as have been assumed by such person or which are otherwise such person's legal liability), and (vii) all Indebtedness of others (other than endorsements in the ordinary course of business) guaranteed by such person to the extent of such guarantee;

       "Initial Cash Flow" means the cash flow annexed to the Financial Schedule as Annex B;

       "Initial Sub-Lease" means a lease agreement, in a form approved by the Lessor and initialled by the Lessor for the purposes of identification, of even date herewith between the Lessee and the Initial Sub-Lessee relating to the Vessel providing for the Vessel to be let on demise charter to the Initial Sub-Lessee;

       "Initial Sub-Lessee" means Global Marine U.K. Limited, a company incorporated under the laws of Scotland with registered number SC131375 and registered office at North Norfolk House, Pitmedden Road, Dyce, Aberdeen, Grampian AB2 ODP;

       "Insolvency Event" means, in relation to any person any of the following:

       (a) that person is unable to pay its debts as they fall due within the meaning of section 123(1)(e) of the Insolvency Act 1986 or has a voluntary arrangement proposed under section 1 of the Insolvency Act 1986 or admits in writing its inability to pay its debts as they mature or declares a moratorium on the payment of all or a substantial part of its indebtedness or makes a general assignment for the benefit of creditors or is subject to or applies for winding-up or liquidation proceedings or is successfully put into forced or voluntary liquidation (except for the purpose of voluntary reorganisation previously agreed in writing by the Lessor not involving the insolvency of that person); or

       (b) that person or any creditor or shareholder of that person petitions or applies to any court, tribunal or authority for the appointment of, or that person has or suffers to be appointed, any examiner, administrator, administrative receiver, receiver, liquidator, trustee or similar officer of it, its undertaking or any substantial part of its assets (and in the case of a petition or application by a creditor, such petition or application is not dismissed within twenty (20) Business Days and the Lessee has not established to the satisfaction of the Lessor (acting reasonably) that the same is frivolous or vexatious and is being contested in good faith by all appropriate proceedings); or

       (c) that person shall suffer a distress, execution, sequestration or other process or the same is being levied or enforced upon or sued out against in each case against the whole or a substantial part of the assets, rights or revenues of that person, and such distress, execution, sequestration or other process is not dismissed or released within twenty (20) Business Days; or

       (d) that person otherwise takes any corporate action or that person or any creditor or shareholder of that person takes any steps in relation to that person under any law, regulation or decree of any applicable jurisdiction whether now or hereafter in effect relating to or which has an equivalent effect to any of (a), (b) or (c) above;

       "Instalment" means each amount which the Lessor is required to pay by way of reimbursement to the Supervisor under or pursuant to the Supervision Agreement or by way of purchase price under the Shipbuilding Contract and pursuant to the Novation Agreement;

       "Instalment Date" means each date on which the Lessor is required to make payment of an Instalment;

       "Insurances" means all policies and contracts of insurance (which expression includes all entries of the Vessel in a protection and indemnity or war risks association) which are from time to time prior to or during the Lease Period in place or taken out or entered into
       (a) pursuant to Clause 9 in respect of any part of the Vessel or (b) otherwise howsoever in connection with the Vessel and, in each case, all benefits thereof (including claims of whatsoever nature and return of premiums);

       "Insurance Adviser's Fee" means the fees, charges and expenses paid or payable by the Lessor to the Lessor's insurance adviser in respect of the transactions contemplated by the Lease Documents, incurred up to and including the Delivery Date (excluding any VAT thereon);

       "Insurance Side Letter" means a letter agreement so entitled of even date herewith between the Lessor and the Lessee setting out the Lessee's obligations with respect to insurance of the Vessel prior to Delivery;

       "Irrecoverable VAT" means any amounts paid or payable by or on behalf of the Lessor in respect of Value Added Tax under or as contemplated by any of the Lease Documents to the extent the Lessor shall determine that the Lessor or, if the Lessor is a member of a group for Value Added Tax purposes, the representative member has not or will not receive a credit (whether by way of credit or repayment) for that amount as "input tax" (as that expression is defined in sub-section (1) of section 24 of VATA) under sections 25 and 26 of VATA (nor receive a credit for it under any similar or equivalent legislation) PROVIDED THAT in calculating the amount of Irrecoverable VAT (if any) it shall be assumed that neither the Lessor nor any representative member has entered into any transactions other than as contemplated by the Lease Documents and that accurate and timely VAT returns have been made by the Lessor or the representative member;

       "ISM Code" means:

       (i) the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention currently known or referred to as the "ISM Code", adopted by the Assembly of the International Maritime Organisation by Resolution A.741(18) on 4th November 1993 and incorporated on 19th May 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

       (b) all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or may in the future be issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM code, including, without limitation, the "Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations" produced by the International Maritime Organisation pursuant to Resolution A.788(19) adopted on 25th November 1995;

       as the same may be amended, supplemented or replaced form time to time;

       "Latest Cash Flow" as at any date upon which reference thereto is to be made means the most recent Revised Cash Flow produced and in effect as at that date pursuant to paragraph 3.2 of Part 3 of the Financial Schedule or if no Revised Cash Flow is in effect as at such date, the Initial Cash Flow;

       "Latest Termination Cash Flow" as at any date upon which reference thereto is to be made, means the most recent Revised Termination Cash Flow produced and in effect as at that date pursuant to paragraph 4.5 of Part 4 of the Financial Schedule or, if no Revised Termination Cash Flow is in effect at that date, the Termination Cash Flow;

       "Lease Capital Outstanding" means at a particular date the amount (positive or negative, as the case may be) shown at that date in the Latest Cash Flow in the column headed "NCI" or, where for a particular date no amount is so shown, the amount last so shown at a date immediately preceding that particular date;

       "Lease Documents" means this Agreement, the Acquisition Documents, the Guarantee, the Security Documents, the Payment Agreements, the Initial Sub-Lease, each subsequent Sub-Lease, the Sub-Lessee Acknowledgement, the Exxon Contract, each subsequent Service Contract, the Side Letters, and each and every other letter, agreement, document or instrument of even date herewith between any of the parties to the above or given by any of the parties to the above to another of them expressed or agreed to be a Lease Document and any other letter, agreement, document or instrument from time to time entered into pursuant to or in connection therewith between any of the parties to the above or given by any of the parties to the above to another of them, in each case as from time to time amended or supplemented in compliance with the terms hereof or thereof, as the case may be;

       "Lease Period" means the period during which the Lessee shall be entitled to possession and use of the Vessel in accordance with this Agreement being the period, if any, commencing on (and including) the Delivery Date and terminating on (and including) the Termination Date;

       "Lease Period End Date" means the later of the Primary Period End Date and the last day of the final Secondary Lease Period;

       "Lessee" means Global Marine International Drilling Corporation;

       "Lessee Payment Notice" shall have the meaning given to that term in the Payment Agreements;

       "Lessor" means BMBF (NO.12) Limited, company number 2512609;

       "Lessor Action" means any action on the part of the Lessor required or permitted pursuant to this Agreement, including, but not limited to, the giving, refusing, revocation or withdrawal of any consent or approval;

       "Lessor's Cost" as at any time means the sum equal to the aggregate of the amounts paid by the Lessor pursuant to the Shipbuilding Contract, the Novation Agreement and the Supervision Agreement being the aggregate of the Instalments (to the extent paid up to and including that time) calculated in each case, by reference to the date on which the Lessor makes payment of the relevant Instalment;

       "Lessor's Expenses" means the Arrangement Fee, the BMBF Fee, the Lessor's Legal Expenses and the Insurance Adviser's Fee (if any) together with any desktop valuation and survey fees incurred by the Lessor in connection with the Vessel (or any part thereof) prior to the Delivery Date;

       "Lessor's Group" means the Bank and all its Subsidiaries (UK) from time to time and its Holding Company from time to time;

       "Lessor's Legal Expenses" means the amount of fees, disbursements and incidentals (excluding VAT thereon) paid or payable by the Lessor to Wilde Sapte (subject, in the case of Wilde Sapte's fees only, to a maximum amount separately agreed) and any relevant overseas legal advisers for services rendered to the Lessor in relation to, inter alia, the preparation, negotiation and completion of the transactions contemplated by this Agreement and the other Lease Documents;

       "Lessor's Mortgage" means the first preferred Panamanian naval mortgage in relation to the Vessel to be given on the Delivery Date by the Lessor in favour of the Lessee in the form agreed by the Lessee and the Lessor and initialled by each of them for the purposes of identification;

       "Lessor's Vessel Lien" means a Vessel Lien of the type referred to in Clause 5.2(b) but excluding Vessel Liens referred to in the proviso to that Clause;

       "Liability" shall have the meaning attributed to that term in Clause 25.1(a);

       "Liability Insurances" means the insurances described in Clause 9.1(a)(ii);

       "LIBID" in relation to a particular amount for a particular period, means LIBOR for the amount and period LESS zero point one two five per cent (0.125%);

       "LIBOR" means, in relation to a particular period:

       (i) the offered rate for deposits of Sterling for a period equal to such period at or about the Relevant Time on the first day of such period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) or such other page as may replace page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate British Bankers' Association's Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions dated 5th August,
              1985); or

       (ii) if on such date no such rate as is mentioned in paragraph (i) above is displayed, LIBOR for such period shall be the arithmetic mean (rounded upwards if necessary to five decimal places) of the rates respectively quoted to the Bank by each of the Reference Banks at the request of the Bank (or, if not all the Reference Banks provide a quotation when requested, the arithmetic mean of the rates which are quoted) as such Reference Banks' offered rates for deposits of Sterling in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Inter-bank Market at or about on the first day of such period; or

       (iii) if on such date no such rate can be ascertained pursuant to either paragraph (i) or paragraph (ii) of this definition, LIBOR for such period shall be the rate, determined by the Lessor at which the Bank would be able to obtain deposits of Sterling in an amount approximately equal to the amount in respect of which LIBOR is to be determined, from whatever source it may reasonably select for a period equivalent to such period at or about
              11.00 a.m. (London time) on the first day of such period;

       provided that for any Instalment Date, in relation to any part of the Lease Capital Outstanding representing the Lessor's funding of an Instalment or any of the Lessor's Expenses, LIBOR shall be such rate as shall be certified by the Lessor to the Lessee as the rate at which the Lessee actually obtains funds in respect of such part of the Lease Capital Outstanding;

       "Lien" has the meaning given to such term in the Guarantee;

       "LLA Event" means the occurrence of circumstances where Part II, Chapter IVA (long life assets) of CAA 1990 applies or will apply to the Vessel;

       "Losses" shall have the meaning attributed to that term in Clause 24.1(a) and "Loss" shall be construed accordingly;

       "Loss Payable Clause" means the loss payable clause in the form set out in Schedule 6;

       "Mandatory Event" means each of the events set out in Clause 21.2.2;

       "Manuals and Technical Records" means all such books, records, logs, manuals, handbooks, technical data, plans, drawings and other materials and documents required to be kept in compliance with any Applicable Laws or the requirements of the Classification Society relating to the Vessel;

       "Margin" means at a particular date the amount shown as at that date in the Latest Cash Flow in the column headed "Margin";

       "Margin Rate" means in respect of any day:-

       (i) where RWB is less than or equal to twenty per cent (20%), the after tax rate of 0.2646 per annum; or

       (ii) where RWB is greater than twenty per cent (20%) the after tax rate of:

              0.2646 + ((A - 20%) x B)

              where A is the RWB on that day, and B is 0.4636;

       "Material Subsidiary" means any Subsidiary (US) of the Guarantor, the gross revenues, profits, assets or liabilities of which represent ten per cent. (10%) or more of the gross revenues, profits, assets or liabilities (respectively) of the Guarantor's Group;

       "Maximum Exposure" for any Relevant Period means the amount of the highest Non-Collateralised Lessee Exposure determined for any date falling in that Relevant Period, as most recently determined in accordance with Clause 22;

       "Member" means a member (other than the Lessor) of the group of companies which the Lessor is for the time being a member, "member" and "group of companies" to have the meaning which they have in the Enactments Relating to Group Relief;

       "month" or "Month" means a period beginning in one calendar month and ending in the next succeeding (or stipulated following) calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Business Day in a calendar month or if there is no numerically corresponding day, it shall end on the last Business Day in such next calendar month and (ii) if such numerically corresponding day is not a Business Day, the period shall end on the preceding Business Day and "months" and "monthly" shall be construed accordingly;

       "Net Proceeds of Sale" shall have the meaning attributed to that term in Clause 20.1.

       "Non-Collateralised Lessee Exposure" for any date means the amount (if any) by which the aggregate of:

       (i) the Termination Payment calculated in accordance with Part 4 of the Financial Schedule for the Adjustment Date for the Relevant Period in which that date falls,

       (ii) all other amounts which would fall due for payment by the Lessee to the Lessor under this Agreement and the other Lease Documents if the leasing of the Vessel under this Agreement were to terminate on such date pursuant to Clause 21.1 (including any amounts which would become payable by the Lessee under Clause 25 and Clause 28.4); and

       (iii) the amount of any Rental which is scheduled to be paid on such Adjustment Date or, as the case may be, minus the amount of any rebate of Rental which is scheduled to occur pursuant to paragraph 3.5 of the Financial Schedule on such Adjustment
              Date

       would exceed the aggregate Value of the Payment Agreements on such next succeeding Adjustment Date discounted at LIBID in respect of the period from such date to the next succeeding Adjustment Date provided that for all purposes of this definition (a) it shall be assumed that on the date for which the calculation is made the Lessor will receive Net Proceeds of Sale equal to the Appraised Value for that date and will make a rebate in accordance with Clause 20.2 and (b) the operation of Clause 22.5.1 (excluded obligations) shall be disregarded;

       "Normal Rent" has the meaning given to that expression in Schedule 12 to the Finance Act 1997;

       "Notice" shall have the meaning attributed to that term in Clause 31.5;

       "Novation Agreement" means the agreement so entitled of even date herewith between the Shipbuilder, the Lessor and GMIDC providing for the novation of the Shipbuilding Contract from GMIDC to the Lessor, and providing for certain amendments to the Shipbuilding Contract to take effect upon such novation;

       "Option Party" means the Initial Sub-Lessee in its capacity as party to the Put-Option Agreement;

       "Original Currency" shall have the meaning attributed to that term in Clause 29.13;

       "Other Currency" shall have the meaning attributed to that term in Clause 29.13;

       "Payment Agreements" means each of the three payment agreements of even date herewith each between one of the Payment Banks, the Lessor, the Lessee and the Guarantor, each relating to the undertaking by the relevant Payment Bank to perform certain payment obligations in connection with this Lease;

      "Payment Banks" means each of Commerzbank A.G., Bank of Nova Scotia and Canadian Imperial Bank of Commerce, each acting through its London branch;

       "Payment Date" shall have the meaning given to that term in the Payment Agreements;

       "Permitted Vessel Lien" means:

       (i)    any Lessor's Vessel Lien;

       (ii) any Vessel Lien for Taxes either not yet assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such Vessel Lien do not involve any reasonable likelihood of the sale, forfeiture or loss of, or of any interest in, the Vessel (or any part thereof);

       (iii) Vessel Liens arising out of claims, judgments or awards against the Lessee or any other member of the Guarantor's Group which are being contested in good faith or which are subject to a pending appeal and for which there shall have been granted a stay of execution pending such appeal and for the payment of which adequate reserves have been provided so long as any such proceedings do not involve any reasonable likelihood of the sale, forfeiture or loss of the Vessel or of any interest therein (or any part thereof);

       (iv) any Vessel Lien for salvage of any amount and any ship repairer's or outfitter's possessory lien for a sum not exceeding five million Dollars ($5,000,000) or the equivalent in any other currency or any lien for general average or for officer's or crew's wages not more than ten (10) Business Days outstanding in the ordinary course of trading so long as such Lien does not involve any reasonable likelihood of the sale, forfeiture or loss of the Vessel or any interest therein (or any part thereof);

       (v) any Vessel Lien created by the Lessor or any other person under and as permitted by any Lease Document;

       (vi) any other Vessel Lien, the creation of which has been expressly permitted in writing by the Lessor; and

       (vii) any Vessel Lien arising by operation of law in the ordinary course of the business of the Lessee in respect of amounts which are not overdue;

       "Pre-Primary Period" means the period from the date of this Agreement up to the Delivery Date;

       "Pre-Primary Period Rent" means each instalment of Rent in the amount (if any) determined pursuant to paragraph 1.1.1 of the Financial Schedule, as adjusted from time to time pursuant to the provisions of the Financial Schedule;

       "Primary Obligor" means the Guarantor, the Lessee and, prior to the Delivery Date, the Option Party (in that capacity) but excluding the Sub-Lessee solely in the capacity of sub-lessee under any Sub-Lease;

       "Primary Period" means the period commencing on the Delivery Date to and including the Primary Period End Date, or such shorter period as may be determined in accordance with the provisions of this Agreement;

       "Primary Period End Date" means the twentieth (20th) anniversary of the Delivery Date;

       "Primary Period Rent" means each instalment of Rent in the amount determined pursuant to paragraph 1.1.2 of the Financial Schedule, as adjusted from time to time pursuant to the provisions of the Financial Schedule;

       "Principles" means the principles described in paragraph 2.2 of Part 2 of the Financial Schedule;

       "Proceeds of Sale" shall have the meaning attributed to that term in Clause 20.1

       "Put-Option Agreement" means the agreement so entitled of even date herewith between the Lessor, the Option Party and the Shipbuilder, providing for the re-novation from the Lessor to the Option Party, in certain circumstances, of the rights and obligations novated to the Lessor under the Novation Agreement;

       "rate of exchange" shall have the meaning attributed to that term in Clause 29.13,

       "Rebate" shall have the meaning attributed to that term in Clause
       25.5(b);

       "Redelivery Location" means a port in the United Kingdom or elsewhere reasonably acceptable to the Lessor and, otherwise than on a redelivery following service of a Termination Notice, agreed by the Lessee;

       "Reference Banks" means the principal London offices of each of Midland Bank PLC, National Westminster Bank Plc, Lloyds Bank Plc and Barclays Bank PLC;

       "Relevant Event" means any Termination Event or any event which, after the giving of notice by the Lessor or lapse of time or both, or the satisfaction of any other condition (or any combination thereof), would constitute a Termination Event;

       "Relevant Member" means any member of the Lessor's Group other than the Lessor;

       "Relevant Period" means:

       (a) (subject to (c) and (d) below) the period of three (3) months commencing on the date the Lessor first pays any amount of Total Cost or, if earlier, Lessor's Expenses;

       (b)    (subject to (c) and (d) below) each succeeding period of three
              (3) months up to but excluding the last day of the Accounting Period of the Lessor preceding the Accounting Period of the Lessor in which the Final Date or, as the case may be, the Revised Final Date falls, or the day before the Termination Payment Date if earlier;

       (c) where there has been a termination, the three month period commencing on the Termination Payment Date and (subject to (d) below) each succeeding period of three months up to but excluding the Final Date or, as the case may be, the Revised Final Date falls;

       (d) if the day before the Anticipated Delivery Date, the Termination Payment Date, the Final Date or the Revised Final Date does not fall on the last day of any complete three month period referred to in (a), (b) or (c) such shorter period as shall exist between the last day of the last such complete period of three months and the last day of the Accounting Period of the Lessor preceding the Accounting Period of the Lessor in which the Final Date, or, as the case may be, the Revised Final Date falls or the day before the Anticipated Delivery Date or the Termination Payment Date (as the case may be) shall constitute a Relevant Period;

              PROVIDED THAT

              (i) if the Lessor incurs any amount in respect of Total Cost on a day which does not fall on the last day of the period referred to in (a) or any period referred to in (b) the period from and including the date on which the Lessor incurs any amount in respect of Total Cost to and including the last day of the then current period referred to in (a) or (b) above shall constitute a Relevant Period for that element only of the Total Cost; and

              (ii) if the Delivery Date does not occur on the Anticipated Delivery Date, the period from the Anticipated Delivery Date to the day before any revised Anticipated Delivery Date shall constitute a Relevant Period (such that this proviso shall apply any number of times until the Delivery Date occurs);

       "Rent" means any or all (as the context requires) of the Pre-Primary Period Rent, the Primary Period Rent, the Secondary Period Rent and any other sum (including any Termination Rent or Termination Payment) payable by the Lessee pursuant to this Agreement which is expressed to be by way of Rent or additional Rent;

       "Rent Limit" shall have the meaning attributed to that term in Clause 22.5.1(a);

       "Rent Payment Date" means any date on which a payment of Pre-Primary Rent, Primary Period Rent or Secondary Period Rent is payable ascertained in accordance with Part 1 of the Financial Schedule;

       "Requisition Compensation" means all sums of money or other compensation from time to time payable in respect of the Compulsory Acquisition of the Vessel;

       "Restricted Amount" means any amount (or any part of any amount) expressed to be payable by any of the Payment Banks under the Payment Agreements in relation to which any one or more of the following apply:

       (a) the obligation to pay such amount (or part) is, or is found or held to be, invalid, illegal or unenforceable under applicable law for any reason whatsoever, except where such invalidity, illegality or unenforceability would not have arisen but for the occurrence of an Insolvency Event in relation to such Payment Bank or any other person; or

       (b) immediate enforcement of the obligation to pay such amount (or part) is denied under applicable law for any reason whatsoever except where such enforcement would not have been denied but for the occurrence of an Insolvency Event in relation to such Payment Bank or any other person;

       (c) the relevant Payment Bank is not required to make payment of such amount (or part) to the Lessor under the relevant Payment Agreement as a result of a requirement to make a deduction or withholding;

       "Revised Cash Flow" means any Cash Flow produced pursuant to paragraph
       3.1 of Part 3 of the Financial Schedule or sub-paragraph 5.2.2 of Part 5 of the Financial Schedule;

       "Revised Final Date" means, in relation to a Revised Termination Cash Flow or a Revised Cash Flow to which paragraph 3.1.4 of Part 3 of the Financial Schedule applies, the date one (1) year following:

       (a) the earliest date upon which, assuming assessments are raised in due time, Corporation Tax would, if there were such profits, be required to be paid in respect of the profits of the Lessor arising in the Accounting Period of the Lessor in which a payment or rebate of Rent becomes payable under paragraph 3.1.4 of
              Part 3 of the Financial Schedule, paragraph 4.5 of Part 4 of the Financial Schedule, as the case may be;

       (b) if more than one payment of Corporation Tax would be so required in respect of such profits the earliest date on which the last such payment would be required;

       "Revised Termination Cash Flow" means any Termination Cash Flow produced pursuant to paragraph 4.5.1 of Part 4 of the Financial Schedule;

       "Risk Asset Weighting" means the weighted average of the counterparty and/or security weightings (expressed as a percentage) attributable from time to time to the transactions and matters contemplated by this Agreement and the other Operative Documents, as determined by the Lessor, and ascertained in accordance with applicable law and with the terms of official directives, regulatory requirements and official requests (whether or not having the force of law and including without limitation the guidance notes to the Capital Adequacy Return BSD 3 or any equivalent return for the time being in use) of the Bank of England, the Financial Services Authority, the European Union or the
       Bank of International Settlements for the time being in force in the United Kingdom;

       "RWB" means the Risk Asset Weighting in respect of that part of the Lessor's net investment in the transaction contemplated by this Agreement and the Lease Documents in respect of (i) that part of the Lessee's potential obligations to the Lessor under the transactions contemplated by the Lease Documents which is payable by the Payment Banks pursuant to the Payment Agreement and (ii) that part of such potential obligations in respect of which the Lessor has recourse to Additional Security;

       "Sale Assumptions" has the meaning given to such expression in paragraph 4.3.3(b) of Part 4 of the Financial Schedule;

       "Safety Inspectors" means the Classification Society or such other person approved by the Lessor appointed from time to time as an independent and competent person for the purpose of verifying compliance by the Vessel with the requirements of this Agreement and the Acquisition Documents;

       "Secondary Period" means each period for which the leasing of the Vessel under this Agreement is extended in accordance with Clause 6.2;

       "Secondary Period Rent" means each instalment of Rent in the amount determined pursuant to paragraph 1.2 of the Financial Schedule;

       "Security Documents" means any documents granting security to the Lessor over or in respect of the Additional Security or giving the Lessor recourse to any Additional Security Provider, including without limitation any agreements, instruments or other documents now or hereafter entered into pursuant to or in connection with any Additional Security;

       "Security Party" means each party to a Lease Document other than the Lessor;

       "Service Contract" means (i) initially the Exxon Contract and subsequently (ii) any extension or renewal of the Exxon Contract and any further or other contract between the Sub-Lessee (or any other member of the Guarantor's Group) and any Service Contractor providing for the Lessee or the Sub-Lessee (or any other such member) to provide services using the Vessel;

       "Service Contractor" means, in relation to the period from the date hereof to the expiry or termination of the Exxon Contract, the Exxon Party, and, in relation to any time thereafter, the person for the time being contracting with the Sub-Lessee or any other member of the Guarantor Group for the provision of services using the Vessel;

       "Settlement Date" means the earlier of:

       (i) the first Business Day which falls after the date which falls ninety (90) days after the Date of Total Loss; and

       (ii) the date on which the Total Loss Proceeds in respect of the Total Loss are received by the Lessor; and

       (iii) where a Termination Event has occurred and is continuing, any date specified as the Settlement Date by notice in writing from the Lessor to the Lessee;

       "Shipbuilder" means Harland and Wolff Shipbuilding and Heavy Industries Ltd., a company organised and existing under the laws applicable to Northern Ireland, whose registered office is at Queen's Island, Belfast, Northern Ireland BT3 9DU;

       "Shipbuilding Contract" means the contract dated 28th March 1998 between the Shipbuilder and GMIDC providing for the construction and sale of the Vessel;

       "Shipping Register" means the official register of ships from time to time in the Flag State;

       "Side Letters" means (a) each of three letter agreements of even date herewith between the Lessor and the Lessee, respectively entitled Excess Tax Losses Side Letter, Indexation Side Letter and Tax Consultation Side Letter, (b) the Fee Letters and (c) the Insurance Side Letter;

       "Sterling" and "Pounds Sterling" and "pounds" means the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling means immediately available, freely transferable cleared funds in Sterling;

       "Sterling Equivalent" means the equivalent in Sterling of an amount in Dollars (or any other relevant currency) determined by reference to the spot rate quoted by the Bank for the purchase of Dollars (or any other relevant currency) with Sterling at 11.00a.m. two (2) Business Days prior to any applicable date of payment under this Agreement;

       "Sub-Lease" means (a) the Initial Sub-Lease and (b) after the termination or expiry of the Initial Sub-Lease, any renewal, replacement or substitute lease agreement relating to the Vessel entered into by the Lessee in compliance with Clause 13 and the other provisions of this Agreement;

       "Sub-Lessee" means, initially, the Initial Sub-Lessee, and, after the termination or expiry of the Initial Sub-Lease, any subsequent sub-lessee of the Vessel complying with the requirements of Clause 13;

       "Sub-Lessee Acknowledgment" means a deed of even date herewith executed by the Sub-Lessee in favour of the Lessor under which the Sub-Lessee acknowledges to the Lessor that its rights in and to the Vessel are subject to and subordinate to the Lessor's rights and interests in and to the Vessel and under this Agreement;

       "Subsidiary (UK)" means any Subsidiary within the meaning of section 736 of the Companies Act 1985 and the expression "Subsidiaries (UK)" shall be construed accordingly;

       "Subsidiary (US)" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Subsidiaries (US), or by the Guarantor and one or more other Subsidiaries (US). For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. A Joint Venture (as defined in the Guarantee) shall not be a Subsidiary
       (US).  The expression "Subsidiaries (US)" shall be construed accordingly;

       "Supervision Agreement" means the agreement so entitled of even date herewith between the Lessor and GMIDC;

       "Surviving Parts" in the event of a Total Loss of the Vessel means those spares and other parts comprising part of the Vessel which survive that Total Loss, whether through being stored ashore or otherwise;

       "Tax" means all present and future taxes, charges, imposts, duties, levies of any kind whatsoever (whether levied by deduction, withholding or otherwise), or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever or any central bank, monetary agency or European Union institution, in each case whether in the United Kingdom or elsewhere, together with any penalties, additions, fines, surcharges or interest relating thereto and "Taxes", "Taxation" and cognate expressions shall be construed accordingly;

       "Tax Date" has the meaning given to that expression in paragraph 2.3.5 of Part 2 of the Financial Schedule;

       "Tax Liability" means in respect of any person:

       (i) any liability or any increase in the liability of that person to make any payment or payments of or in respect of Tax;

       (ii) the loss or setting off against income, profits or gains or against any liability to make a payment or payments of or in respect of Tax of any relief, allowance, deduction or credit ("Relief") which would otherwise have been available to that person; and

       (iii) the loss or setting off against any liability to make a payment or payments of or in respect of Tax of a right to repayment of Tax which would otherwise have been available to that person;

       and in any case falling within (ii) or (iii) above the amount that is to be treated as a Tax Liability shall be determined as follows:

       (a) in a case which falls within (ii) above and where the Relief that was the subject of the loss or setting off was or would have been a deduction from or offset against Tax, the Tax Liability shall be the amount of that Relief;

       (b) in a case which falls within (ii) above and which involves the loss of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains the Tax Liability shall be the amount of Tax which would (on the basis of the Tax rates current at the date of the loss and assuming that the person has sufficient gross income, profits or gains to utilise the Relief) have been saved but for the loss of the Relief;

       (c) in a case which falls within (ii) above and which involves the setting off of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains, the Tax Liability shall be the amount of Tax which has been or will be saved in consequence of the setting off;

       (d) in a case which falls within (iii) above, the Tax Liability shall be the amount of the repayment that would have been obtained but for the loss or setting off.

       For the purposes of this definition any question of whether or not any relief, allowance, deduction, credit or right to repayment of tax has been lost or set off, and if so, the date on which that loss or set-off took place, shall be conclusively determined by the Lessor;

       "Tax Losses" has the meaning given to that expression in paragraph 2.3.6(a) of Part 2 of the Financial Schedule;

       "Technical Records" means all technical data, manuals, log books, records and other materials and documents (kept or to be kept for the Vessel in compliance with any applicable law or regulation of the Flag State or of any regulatory authority, government entity or international body or treaty organisation from time to time) and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement;

       "Termination Assumptions" means the assumptions described in paragraph
       4.3.3 of Part 4 of the Financial Schedule (as corrected, amended or added to from time to time in accordance with the Financial Schedule);

       "Termination Cash Flow" means the Cash Flow produced by the Lessor pursuant to paragraph 4.3.1 of Part 4 of the Financial Schedule;

       "Termination Date" means:

       (a)    the Lease Period End Date; or

       (b) where the leasing of the Vessel to the Lessee or, if Delivery has not occurred, the obligation of the Lessor to lease the Vessel to the Lessee pursuant to this Agreement terminates by virtue of a Total Loss under Clause 10 of this Agreement, the Date of Total Loss; or

       (c) where the leasing of the Vessel to the Lessee, or, if Delivery has not occurred, the obligation of the Lessor to lease the Vessel to the Lessee pursuant to this Agreement automatically terminates upon the termination of the Sub-Lease in accordance with Clause 21.3, the date on which the sub-leasing of the Vessel or, if delivery under the Sub-Lease has not occurred, the obligation of the Sub-Lessee to sub-lease the Vessel pursuant to the Sub-Lease terminates; or

       (d) where the leasing of the Vessel to the Lessee or, if Delivery has not occurred, the obligation of the Lessor to lease the Vessel to the Lessee, pursuant to this Agreement terminates by reason, in either case, of the delivery by the Lessor of a Termination Notice pursuant to Clause 21.4 following the occurrence of any Termination Event, the date of the Termination Notice; or

       (e) where the leasing of the Vessel or, if Delivery has not occurred, the obligation of the Lessor to lease the Vessel to the Lessee pursuant to this Agreement terminates by reason of the voluntary termination of the leasing of the Vessel under this Agreement pursuant to Clause 21.5 of this Agreement, the date upon which the Voluntary Termination Notice expires;

       "Termination Event" means any of the events listed in Clause 21.1 or Clause 21.3;

       "Termination Fee" means the sum calculated in accordance with paragraph 4.4 of Part 4 of the Financial Schedule;

       "Termination Notice" has the meaning attributed to that term in Clause 21.4;

       "Termination Payment" means the sum ascertained in accordance with paragraph 4.2 of Part 4 of the Financial Schedule;

       "Termination Payment Date" means, (i) in the case of a termination pursuant to Clause 10 or Clause 21.3, the Settlement Date and,
       (ii) in any other case, the relevant Termination Date;

       "Termination Principles" means the principles described in paragraph
       4.3.2 of Part 4 of the Financial Schedule;

       "Termination Rent" means an amount calculated in accordance with paragraph 4.3 of the Financial Schedule;

       "Termination Security" at any time, means the aggregate of the security constituted by the potential obligations of the Payment Banks under Clause 5.7 of each Payment Agreement;

       "Termination Shortfall" means, for any date falling within a Calculation Period, the amount (if any) by which the Termination Requirement for that Calculation Period exceeds the aggregate of the Value of all Termination Security for that date;

       "Total Cost" means the aggregate of all capital expenditure expended by the Lessor pursuant to the Shipbuilding Contract and the Novation Agreement (excluding VAT, but including Irrecoverable VAT, thereon);

       "Total Loss" means:

       (a) the actual or constructive or agreed or compromised or arranged total loss of the Vessel; or

       (b)    the Compulsory Acquisition of the Vessel; or

       (c) the hijacking, theft, condemnation, capture, seizure, arrest, detention, forfeiture or confiscation of the Vessel (other than where the same amounts to Compulsory Acquisition of the Vessel), unless the Vessel be released and restored to the Lessee from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within one hundred and eighty (180) days after the occurrence thereof;

       "Total Loss Proceeds" in relation to the Vessel means any compensation or insurance proceeds received by the Lessor in respect of a Total Loss of the Vessel which the Lessor is, as against the payer thereof, unconditionally entitled to retain;

       "Value" means, as calculated at any time in relation to a particular date, the aggregate value of any security then held by the Lessor being:

       (a) in respect of the security constituted by the undertakings of the Payment Banks under the Payment Agreements the sum of:

              (1) the aggregate amount which would (following a demand under Clause 5 of each Payment Agreement) be payable by the Payment Banks on that date under Clause 5.7 of each Payment Agreement, for the avoidance of doubt, after taking account of any reduction in the amount the relevant Payment Bank is required to pay by reason of a requirement to make deduction or withholding less

              (2) any amount which, by virtue of illegality or otherwise (but excluding any illegality or other circumstance which would not have arisen but for the occurrence of an Insolvency Event in relation to that Payment Bank), the relevant Payment Bank is relieved from its obligation to make any payment under the relevant Payment Agreement;

       (b) in respect of any Additional Security constituting Sterling cash deposited at a bank, the amount of Sterling to which the Lessor has direct and unconditional recourse and in respect of which the Lessor has a valid and enforceable perfected first priority security interest;

       (c) in respect of any Additional Security not falling within paragraph (b) above, such value as the Lessor shall allocate acting reasonably;

       "Value Added Tax" or "VAT" means value added tax as provided for in VATA and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereofaand any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same;

       "VATA" means the Value Added Tax Act 1994;

       "Vessel" means the Glomar class 456 ultra-deepwater drillship to be constructed by the Shipbuilder pursuant to the Shipbuilding Contract under hull number 1740 and to be registered on or prior to the Delivery Date in the name of the Lessor under the Panamanian flag under the name "GLOMAR IRISH SEA I" (further details of which are set out in Schedule 2) and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, belongings and appurtenances whether on board or ashore (but excluding consumable stores and provisions, bunkers, diesel fuel and lubricants) which become the property of the Lessor pursuant to the Acquisition Documents and belong to the Lessor as at the Delivery Date or are installed on the Vessel thereafter or which, having been removed therefrom, remain the property of the Lessor together with any and all substitutions therefor and replacements and renewals thereof from time to time made in or to her in accordance with the provisions of this Agreement and, where the context permits, the expression "Vessel" shall:

       (i)    include any part thereof and all Technical Records;

       (ii)   at all times exclude the Excluded Property;

       (iii) at any time prior to Delivery, include all items title to which has passed to the Lessor pursuant to the Shipbuilding Contract and the Novation Agreement; and

       (iv) at all times from and after Delivery, exclude all items to which Clause 9.3 of the Shipbuilding Contract applies;

       "Vessel Lien" means any right of ownership, security, retention of title, right of possession or detention, mortgage, charge, lien, pledge, encumbrance, lease or other bailment, assignment, statutory right in rem, hypothecation, attachment, levy, claim, detention, proceeding or set-off (other than any right of set-off arising in favour of a banker by operation of law) or any agreement or arrangement having the effect of creating a security interest or any other encumbrance or security interest whatsoever, howsoever and wheresoever created or arising;

       "Voluntary Termination Notice" shall have the meaning attributed to that term under Clause 21.5;

       "Writing Down Allowance" shall have the meaning given to it in
       Section 24 CAA 1990.

1.2    Interpretation

       (a) The expression "this Agreement" includes the recital hereto and each schedule as the same may from time to time be amended, supplemented or substituted by agreement of the parties hereto.

       (b)    In this Agreement references to:

              (i) clauses, paragraphs, sub-paragraphs and schedules are, unless otherwise specified, references to clauses, paragraphs, sub-paragraphs of, and schedules to, this Agreement, or the relevant part thereof, as from time to time amended, supplemented or substituted in accordance with the provisions of this Agreement;

              (ii) subject to Clause 1.2(c)(i) any statute or other legislative provision shall, unless otherwise specified, be read to include any statutory or legislative modification or re-enactment thereof, or substitution therefor;

              (iii) any agreement or instrument shall include such agreement or instrument as it may from time to time be extended, amended, supplemented, novated or substituted with the agreement of the parties thereto;

              (iv) "person" shall include any person, company, corporation, firm, partnership, joint venture, association, trust, unincorporated organisation or government or state (including any agency, department or political sub-division thereof) whether having distinct legal personality or not;

              (v) "assignee" or "assignees" of a person shall include any person who has assumed all or some of the rights and/or obligations of the relevant person, whether by assignment, novation or otherwise;

              (vi) reference to any person shall include its successors, permitted assignees and permitted transferees in accordance with their respective interests;

              (vii) the "assets" of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenue (including any right to receive revenues);

              (viii) "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

              (ix) the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

              (x) words importing the plural include the singular and vice versa;

              (xi) a "law" (1) includes any common law, statute, decree, constitution, regulation, order, judgment or directive of any governmental entity; (2) includes any treaty, pact, compact or other agreement to which any government entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof and
                     (4) is a reference to that provision as amended, substituted or re-enacted;

              (xii) the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible; and

              (xiii) the words "including" and "in particular" shall be
                     construed as being by way of illustration or emphasis and shall not limit or prejudice the generality of any foregoing words.

        (c) In the Financial Schedule, references to parts, paragraph and annexes are, unless otherwise stated, references to parts and paragraphs of, and annexes to, the Financial Schedule as from time to time amended, supplemented or substituted, and:

              (i) references to statutory provisions are to statutory provisions as at the date of this Agreement and, to that extent, Clause 1.2(b)(ii) shall not apply to the Financial Schedule;

              (ii) any references to the occurrence of an event shall include a reference to the failure of an assumed event to occur; and

              (iii) any reference to a change of practice shall be a reference to a change of practice as that practice is understood and is or has been experienced by the Lessor's Group and lessors of equivalent standing to the Lessor.

        (d) Clause and other headings are for ease of reference only and shall not affect the interpretation of this Agreement.

1.3    Conflicts

       In the event of any conflict between this Agreement and any of the other Lease Documents to which the Lessor and the Lessee are a party, the provisions of this Agreement shall prevail.

1.4    Determinations

       (a) Any reference to the timing or amount of any payment to be made or received, or assumed to be made or received, by the Lessor or to the making of any determination, calculation or quantification under this Agreement (each a "Determination" and "determine" shall be construed accordingly) shall be construed as a reference to such Determination as determined by the Lessor in accordance with this Agreement.

       (b) If requested in writing by the Lessee, the Lessor shall provide the Lessee with written details (including any relevant calculations) of any Determination made in connection with this Agreement (for the avoidance of doubt Clause 30 (Confidentiality) of this Agreement shall apply to all information disclosed in accordance with this paragraph).

       (c) The Lessor shall be entitled (but not obliged) to make a Determination that any Assumption (including for this purpose any Termination Assumption) is incorrect if in good faith it has reasonable grounds for believing that a change in that Assumption will or is likely to occur, but shall be obliged to make a Determination that a change in that Assumption has occurred as soon as is reasonably practicable after that change has actually occurred.

       (d) The Lessor shall have reasonable grounds for having a belief that a legislative change will or is likely to occur if an official announcement is made by or on behalf of any body mentioned in the definition of Tax (including, for the avoidance of doubt, a statement by the Chancellor of the Exchequer) or other competent authority to that effect, and shall have reasonable grounds for having a belief that any other change will or is likely to occur if it has obtained information from any body mentioned in the definition of Tax (including any challenge or dispute by the Inland Revenue of anything assumed in or contemplated by the Financial Schedule) or other competent authority or professional advice relating to that information or any published announcement, any practice, concession or judicial decision (which shall, in each case, be appropriate to the change in point) from which it appears that a change will or is likely to occur.

       (e)    If the Lessee considers that:

              (i) any Determination of the Lessor is or may not be accurate or correct, the Lessee may, within twenty (20) Houston Business Days of being notified of that Determination, so inform the Lessor by notice in writing, giving its reasons for considering it not to be accurate or correct; or

              (ii) the Lessor ought to have made a Determination but has failed to do so, the Lessee may so inform the Lessor by notice in writing within twenty (20) Houston Business
                     Days of the date the Lessee becomes aware of the alleged omission, giving its written reasons why it considers that a Determination ought to have been made.

       (f) As soon as practicable after a notification under Clause 1.4(e) by the Lessee, if requested in writing by the Lessee, the Lessor and the Lessee shall discuss with each other the Determination in question. If the Lessor and the Lessee cannot agree to the correctness or otherwise of such Determination within a further period of twenty (20) Houston Business Days of the Lessee's notice referred to in Clause 1.4(e) above, then both the Lessee and the Lessor shall be at liberty to pursue any legal action or proceedings;

       (g) If the Lessor agrees that the Determination in question was materially inaccurate or incorrect, then:

              (i) in relation to a Determination in connection with a Cash Flow, a revised Cash Flow shall be prepared in accordance with the Financial Schedule, taking account of the corrected Determination;
                     or

              (ii) in any other case, and subject to any express provision in this Agreement, such necessary adjustments by way of payment between the Lessor and the Lessee shall be made as are required in order to leave the Lessor in the same after-Tax position as that in which it would have been if it had originally made the Determination as corrected.

       (h) The foregoing provisions of this Clause 1.4 shall be without prejudice to the obligations of the Lessee to make payment of Rent or any other payment pursuant to this Agreement on the due date for payment in the amount demanded by the Lessor in accordance with the Lessor's original Determination.

       (i) The Lessor shall be entitled to charge for (and the Lessee shall so pay) for the Costs of Management Time in respect of any matter undertaken or anything done at the request of the Lessee under this Clause 1.4 save and to the extent the Lessor would have undertaken that matter in any event or where the Lessor's Determination is subsequently established to have been incorrect.

2.     REPRESENTATIONS AND WARRANTIES

2.1    Representations and warranties by the Lessee

       The Lessee acknowledges that the Lessor has entered or, as the case may be, shall enter into the Lease Documents to which it is, or is to be, a party in full reliance on representations by the Lessee in the terms set out in Schedule 3 Part 1 and the Lessee warrants to the Lessor that the statements made in Schedule 3 Part 1 are, as at the date of this Agreement, true and accurate.

2.2    Representations and warranties by the Lessor

       The Lessor acknowledges that the Lessee has entered or, as the case may be, shall enter into the Lease Documents to which it is, or is to be, a party in full reliance on representations by the Lessor to the Lessee in the terms set out in Schedule 3 Part 2 and the Lessor warrants to the Lessee that the statements made in Schedule 3 Part 2 are, as at the date of this Agreement, true and accurate.

2.3    Repetition of representations and warranties

       The representations and warranties referred to in Clause 2.1 (excluding those set out in paragraphs (D), (E), (H), (J) and (K) of Part 1 of
       Schedule 3) shall be deemed to be repeated on, and by reference to the facts and circumstances existing at, each Instalment Date and the Delivery Date provided that in respect of each such repetition the words "wholly-owned" shall be treated as being deleted from sub-paragraph (M).

2.4    Survival of representations and warranties

       The representations and warranties referred to in Clauses 2.1 and 2.2 and the rights of the respective parties in respect thereof shall survive the execution and delivery of this Agreement and Delivery.

2.5    Not prejudiced by the Lessor's investigation

       The rights and remedies of the Lessor in relation to any misrepresentation or breach of warranty on the part of the Lessee shall not be prejudiced by any investigation by or on behalf of the Lessor into the affairs of any person (other than the Lessor), by the Lessor being a party to the Lease Documents, by the performance of any of the Lease Documents or by any other act or thing which may be done or omitted to be done by the Lessor under any of the Lease Documents which would or might, but for this Clause 2.5, prejudice such rights and remedies, other than an express written waiver of such rights and remedies by the Lessor.

3.     CONDITIONS PRECEDENT

3.1    Lessor's conditions precedent

       The obligations of the Lessor under this Agreement and the other Lease Documents to which it is a party shall be subject to the prior satisfaction in full, or waiver or deferral in writing by the Lessor to the extent not so satisfied, of the conditions precedent set out in
       Part 1 of Schedule 4.

3.2 Conditions precedent to Lessor's obligations to make payment of any Instalment

       Without prejudice to Clause 3.1, the obligation of the Lessor to make payment of any Instalment pursuant to the terms of the Shipbuilding Contract and the Novation Agreement shall be subject to the prior satisfaction in full, or waiver in writing by the Lessor to the extent not so satisfied, of the conditions precedent set out in
       Part 2 of Schedule 4 in relation to that Instalment.

3.3    Additional conditions precedent to Delivery

       Without prejudice to Clauses 3.1 and 3.2, the obligation of the Lessor to take delivery of the Vessel pursuant to the terms of the Novation Agreement and to deliver the Vessel to the Lessee shall be subject to the prior satisfaction in full, or waiver in writing by the Lessor to the extent not so satisfied, of the conditions precedent set out in Part 3 of Schedule 4 (in addition to those set out in the other Parts of Schedule 4).

3.4    Waiver or deferral of conditions precedent

       If any of the conditions precedent referred to in this Clause 3 are waived or deferred by the Lessor, the Lessor may attach to such waiver or deferral such requirements and further or other conditions as it thinks fit, and the Lessee shall fulfil, or procure fulfilment of, all such requirements or further or other conditions as may be notified by the Lessor to the Lessee, in accordance with the terms of such notification. The Lessor shall be entitled to treat any failure by the Lessee in fulfilling or procuring the fulfilment of any such condition as an immediate Termination Event.

3.5    Date for satisfaction of Conditions Precedent

       If any of the conditions precedent referred to in Clause 3.1 have not been satisfied in full, or waived or deferred by the Lessor pursuant to Clause 3.4 on or before 5.00 p.m. London time on 31st December 1998, all of the obligations of the Lessor under this Lease and the other Lease Documents to which it is a party, and the obligation of the Lessor to lease the Vessel to the Lessee shall, without prejudice to the other provisions of this Agreement (including the accrued rights of either party against the other), lapse.

3.6    No Delivery by 31st December 2000

       If for any reason Delivery shall not have taken place by 11.00 a.m. London time on 31st December 2000 (whether by reason of the non-fulfilment of any of the conditions precedent set out in Clauses 3.2 or 3.3 or otherwise), the Lessor (having consulted with the Lessee for a reasonable period not extending beyond 31st December 2000) shall be entitled to treat such circumstance as a Mandatory Event in accordance with Clause 21.2.

3.7    Lessee's conditions precedent generally

       The obligations of the Lessee under this Agreement shall be subject to the satisfaction or waiver by the Lessee of the conditions precedent set out in Part 4 of Schedule 4. If such conditions have not been satisfied on or before 5.00 p.m. London time on 31st December 1998, the obligations of the Lessee under this Lease, including the obligations of the Lessee to lease the Vessel from the Lessor shall without prejudice to the other provisions of this Agreement (including the accrued rights of either party against the other), lapse.

3.8    Lessee's condition precedent to Delivery

       The obligation of the Lessee to accept delivery of the Vessel shall be subject to the satisfaction or waiver by the Lessee of the conditions precedent set out in Part 5 of Schedule 4.

4.     LEASING AND DELIVERY AND ACCEPTANCE OF EQUIPMENT

4.1    Leasing

       The Lessor agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor, the Vessel on and subject to the terms and conditions herein contained.

4.2    Delivery and Acceptance of the Vessel

4.2.1 Prior to Delivery the Lessor shall have no obligation to effect delivery to the Lessee of any item intended to form part of the Vessel, notwithstanding that title to such item may be vested in the Lessor pursuant to the Shipbuilding Contract and the Novation Agreement.
       At all times prior to Delivery the Shipbuilder shall maintain possession of all such items in accordance with the Shipbuilding Contract and the Lessor shall not have any risk in, or responsibility for, any such item.

4.2.2 As between the Lessor and the Lessee, upon delivery of the Vessel as a whole to the Lessor pursuant to the terms of the Shipbuilding Contract and the Novation Agreement, the Lessor shall become unconditionally bound to deliver the Vessel and the Lessee shall become unconditionally bound to accept delivery thereof under this Agreement. Simultaneously therewith, the Lessee shall deliver to the Lessor a duly executed Acceptance Certificate dated the date of such delivery (provided always that the representative of the Lessee acting for this purpose shall not be the same person as the representative of the Lessee acting as agent of the Lessor under Clause 4.3). Such Acceptance Certificate shall, without further act, constitute irrevocable evidence of delivery of the Vessel to the Lessee hereunder and acceptance thereof for all purposes of this Agreement.

4.3    Lessor's Mortgage

       The Lessor agrees that (i) on the Delivery Date it will execute and deliver the Lessor's Mortgage to the Lessee and (ii) it will from time to time, at the Lessee's request and expense, do and perform such acts and execute and deliver such further instruments as may be reasonably requested by the Lessee in order to register the Lessor's Mortgage with the Shipping Register.

4.4    Lessor's Charged Account

       Not later than the Delivery Date the Lessor shall (i) establish a bank account in the name of the Lessor with Barclays Bank PLC and (ii) execute a charge over such account in favour of the Lessee securing the same obligations as are secured by the Lessor's Mortgage, on terms agreed by the Lessor and the Lessee, each acting reasonably. Following the execution of such charge, all loss payee notices shall be amended so as to direct insurers to pay Total Loss Proceeds into such account.

4.5 If reasonably requested by the Lessee, the Lessor will issue in favour of any Service Contractor a letter on terms to be agreed between the Lessee and the Lessor, each acting reasonably, confirming that for the duration of the relevant Service Contract the Lessor will not interrupt the quiet enjoyment of the Lessee or, as appropriate, the Sub-Lessee for so long as the Lessee is entitled to the use and possession of the Vessel hereunder provided that no such letter shall be expressed to, or operate so as to, restrict or limit the rights, interests, remedies and powers of the Lessor under this Agreement and the other Lease Documents.

4.6    Unincorporated OFE at Delivery

       If at Delivery there exists any Owner Furnished Equipment (as defined in the Shipbuilding Contract) which has not been used in the construction of the Vessel (as contemplated by Clause 9.3 of the Shipbuilding Contract), the Lessee shall notify the Lessor, giving details of the items concerned, and the Lessee will at the request of the Lessor, enter into such documents as the Lessor shall reasonably specify effecting a transfer of title from the Lessor to the Lessee of each such item, without recourse or warranty.

5.     DISCLAIMERS AND EXCLUSIONS, LESSOR'S COVENANTS

5.1    Disclaimers and exclusions

       (a)     The Lessee acknowledges and agrees that:

               (i) THE VESSEL HAS BEEN DESIGNED, MANUFACTURED, ASSEMBLED AND CONSTRUCTED WITHOUT REFERENCE
                     TO OR INVOLVEMENT OF THE LESSOR AND THAT THE
                     LESSEE ALONE HAS SELECTED THE VESSEL FOR
                     PURCHASE BY THE LESSOR PURSUANT TO THE NOVATION AGREEMENT AND LEASING BY THE LESSOR TO THE LESSEE HEREUNDER;

                (ii )THE LESSOR HAS NOT MADE OR GIVEN NOR SHALL BE
                     DEEMED TO HAVE MADE OR GIVEN ANY TERM,
                     CONDITION, REPRESENTATION, WARRANTY OR
                     COVENANT, EXPRESS OR IMPLIED (WHETHER STATUTORY
                     OR OTHERWISE), AS TO THE SEAWORTHINESS,
                     SUITABILITY, CAPACITY, AGE, STATE, VALUE, QUALITY, DURABILITY, CONDITION, APPEARANCE, SAFETY, DESIGN, CONSTRUCTION, OPERATION, PERFORMANCE,
                     DESCRIPTION, MERCHANTABILITY, SATISFACTORY
                     QUALITY, FITNESS FOR USE OR PURPOSE OR ANY
                     PARTICULAR USE OR PURPOSE OR SUITABILITY OF THE VESSEL OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY
                     INFRINGEMENT OF ANY PATENT, TRADEMARK OR
                     COPYRIGHT, AS TO THE ABILITY OF THE VESSEL TO SATISFY THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO, OR
                     AS TO TITLE TO THE VESSEL OR ANY OTHER
                     REPRESENTATION OR WARRANTY WHATSOEVER,
                     EXPRESS OR IMPLIED, WITH RESPECT TO THE VESSEL, ALL OF WHICH ARE HEREBY EXCLUDED; AND

               (iii) THE LESSEE IS TAKING THE VESSEL ON LEASE ON AN "AS
                     IS, WHERE IS, AND WITH ALL FAULTS" BASIS, AND THAT THE LESSEE'S ACCEPTANCE OF DELIVERY FROM THE LESSOR IN ACCORDANCE WITH CLAUSE 4.2 (DELIVERY
                     AND ACCEPTANCE OF VESSEL) SHALL BE CONCLUSIVE EVIDENCE (EXCEPT AS AGAINST THE SHIPBUILDER OR
                     THE MANUFACTURER OF ANY PART OF THE VESSEL)
                     THAT THE VESSEL IS COMPLETE, IN GOOD ORDER AND CONDITION, OF SATISFACTORY QUALITY, FIT FOR ANY PURPOSE FOR WHICH IT MAY BE INTENDED OR REQUIRED, SEAWORTHY IN ALL RESPECTS, WITHOUT DEFECT OR INHERENT VICE WHETHER OR NOT DISCOVERABLE BY
                     THE LESSEE, SUITABLE IN ALL RESPECTS AND IN EVERY WAY SATISFACTORY.

       (b) Save as otherwise expressly and specifically provided by this Agreement or any other Lease Document, the Lessee hereby waives as between itself and the Lessor and agrees not to seek to enforce, all its rights, express or implied (whether statutory or otherwise), whether against the Lessor in respect of the Vessel (or any part thereof) or against the Vessel or any part thereof (except rights arising out of any act or omission of the Lessor which is a breach by the Lessor of its express and specific obligations to the Lessee under this Agreement or any other Lease Document).

       (c) The Lessor shall be under no obligation to provide to the Lessee or to any other person any replacement for the Vessel (or any part thereof) during any period when the Vessel (or any part thereof) is unavailable for use for any reason whatever nor, otherwise to compensate the Lessee in respect of such unavailability for use.

       (d) Save as expressly provided in this Agreement or the other Lease Documents, and without prejudice to the generality of Clauses 5.1
              (a) and 5.1(b) (Disclaimers and exclusions), the Lessor shall be under no liability to the Lessee or any other person whatsoever and howsoever arising, and from whatever cause, and whether in contract, tort or otherwise, in respect of the satisfactory condition or fitness for purpose of the Vessel or any loss (consequential or otherwise), liability or damage of, or to, or in connection with, the Vessel or any part thereof (including delay in delivery thereof to the Lessee under this Agreement, or by the Lessee to the Sub-Lessee under any Sub-Lease, or thereafter or delay of any nature whatsoever) or any person or property whatsoever irrespective of whether such loss, liability or damage shall arise from any action or omission of the Lessor and whether or not the same shall arise from the Lessor's negligence, actual or imputed (other than any action or omission of the Lessor which is a breach by the Lessor of its express and specific obligations to the Lessee under the Lease Documents to which the Lessor is party).

5.2    Lessor's covenants etc.

       (a) The Lessor covenants to the Lessee that throughout the Lease Period the Lessor (other than through the acts or omissions of any party to the Lease Documents (other than the Lessor), or any of such party's agents or representatives, acting as agent or representative of the Lessor) will not, otherwise than pursuant to its rights under any of the Lease Documents or which may exist under any applicable law and except as may be required by law or any ruling or recommendation of any Government Entity compliance with which is customary for the Lessor, interfere with the quiet use, operation, possession and quiet enjoyment of the Vessel by the Lessee. The Lessee acknowledges that the covenant by the Lessor contained in this Clause 5.2(a) and in Clause 5.2(b) is the sole covenant by the Lessor in respect of quiet enjoyment and is in substitution for, and to the exclusion of, any other covenant for quiet enjoyment which may have otherwise been given or implied at law or otherwise, all of which are hereby expressly excluded and waived by the Lessee.

       (b) The Lessor covenants with the Lessee that, subject to the proviso in this Clause 5.2(b), throughout the Lease Period the Lessor shall not create or permit to arise or suffer to exist any Vessel Lien on the Vessel which arises solely from, or solely as a result of:

              (i) any claim against or affecting the Lessor that is not related to, or does not arise directly or indirectly as a result of, the transactions contemplated by this Agreement or any of the other Lease Documents; or

              (ii) any claim for Taxes against the Lessor other than Taxes in respect of which the Lessor is required to be reimbursed, indemnified against or otherwise compensated by the Lessee or by any other person under or pursuant to the Lease Documents;

              (iii) any act or omission of the Lessor (but not of any party to the Lease Documents (other than the Lessor) or any of such party's agents, employees or representatives acting as agent or representatives of the Lessor) constituting a breach by the Lessor of its express and specific obligations under this Agreement or the other Lease Documents; or

              (iv) any act or omission of the Lessor which constitutes the wilful misconduct of the Lessor or recklessness of the Lessor with knowledge of the probable consequences (but in each case excluding any act, omission or recklessness of any party to the Lease Documents (other than the Lessor), or any of such party's agents, employees or representatives, acting as agent or representative of the Lessor),

              PROVIDED THAT if any of (i), (ii), (iii) or (iv) above applies to any Vessel Lien, the Lessor shall not be liable to pay or discharge the same, or the amount of the same or remove the same, if adequate reserves for the payment of such amount have been provided and such Vessel Lien is being disputed by the Lessor in good faith and in a manner effectively staying such Vessel Lien.

5.3    Unfair Contract Terms Act 1977

       Without prejudice to the indemnities of the Lessor by the Lessee contained in any of the Lease Documents, nothing in this Clause 5 shall afford to the Lessor any wider exclusion of any liability of the Lessor to any person for death or personal injury than the Lessor may effectively exclude having regard to the provisions of the Unfair Contract Terms Act 1977.

6.     LEASE PERIOD

6.1    Primary Period

       The leasing of the Vessel hereunder shall commence on the Delivery Date and shall, subject to this Clause 6, continue until the Primary Period End Date unless earlier terminated in accordance with this Agreement.

6.2    Secondary Period

6.2.1 The Lessee may, by written notice to the Lessor to be received by the Lessor no later than one month prior to the date upon which the leasing of the Vessel under this Agreement would otherwise expire by effluxion of time request that the leasing of the Vessel be extended for a Secondary Period (or, as the case may be, a further Secondary Period) of a period specified by the Lessee up to one year, subject to earlier termination under any provision of this Agreement. Any notice once given by the Lessor pursuant to this Clause 6.2 may only be withdrawn with the written consent of the Lessor.

6.2.2  The continuation of the leasing under Clause 6.2.1 shall be subject to:

       (i)    no Termination Event having occurred and being continuing; and

       (ii) the Lessee having satisfied the Lessor (acting reasonably) that the Vessel has not reached and is not likely to reach during the relevant Secondary Period, the end of its useful economic life and is likely to remain, during such Secondary Period, safe and seaworthy.

6.3    Termination by the Lessor

       The Lessee acknowledges that the Lessor will undertake a review of the transaction constituted by this Agreement and the other Lease Documents, (taking into account, but without limitation, the return to the Lessor from such transaction and the business, operations, prospects and creditworthiness of the Guarantor, the Lessee, each Payment Bank (including any proposed replacements) and any other Additional Security Provider). Such review shall be carried out during the period of three months commencing 1st July 2012 and if, following such review, the Lessor shall conclude in its absolute discretion (but acting in good faith) that it is not satisfied with such transaction and such factors taken into account or with the security for the actual and contingent obligations (for these purposes disregarding Clause 22.5.1) of the Lessee provided under the Lease Documents, the Lessor shall be entitled, by notice in writing given not later than 1st September 2012, to require the Lessee to serve a notice of voluntary termination in accordance with Clause 21.5(B), and the Lessee shall comply with any such requirement not later than one month after receipt of the notice from the Lessor.

7.     RENT

7.1    Pre-Primary Period Rental

       If so required by the Lessor as contemplated by paragraph 1.1.1 of the Financial Schedule, the Lessee shall pay to the Lessor a Pre-Primary Period Rent on each Rent Payment Date throughout the Pre-Primary Period, each such Pre-Primary Period Rent to be calculated in accordance with the provisions of the Financial Schedule. Each such amount of Pre-Primary Rent shall be subject to adjustment and supplement in accordance with the provisions of the Financial Schedule.

7.2    Primary Period Rent

       The Lessee shall pay to the Lessor, in respect of the Primary Period, a Primary Period Rent on each Rent Payment Date throughout the Primary Period, each such Primary Period Rent to be calculated in accordance with the provisions of the Financial Schedule. Each such amount of Primary Period Rent shall be subject to adjustment and supplement in accordance with the provisions of the Financial Schedule.

7.3    Secondary Period Rent

       The Lessee shall pay to the Lessor on the first day of each Secondary Period a Secondary Period Rent calculated in accordance with paragraph
       1.2 of the Financial Schedule.

7.4    Additional Rent

       The Lessee shall, on the dates ascertained in accordance with the Financial Schedule (or, if no such date is specified, upon written demand by the Lessor), whether before, during or after the Lease Period, pay all amounts calculated and due to the Lessor under the Financial Schedule and expressed to be payable by way of additional Rent.

8.     PAYMENTS

8.1    Accounts

8.1.1 Each payment to be made by the Lessee to the Lessor in Sterling pursuant to this Agreement shall be made from a bank account in the United
       Kingdom in Sterling in cleared funds for value on the due date by means of CHAPS to the account of Barclays Mercantile Business Finance Limited (General Account no.2) with the Bank at its branch at 54 Lombard Street, London EC3V 9EX, England, account number 60152242, CHAPS number 20-00-00, quoting "Schedule number 52/5050 5371-3" or to such other bank account in the United Kingdom as the Lessor may from time to time designate by not less than ten (10) Houston Business Days' notice to the Lessee. Any payment which is to be made to the Lessor in a currency other than Sterling pursuant to this Agreement shall be made to such account as the Lessor shall notify the Lessee in writing.

8.1.2 Each payment to be made by the Lessor to the Lessee in Sterling pursuant to this Agreement shall be made in Sterling in cleared funds for value on the due date by means of CHAPS to the account of the Lessee with The Chase Manhattan Bank at its London branch, sort code 60-92-42, account number 23106101, or to such other bank account in the United Kingdom as the Lessee may from time to time designate by not less than ten
       (10) Business Days' notice to the Lessor. Any payment which is to be made to the Lessee in a currency other than Sterling pursuant to this Agreement shall be made to such account as the Lessee shall notify the Lessor in writing.

8.2    Payments unconditional

       The Lessee's obligation to pay Rent and make other payments, and perform any obligations, owed to the Lessor pursuant to or in connection with this Agreement or any of the other Lease Documents to which it is a party shall be absolute and unconditional and shall not be affected by and shall be irrespective of any contingency whatsoever including
       (but not limited to):

       (a) any right of set-off, counterclaim, recoupment, defence, deduction, withholding or other right;

       (b) any unavailability of the Vessel for any reason, including, but not limited to, requisition thereof, or any prohibition or interruption of or other restriction against the Lessor's, the Lessee's, the Sub-Lessee's or any other person's use, operation or possession of the Vessel, any interference with such use, operation or possession or failure to deliver any part of the Vessel or any lack or invalidity of title or any other defect in the title, suitability, seaworthiness, satisfactory quality, merchantability, fitness for any purpose, condition, appearance, safety, design, or operation of any kind or nature of the Vessel, or the ineligibility of the Vessel for any particular use or trade, or for want of registration or the absence or withdrawal of any permit, licence, authorisation or other documentation required under the applicable law of any relevant jurisdiction for the ownership, leasing, use, operation or location of the Vessel, or (subject to Clause 10.1(a) (Total
              Loss)) the Total Loss of, or any damage to, the Vessel or any part thereof;

       (c) any insolvency, bankruptcy, winding-up, administration, reorganisation, reconstruction, arrangement, readjustment or rescheduling of debt, dissolution, liquidation or similar proceedings by or against the Lessor, the Bank, the Lessee or any other person (whether a party to any Lease Document or not);

       (d) any invalidity or unenforceability or lack of due authorisation of, or other defect in, this Agreement or any of the other Lease Documents or any particular provision hereof or thereof;

       (e) any failure or delay on the part of any party, whether with or without fault on its part, duly to perform or comply with its obligations under this Agreement or any of the other Lease Documents; and

       (f) any other case which but for this provision would or might have the effect of terminating or in any way affecting any obligation of the Lessee hereunder but without prejudice to the rights of the Lessee to damages or specific performance or any other injunctive relief in respect of this Agreement or any of the other Lease Documents, it being the declared intention of the parties that the provisions of this Clause and the obligations of the Lessee to pay Rent and make other payments in accordance with this Agreement and the other Lease Documents shall survive any frustration and that save as expressly and specifically provided in this Agreement no moneys payable or paid hereunder by the Lessee to the Lessor shall in any event or circumstances be repayable to the Lessee.

8.3    Interest on overdue amounts

       (a) If any amount payable by the Lessee to the Lessor under this Agreement or any of the other Lease Documents is not paid in full on the date such amount becomes due and payable hereunder or thereunder, the Lessor shall (without prejudice to the rights of the Lessor under Clause 21 (Termination Provisions)) be entitled, in addition, to demand interest on the unpaid sum at the Default Rate from and including such date to and including the date of actual payment.

       (b) If any amount payable by the Lessor to the Lessee under this Agreement is not paid in full on the date such amount becomes due and payable hereunder, the Lessee shall be entitled, in addition, to demand interest on the unpaid sum at Base Rate from and including such date to and including the date of actual payment.

       (c) All interest under this Clause 8.3 shall accrue (after as well as before judgment) on a day to day basis and be compounded quarterly and shall be calculated on the basis of the actual number of days elapsed and (i) a three hundred and sixty-five
              (365) day year in relation to Sterling amounts (unless, as a result of the introduction of the Euro, the normal bank basis for interest calculations in Sterling becomes a 360 day year, in which case the calculation shall be on the basis of a 360 day year) and amounts in other currencies where that is the normal bank basis for interest calculations under the relevant currency, or (ii) a three hundred and sixty (360) day year for amounts in other currencies.

8.4    Time of the essence

       Punctual payment of amounts payable by the Lessee to the Lessor and performance by the Lessee of each of its obligations under this Agreement shall, subject to any express periods of grace set out in Clause 21.1 (Termination Events) and save as may be agreed in writing by the Lessor, be of the essence and shall be conditions of this Agreement.

8.5    Business Days

       If any payment of Rent under this Agreement is due on a day which is not a Business Day, it shall, unless expressly provided to the contrary in this Agreement or the relevant other Lease Document, be paid on the immediately preceding Business Day. If any payment other than Rent under this Agreement or any other Lease Document is due on a day which is not a Business Day, it shall, unless expressly provided to the contrary in this Agreement or the relevant other Lease Document, be paid on the succeeding Business Day.

8.6    Application of payments

       If the Lessee shall pay to the Lessor, or the Lessor shall otherwise recover, any amount expressed to be payable by the Lessee under this Agreement or any of the other Lease Documents in an amount less than the total amount then due, or due and outstanding, the sum so paid may be applied by the Lessor (irrespective of any contrary appropriation by the Lessee) in or towards satisfaction of such amounts which are due for payment payable by the Lessee under this Agreement and the other Lease Documents in such manner or order and at such time as the Lessor may think fit.

9.COVENANTS CONCERNING INSURANCES

9.1    Insurances in respect of the Vessel

       The Lessee hereby covenants with the Lessor and undertakes that, throughout the Lease Period and thereafter until sale of the Vessel, it will:

       (a) insure and keep the Vessel insured free of cost and expense to the Lessor and in the joint names of the Lessee, the Lessor and those of the other Indemnified Persons who are involved in the administration of the Lease Documents, without liability on the part of the Lessor and the other Indemnified Persons for premia or calls except, to the extent necessary, in respect of insurances relating to protection and indemnity risks (each as their interests may appear) in respect of claims arising in connection with the ownership or operation of the Vessel:

              (i) against fire and usual marine risks (including Excess Risks to the extent not covered under the Liability Insurances) and war risks, on an agreed value basis in accordance with the practice from time to time of prudent owners of similar types of vessel as the Vessel, provided that the amount of such insurances shall be equal to or greater than the highest Tax Written Down Value for the Vessel for the period of such insurances; and

              (ii) against protection and indemnity risks (including oil pollution liability) on terms and conditions which are the same or substantially the same as the insurance taken out with respect to the same risks by other owners of similar types of vessel as the Vessel operating in the jurisdictions in which the Vessel is operating at the relevant time and which is reasonably available to the Lessee (taking into account the provisions of this Agreement and the fact that although the Lessor is the owner of the Vessel it has no operational interest in the Vessel) and shall be in an amount of two hundred million Dollars ($200,000,000) any one occurrence or such greater amount as is either (x) the general practice from time to time of owners of equivalent tonnage to and similar types of vessel as the Vessel to obtain in the jurisdiction(s) in which the Vessel is being operated at the time when such general practice is being determined (provided such greater amount is reasonably obtainable by the Lessee) or (y) required by any rules, regulations, laws, treaties or conventions of the Flag State from time to time or of the jurisdiction in which the Vessel is being operated at any particular time or (z) following a Change of Law with respect to an Environmental Law in a jurisdiction in which the Vessel is being operated at any particular time, and the Lessor reasonably determining that such a Change of Law has resulted in the actual or potential liability of the Lessor with respect to an Environmental Claim increasing above the Lessor's liability as at the date of this Agreement under the Oil Pollution Act of 1990, as amended, of the United States of America (the "Measured Liability"), the amount of such increase in liability over the Measured Liability or, where the Vessel is employed in the storage of hydrocarbons, for the amount which is the general practice from time to time of owners of similar types of vessels as the Vessel employed in such use in jurisdictions in which the Vessel is being operated at any particular time;

              and in each case the Lessor may rely upon the advice of its legal, insurance and other advisers and the Lessee further agrees that the Lessor shall be deemed to have acted reasonably in connection with any Lessor Action under or in connection with this Clause 9 if the Lessor has relied upon any such advice of its legal, insurance or other advisers;

       (b) if the Lessor requires an increase in the amount insured in respect of oil pollution liability risks in accordance with the provisions of Clause 9.1(a)(ii), the Lessee shall effect such increase within ten (10) Business Days of being notified by the Lessor to effect such increase or, if later, the date upon which such increase is required pursuant to the rules, regulations, laws, treaties or conventions referred to in Clause 9.1(a)(ii)(y) or, as the case may be, the date upon which the Change of Law referred to in Clause 9.1(a)(ii)(z) comes into effect;

       (c) effect the Insurances, including the Liability Insurances aforesaid in Dollars (where appropriate in an equivalent amount at the time of each renewal of the Insurances to the amount required expressed in Sterling) or such other freely transferable and convertible currency acceptable to the Lessor and through the Approved Brokers or such other insurance companies and/or underwriters or by entry of the Vessel with a mutual insurance association or club;

       (d) punctually pay all premiums, calls, contributions or other sums payable in respect of all such Insurances and to produce all relevant receipts or other evidence of payment when so required by the Lessor and, in the event that any premium or call is charged to be levied upon the Lessor, the Lessee shall forthwith reimburse the Lessor with any amount so paid;

       (e) at least ten (10) Business Days (or such shorter period as the Lessor may from time to time agree) before the relevant policies, contracts or entries expire, notify the Lessor of the names of the marine and war risks brokers and/or the war risks or protection and indemnity risks associations and/or underwriters proposed to be employed by the Lessee for the purposes of the renewal of such Insurances and of the amounts in which such Insurances are proposed to be renewed and the risks to be covered and, subject to compliance with the provisions of this Clause 9.1, procure that appropriate instructions for the renewal of such Insurances are given to the Approved Brokers and/or to the approved war risks and protection and indemnity risks associations at least ten (10) days (or such shorter period as the Lessor may from time to time agree) before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity risks associations and/or approved underwriters will at least seven (7) days before such expiry (or within such shorter period as the Lessor may from time to time agree) confirm in writing to the Lessor as and when such renewals have been effected in accordance with the instructions so given;

       (f) if any of the Insurances referred to in Clause 9.1(a)(i) form part of a fleet cover for the Lessee or the Guarantor and any Subsidiaries (US), and such Approved Brokers are or would be entitled to exercise rights of set-off or cancellation in relation to claims under such Insurances relating to the Vessel for non-payment of premiums in respect of other vessels covered by the same Insurances, the Lessee shall use all reasonable endeavours (having regard to the then current market practice including the practice prescribed by the Lloyd's Insurance Brokers' Committee and/or any other professional association of which the Approved Brokers are members) to procure that the Approved Brokers shall undertake to the Lessor:

              (i) not to exercise against the policy or against any claims in respect of the Vessel any Lien or right of set-off for unpaid premiums in respect of vessels other than the Vessel covered under such fleet cover or for unpaid premiums in respect of any other such policies of insurance; and

              (ii) not to cancel the Insurances for the Vessel by reason of the non-payment of premiums for vessels covered by such fleet cover,

              or, in lieu of the undertakings referred to in paragraphs (i) and (ii), shall instruct the Approved Brokers to issue a separate policy of insurance in respect of the Vessel as and when the Lessor may so require;

       (g) promptly arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association in accordance with its rules or the terms of entry of the Vessel;

       (h)    procure:

              (i) that all original slips, cover notes, policies, certificates of entry and other instruments of insurance issued from time to time shall forthwith be deposited with the Approved Brokers in respect of those of the Insurances in respect of the Vessel which are effected through Approved Brokers; and

              (ii) that the interest of the Lessor shall be endorsed on the Insurances referred to in Clause 9.1(a)(i) by noting the interests of the Lessor on the policies and by the endorsement of the relevant Loss Payable Clause on the policies required under Clause 9.1(a)(i) and (ii);

       (i) procure that the Approved Brokers or the insurers and any protection and indemnity or war risks association or the war risks insurers in which the Vessel may from time to time be entered or with whom cover may be placed shall deliver to the Lessor a letter or letters of undertaking in such form as the Lessor may reasonably require having regard to the then current market practice and the practices prescribed by the "International Group" of protection and indemnity associations or successor association or body and/or the Lloyd's Insurance Brokers' Committees and/or any other professional association of which the Approved Brokers are members;

       (j) comply with the terms and conditions of the Insurances, not do, consent to or permit any act or omission which might invalidate or render unenforceable the whole or any part of the Insurances and not (without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe) employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) and within the geographical limits thereof; and

       (k) supply to the Lessor all necessary information, documentation and assistance which may be required by the Lessor from time to time in respect of the Insurances and in connection with making any claim under the Insurances,

       PROVIDED HOWEVER THAT if, in the event of requisition of the Vessel for hire, it is proved to the satisfaction of the Lessor that such requisition is upon terms whereby the requisitioning authority has assumed the responsibility of the Lessee to the Lessor to indemnify or recompense it in respect of or otherwise to make good all losses which would ordinarily be covered by the insurance required to be effected by the Lessee under this Agreement, the Lessee shall be relieved from its insurance obligations under this Agreement in respect of such period of requisition or in the event that the requisitioning authority shall have assumed only a partial responsibility as aforesaid, the insurance obligations of the Lessee under this Agreement shall be modified in such manner and to such extent as the Lessor may approve in its absolute discretion having regard to the insurance provisions contained in this Agreement.

9.2 If, at the time of any renewal of the Insurances, there is, in the opinion of the Lessor acting reasonably:

       (a) any material adverse change in the credit standing or claims payment record of the relevant insurer or war risks or protection and indemnity association; or

       (b) any material adverse change in the terms on which the relevant Insurances are placed; or

       (c) any change affecting the insurance market which may have, or may be likely to have, a material adverse effect on the Insurances in respect of the Vessel,

       then the Lessor may, having consulted with its insurance advisers, stipulate reasonable requirements for the Insurances in the light of such changes. If the Lessor has stipulated such requirements to the Lessee, the Lessor and the Lessee shall (at the cost of the Lessee) respectively cause their insurance advisers to meet to consider the Lessor's requirements and, if such advisers do not agree promptly with respect to such requirements, the matter shall be referred to an appropriate independent insurance adviser agreed by the Lessor and the Lessee. In the absence of agreement as to an appropriate independent insurance adviser, either the Lessor or the Lessee may request the President for the time being of the Law Society to appoint an appropriate independent insurance adviser who shall act as an expert and not as an arbitrator and whose assessment with respect to such requirements shall be final and binding on the Lessor and the Lessee.

       If the insurance advisers of the Lessor and the Lessee agree with respect to such requirements and on the changes required to be effected to the then current insurance requirements or if the independent insurance adviser, appointed by the President of the Law Society, stipulates changes required to be effected to the then current insurance requirements then (a) the Lessee shall, at its own cost, promptly, and in any event within sixty (60) days of such agreement, or as the case may be stipulation, effect or procure that there is effected such requirements and (b) the Lessor shall be entitled, at the Lessee's cost, to effect contingent third party liability insurances for the Lessor and members of the Lessor's Group to cover such requirements.

9.3    Collection of claims

       The Lessee shall do all things necessary and provide all documents, evidence and information to enable the Lessor to collect or recover all moneys which shall at any time become due to the Lessor in respect of the Insurances.

9.4    Application of recoveries

       The Lessee shall apply all sums receivable under the Liability Insurances which are paid to it in accordance with the relevant Loss Payable Clause and Clause 10.5.

9.5    Other insurances and assureds

       The Lessee shall not, without the prior written consent of the Lessor, during the Lease Period take out additional insurances for the Lessee's sole benefit, or permit the Lessee or the Lessor to be named insured in insurances with respect to the Vessel, other than as required under this Agreement, where such additional insurances will or may prejudice the Insurances or recovery thereunder or will exceed the amount permitted by the warranties or other conditions of the Insurances (unless the insurers under the Insurances have consented thereto) and will, upon the Lessor's request, immediately furnish the Lessor with particulars of any such additional insurances (including copies of any cover notes or policies) and of the written consent of the insurers under the Insurances in any case where such consent is necessary. The Lessor acknowledges that the provisions of this Clause 9.5 are without prejudice to the Lessee's right to take out loss of hire insurances in respect of the Vessel in accordance with usual market practice.

9.6    Encumbrances

       The Lessee shall not create or permit to exist any Lien over the Lessee's interest in the Insurances or any Requisition Compensation save as contemplated by this Agreement.

9.7    Broker's report

       On the date of this Agreement and on each date when the Insurances are renewed, the Lessee shall, at its own expense, furnish or cause to be furnished to the Lessor evidence that the Insurances have been placed in accordance with this Clause 9 and are in full force and effect together with an opinion signed by a firm of insurance brokers other than the Approved Brokers stating that the Insurances then in effect are consistent with the requirements for the Insurances under this Agreement and in compliance with the terms of this Clause 9.

9.8    Omission to comply with insurance provisions

       If at any time the Lessee shall fail to comply with:

       (a) any of the provisions of this Clause 9 in relation to or in connection with all or any part of the Liability Insurances and the Vessel; or

       (b) any of the material provisions of this Clause 9 in relation to or in connection with all or any part of the Hull Insurances and the Vessel,

       then the Lessor shall be entitled (at the Lessee's cost and expense), either (i) to procure such insurance or entries in a war risks association and/or protection and indemnity association or associations in accordance with the aforesaid provisions, or (ii) at any time whilst such failure is continuing to require the Vessel to remain in port or, as the case may be, to proceed to and remain in a port designated by the Lessor until such provisions are fully complied with, or both, but without prejudice to the right of the Lessor in any such case to treat such failure as being within Clause 21 (Termination provisions). Rent shall continue to accrue during such time and any expense incurred by the Lessor in relation to or in connection with any of the arrangements described above shall be recoverable from the Lessee on demand.

9.9    Lessor's Insurance

       Any insurance effected by the Lessor which the Lessee is not obliged to effect under this Clause 9 shall not be brought into account in relation to any claim under any indemnity in favour of any Indemnified Person under any of the Lease Documents.

9.10   Pre-Delivery Insurances - Insurance Side Letter

       The Lessee shall comply with the requirements of the Insurance Side
       Letter.

10.    TOTAL LOSS AND DAMAGE

10.1   Total Loss

       In the event of:

       (a) a Total Loss occurring prior to Delivery, the obligation of the Lessor to lease the Vessel to the Lessee shall terminate on the Date of Total Loss; or

       (b) a Total Loss occurring during the Lease Period, the Lease Period shall end on the Date of Total Loss and the obligation of the Lessee to pay Rent (other than any Termination Payment) under Clause 7 (Rent) becoming due on any Rent Payment Date which falls on or after the Date of Total Loss shall cease; and

       the Lessee shall (without prejudice to the obligations of the Lessee pursuant to any provision of this Agreement or the Lease Documents to pay to the Lessor all sums which may become due to the Lessor or be ascertained after the date of Total Loss) pay to the Lessor, as compensation for the Lessor's full financial loss consequent upon such termination, the amounts set out below and on the dates prescribed below for those amounts (but subject always to its application both before and after the date on which such payment is made, to the provisions of the Financial Schedule):

       (i) if (during the Lease Period) on or after the Date of Total Loss but before the Settlement Date there falls a day which, if the leasing of the Vessel had not terminated, would have been a Rent Payment Date, the Lessee shall on that Rent Payment Date pay to the Lessor an amount equal to the Rent which would have become payable had the Total Loss not occurred; and

       (ii) on the Settlement Date, the Lessee shall pay to the Lessor an amount equal to the aggregate of:

              (A)    the Termination Payment calculated for the Settlement Date;

              (B) all instalments of Rent (if any) which have become due prior to the Date of Total Loss and remain unpaid; and

              (C) all other amounts due and payable from the Lessee to the Lessor pursuant to any Lease Document, including, without limitation, any Broken Funding Costs.

10.2   Application of Total Loss Proceeds

       All moneys received by the Lessor from insurers in respect of a Total Loss and all Requisition Compensation received by the Lessor shall be applied by the Lessor as follows:

       (a) firstly, in retention by the Lessor of an amount equal to any expenses, taxes or duties incurred by the Lessor in connection with the collection of such proceeds;

       (b) secondly, in retention by the Lessor of an amount equal to half of one per cent. (0.5%) of the amount by which the Total Loss Proceeds (after deducting the amount referred to in paragraph (a) above) exceed the Termination Payment;

       (c) thirdly, any balance remaining shall be paid to the Lessee by way of rebate of Rent.

10.3   Date of Total Loss

       For the purposes of this Agreement, a Total Loss in respect of the Vessel shall be deemed to have occurred:

       (a) in the case of an actual total loss of the Vessel at noon (London time) on the actual date the Vessel was lost or, if such date is not known, on the date on which the Vessel was last reported;

       (b) in the case of constructive total loss of the Vessel, on the date and at the time notice of abandonment of the Vessel is given to the insurers of the Vessel for the time being (provided a claim for such constructive total loss is admitted by the insurers) or, if the insurers do not admit such a claim, on the date and time at which a constructive total loss is subsequently adjudged by a competent court of law to have occurred;

       (c) in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the Vessel;

       (d) in the case of Compulsory Acquisition, on the date on which the relevant requisition of title or other compulsory acquisition occurs; and

       (e) in the case of hijacking, theft, condemnation, confiscation, capture, detention or seizure of the Vessel (other than where the same amounts to Compulsory Acquisition of the Vessel), upon the expiry of the period of one hundred and eighty (180) days after the date upon which the relevant hijacking, theft, condemnation, confiscation, capture, detention or seizure occurred.

       The date on which a Total Loss shall be deemed pursuant to this Clause
       10.3 to have occurred is referred to as the "Date of Total Loss".

10.4   Damage Claims

       In the event of repairable damage occurring to the Vessel any insurance moneys receivable in respect thereof shall be paid to the Lessee.

10.5   Third party claims

       Any insurance moneys paid under the Liability Insurances shall be paid to the person to whom the liability (or alleged liability) covered by such insurances or entry was incurred or to the person otherwise entitled thereto.

10.6   Insufficient Insurance recovery

       The Lessee acknowledges and agrees that in the event of repairable damage to the Vessel or a liability or alleged liability covered by the Insurances taken out or entries made referred to in Clause 9.1(a) (Insurance undertakings) being incurred or alleged, and if the insurance moneys paid in respect thereof are insufficient to pay the cost or estimated cost of making good or repairing such damage or discharging the liability or alleged liability, the Lessor will have no responsibility to make good or pay the deficiency.

10.7   Notice of abandonment

       For so long as no Relevant Event has occurred which is continuing, the Lessee shall, subject to the prior written consent of the Lessor, be entitled to determine whether or not a case has arisen for the giving of notice of abandonment to abandon the Vessel to the insurers and/or claim a constructive total loss and the Lessee is hereby authorised by the Lessor, following the Lessor's consent as specified above, to give such notice of abandonment if the Lessee so determines. Such consent by the Lessor shall not be unreasonably withheld.

10.8   Further action on part of Lessor

       (a) If the Lessee is, pursuant to Clause 10.7 above, entitled to give a notice of abandonment, the Lessor shall upon the request and at the cost of the Lessee promptly execute such documents as may be required to enable the Lessee to abandon the Vessel to the insurers and/or claim a constructive total loss of the Vessel and, subject to paragraph (c) below, the Lessor shall give the Lessee all reasonable assistance in pursuing the said claim, provided that the Lessor may, (taking into account paragraph
              (b) below) in its absolute discretion, refuse to permit the Lessee or any person claiming through the Lessee to pursue any such claim in the name of the Lessor or any other member of the Lessor's Group.

       (b) The Lessor shall, at the request of the Lessee consult with the Lessee for a period not exceeding thirty (30) days in good faith if the Lessee or any person claiming through the Lessee requests permission to pursue any claim in the name of the Lessor or any other member of the Lessor's Group provided that the Lessor shall be under no obligation and have no liability other than to the extent of its agreement to hold discussions with the Lessee as set out above.

       (c) The Lessee will indemnify the Lessor against all costs and expenses incurred by the Lessor in complying with this Clause
              10.8. Such indemnity will initially be set at an interim maximum of Pounds-Sterling 50,000. The Lessor will notify the Lessee as soon as practicable after the Lessor has incurred costs and expenses of Pounds-Sterling 50,000. The Lessor will have no obligation to take any action which would incur further costs or expenses until all accrued costs and expenses have been paid and a further interim maximum liability is agreed.

10.9   Sale of Vessel following Total Loss

       If the insurers of the Vessel have satisfied or admitted in full their obligations under the Insurances and have expressly waived any rights they may have, or would or might require, in the Vessel, the Lessee, as the agent of the Lessor, shall pursuant to Clause 19.2 (Sale of the Vessel) as soon as practicable after the date of Total Loss of the Vessel endeavour to arrange a sale of the Vessel. Any such sale shall comply with Clause 19 (Re-delivery and sale of the Vessel).

11.    GENERAL COVENANTS AND UNDERTAKINGS OF THE LESSEE

11.1   Notification of Relevant Event

       The Lessee undertakes with the Lessor that, from the date of this Agreement and so long as any moneys are owing to the Lessor (actually or contingently) under this Agreement or any of the other Lease Documents to promptly notify the Lessor of the occurrence of any Relevant Event promptly upon becoming aware thereof.

11.2   Notification of termination of Sub-Lease

       The Lessee undertakes with the Lessor that, from the date of this Agreement and so long as any moneys are owing to the Lessor (actually or contingently) under this Agreement or any of the other Lease Documents to promptly notify the Lessor of the termination of the sub-leasing of the Vessel or the obligation of the Lessee to sub-lease the Vessel pursuant to the Sub-Lease.

11.3   Supply of accounts and financial information

       The Lessee shall provide to the Lessor (or, as the case may be, shall procure that there is provided to the Lessor) such reasonably available financial information relating to the Lessee as the Lessor may reasonably require. In particular the Lessee shall, from the date of this Agreement and so long as any moneys are owing to the Lessor (actually or contingently) under this Agreement or any of the Lease Documents, properly prepare or cause to be properly prepared financial statements for the Lessee in respect of each financial year and, if the same are available, (on the same basis) each half of each financial year and will in each case deliver or cause to be delivered a copy of the same to the Lessor as soon as practicable but in any event not later than one hundred and twenty (120) days after the end of the financial period to which they relate. If the financial statements for the Lessee are not audited, they shall be accompanied by a certificate signed by an officer of the Guarantor addressed to the Lessor stating that, to the best of such person's knowledge and belief, having made due enquiry, such statements represent a true and fair view of the assets, liabilities, profit, loss and financial condition of the Lessee.

11.4   Information concerning the Vessel

       The Lessee undertakes with the Lessor that, from the date of this Agreement and so long as any moneys are owing to the Lessor (actually or contingently) under this Agreement, or any of the other Lease Documents it will promptly furnish the Lessor with all such information as the Lessor may from time to time reasonably request in writing regarding the Vessel, its insurance, condition, maintenance, employment, position and engagements, particulars of all towages and salvages and copies of all charters, leases and other contracts for the employment of the Vessel, or otherwise concerning the Vessel.

11.5   Notification requirements in relation to the Vessel

       The Lessee shall notify the Lessor in writing promptly at the Lessee's cost and expense of:

       (a) any accident to the Vessel involving repairs the cost whereof will or is, in the reasonable opinion of the Lessee, likely to exceed ten per cent. (10%) of the Lessor's Cost or the equivalent in any other currency;

       (b) any occurrence in consequence whereof the Vessel has become or is, in the reasonable opinion of the Lessee, likely to become a Total Loss;

       (c) any requirement made by any insurer or the Classification Society or by any competent authority in relation to the Vessel which is not complied with in accordance with its terms (excluding any requirement in respect of which non-compliance will not adversely affect the Insurances and will not materially adversely affect the operation or safety of the Vessel or the rights and interests of the Lessor);

       (d) any material assistance which has been given to the Vessel which has resulted or may result in a lien for salvage being acquired over the Vessel;

       (e) any failure to pay promptly and regularly the wages and allotments or the insurance and pension contributions (if any) of the crew of the Vessel;

       (f)    the requisition for hire at any time of the Vessel;

       (g) any serious or potentially serious injury to an individual or group of individuals caused by, or in connection with, the Vessel which is likely to give rise to any claim against the Lessor or any other member of the Lessor's Group or to any other claim or claims in an amount exceeding five million Dollars ($5,000,000) in aggregate (or the equivalent in any other currency);

       (h) any damage to property caused by, or in connection with, the Vessel likely to give rise to any claim against the Lessor or any other member of the Lessor's Group or to any other claim in an amount exceeding five million Dollars ($5,000,000) (or the equivalent in any other currency);

       (i)    any event requiring notification under Clause 11.8 or Clause
              13.3; and

       (j) any other event which occurs in connection with the Vessel which in the reasonable opinion of the Lessee affects or might affect the rights of the Lessor or involves or might involve any material loss or liability to or of the Lessor.

11.6   Location of the Vessel

       The Lessee shall, at its own expense, provide to the Lessor such information as the Lessor may reasonably request concerning the position of the Vessel, and in particular the Lessee shall notify the Lessor of any change of location and the identity of the current Service Contractor as soon as practical on each occasion it is proposed to change the jurisdiction(s) of the Vessel's location and, if so requested by the Lessor, the Lessee shall, to the extent possible, give the Lessor notice of the jurisdiction(s) of the proposed location or locations for the forthcoming twelve months.

11.7   Taxes

       (a) The Lessee shall not and shall procure that no other member of the Guarantor's Group shall claim any capital allowances in respect of any expenditure relating to the Vessel incurred or to be incurred by the Lessor or otherwise in respect of the Vessel which would adversely affect the Lessor's claim to capital allowances.

       (b) The Lessee shall pay and discharge from time to time all Taxes and other outgoings whatsoever lawfully imposed on the Vessel or any income therefrom (other than Corporation Tax) attributable to:

              (i) any Rent or Termination Payment actually receivable hereunder; or

              (ii) any other amounts payable to and unconditionally received by the Lessor under this Agreement or pursuant to or in connection with any of the other Lease Documents; or

              (iii) any sales or other proceeds (including, without limitation, insurance moneys) actually received and retained by the Lessor in respect of the Vessel as a result of the use, possession, control and command of the Vessel.

       (c) The Lessee will not use any part of the Vessel or permit any part of the Vessel to be used and shall procure that no part of the Vessel is used during the requisite period (as defined in section 40 CAA 1990) so as to result in the application of any of sections 42, 43, 44, and 46 CAA 1990 and shall immediately notify the Lessor if at any time within such requisite period the Vessel is used for leasing to a non-resident other than permitted leasing, "non-resident" and "permitted leasing" bearing for this purpose the respective meanings set out in section 50 CAA 1990 and the Lessee shall also notify the Lessor of any event or matter which under section 48 CAA 1990 ought to be notified by the Lessor to the Board of the Inland Revenue or any Inspector of Taxes in connection with the Vessel or the leasing thereof and shall promptly furnish when the Lessor may require such information as may properly be required to be so furnished by the Lessor to the Board of the Inland Revenue and Inspector of Taxes regarding the leasing of the Vessel or the use to which it is being put or has been put, in order to enable the Lessor to comply with the provisions of section 48 CAA 1990 or to respond to such a request.

11.8   Environmental Laws

       The Lessee shall comply, or procure compliance with, all requirements of Environmental Law which are applicable to the Vessel insofar as non-compliance therewith could reasonably be expected to give rise to any claim or liability of any description for the Lessor or any other member of the Lessor's Group (including their respective directors, employees and agents) or to any other claim or liability which could reasonably be expected to have a material adverse effect on the financial condition, business or prospects of (i) the Guarantor's Group as a whole or (ii) any Primary Obligor (including, without limitation, obtaining and maintaining in full force and effect all Environmental Permits required from time to time and all requirements relating to manning, submission of oil spill response plans, designation of qualified individuals and establishing financial responsibility) and promptly notify the Lessor of (i) any Environmental Claim which has been made or threatened against the Lessor, the Lessee, the Sub-Lessee or (to the knowledge of the Lessee or the Sub-Lessee) the Service Contractor in relation to or is caused by or is in connection with the Vessel; and (ii) any revocation, suspension, amendment, variation, withdrawal or refusal to grant any Environmental Permit or any requirement relating to the manning, submission of oil response plans, designation of qualified individuals and establishing financial responsibility, which, in the case of either (i) or (ii) above, might reasonably be expected to have a material adverse effect on the interests of the Lessor or on the ability of the Lessee to fulfil its obligations under this Agreement and the other Lease Documents.


12.    OPERATIONAL COVENANTS IN RELATION TO THE VESSEL

12.1   Use of Vessel

       The Lessee shall, subject to the provisions of this Agreement, as between itself and the Lessor, have full and exclusive use, possession, control and command of the Vessel during the Lease Period.

12.2   Design requirements

       The Lessee shall ensure that the Vessel is operated in a proper, and safe manner at all times in accordance with its design requirements and subject to any limitations placed on such operation by that design or any recommendations of any builder or repairer of the Vessel in the manner prescribed by any legislation in force in any applicable jurisdiction.

12.3   Compliance with Laws and regulations

       The Lessee shall not cause nor permit the Vessel to be operated in any manner which is contrary to international law or any other law or regulation that is applicable to the Vessel or any member of the Guarantor's Group relating to the Vessel or to the exploitation or development, or any accumulation, of hydrocarbons and the Lessee shall ensure that the Vessel shall only be utilised in accordance with all safety requirements, codes of practice, guidance notes and the like from time to time in force or issued by any Safety Inspector and in accordance with the terms of all applicable permits and consents including, but not limited to, any such permit or consent from time to time issued by the Classification Society or any other body. The
       Lessee shall ensure that the Vessel is operated in compliance with the ISM Code at all times from the date on which the ISM Code becomes applicable to the Vessel up to the sale of the Vessel by the Lessor, and that at all such times there is a valid Safety Management Certificate and Document of Compliance (in each case as defined in the ISM Code) in effect in relation to the Vessel.

12.4   Operation in accordance with insurance arrangements

       The Lessee will not use the Vessel nor cause nor permit the Vessel to be used or operated in any manner or for any purpose excepted from any insurance policy or policies or certificate or certificates of entry comprising the whole or part of any Insurances, or for the purpose of the storage of any goods of any description excepted from any such insurance policy or policies or certificate or certificates of entry and shall not do or permit to be done anything which could be expected to invalidate any insurance policy or certificate of entry or the Insurances evidenced thereby.

12.5   Alterations

       The Lessee may at any time alter any items of equipment or fit any additional equipment (including Excluded Property) required for the purpose of the operation of the Vessel and may make any alteration to the type or performance characteristics of the Vessel that it considers is necessary or desirable without impairing the safety of operation of the Vessel, provided that:

       (a) if any such alteration or fitting when taken on its own or as a series of changes constitutes a substantial change to the Vessel (measured by value or by physical extent), the Lessee shall promptly notify the Lessor thereof in writing;

       (b) such alterations or additional equipment shall not impair the safety, seaworthiness of the Vessel, prejudice the effectiveness of any of the Insurances or give rise to any contravention of any other provision of this Agreement and, without the prior written consent of the Lessor, they shall not materially reduce the value of the Vessel;

       (c) any additional equipment fitted by the Lessee to the Vessel shall belong to the Lessee, who may remove such additional equipment at any time before the expiration of the Lease Period (subject to the above proviso) or earlier termination of the chartering of the Vessel under this Agreement. The cost of fitting or removing any equipment together with the cost of making good any damage caused by such fitting or removal shall be payable by the Lessee. The Lessee shall notify the Lessor in writing of any alterations to the Vessel and of all equipment that is fitted to the Vessel by the Lessee which, in the Lessee's reasonable opinion, may have a material adverse impact on the market value of the Vessel, within a reasonable period of such alterations being carried out or, as the case may be, the fitting or removal of such additional equipment; and

       (d) any such additional equipment which belongs to any member of the Guarantor's Group which is not removed pursuant to paragraph (c) above prior to the expiration of the Lease Period may be sold or otherwise disposed of by the Lessor (subject to Clause 19.2) without the need for any further act by the Lessee or any other person. Where that additional equipment is in addition to (and not in replacement of) the equipment forming part of the Vessel as at the Delivery Date, a sum equal to the proceeds of sale or other disposal of such additional equipment which has been sold or disposed of by the Lessor shall, subject to Clause 28, be paid to the Lessee as soon as practicable after the completion of such sale or other disposal.

       The cost of fitting or removing any such additional equipment together with the cost of making good any damage caused by such fitting or removal shall be payable by the Lessee. The Lessee shall notify the Lessor in writing of any material alterations to the Vessel and shall provide details of all that is fitted to or removed from the Vessel by the Lessee which, in the Lessee's reasonable opinion, may have a material adverse impact on the market value of the Vessel, within a reasonable period of such alterations being carried out, or the fitting or removal of such additional equipment.

12.6   Manning

       The Lessee shall be responsible for providing or procuring that there be provided the officers and crew (together the "Crew") on board the Vessel who shall remain the employees of the Lessee or the Sub-Lessee, or such other person as the Lessee shall engage to provide crewing services for the Vessel. The Crew shall be responsible for the manning and operation of the Vessel on behalf of the Lessee or, as the case may be, the Sub-Lessee and, as between the Lessor and the Lessee, at the risk of the Lessee.

12.7   Expenses incidental to use and operation

       The Lessee shall, subject to the provisions of this Agreement, be responsible for all expenses, charges and penalties of every kind whatsoever incidental to the use and operation of the Vessel during the Lease Period and shall ensure that the Vessel is kept and maintained in accordance with any law, regulation, consent or other requirement from time to time applicable to the Vessel.

12.8   Maintenance and repair

       The Lessee shall, or shall procure that the Sub-Lessee shall, throughout the Lease Period and thereafter until sale of the Vessel:

       (a) at no expense to the Lessor, maintain the Vessel (and each part thereof) in a good state of repair (fair wear and tear excepted), in efficient and safe operating condition, and in accordance with the Lessee's maintenance schedule and practice from time to time and shall keep the Vessel with the Classification with the Classification Society in force at all times free of notations, recommendations and reservations (other than where compliance with the terms of the relevant notation, recommendation or reservation is not overdue) affecting class and the Lessee shall ensure that the Vessel complies at all times with all applicable requirements recommendations and reservations of the Classification Society (whether resulting from a survey of the Vessel or not), the insurers and any applicable law, regulations and requirements applicable to equipment of a type similar to the Vessel in force at all times and shall forward to the Lessor on request subject to availability, copies of all certificates as may be required for the proper use and operation of the Vessel for the time being;

       (b) procure all repairs to or replacement of any badly worn, damaged, broken or lost parts or equipment to be effected promptly and in such manner (with regard to both workmanship and quality of materials) as not to reduce materially the value of the Vessel without the prior written consent of the Lessor and the Lessee shall be responsible for all costs and expenses so incurred; and

       (c) procure that (to the extent reasonably practicable) title to all replacement parts or equipment attached to or installed on the Vessel under Clause 12.8(b) shall vest (by such delivery) in the Lessor (and the Lessee shall, at its cost and expense procure that any necessary action is taken to ensure that such vesting is effective).

12.9   Obstruction

       The Lessee shall, or shall procure that the Sub-Lessee shall, throughout the Lease Period and thereafter until sale of the Vessel, pay all charges and expenses of every kind and nature whatsoever incidental to the use and operation of the Vessel under this Agreement and, if the Vessel or any part thereof becomes a wreck or an obstruction to navigation, any costs and expenses arising which may be incurred by or made or asserted against the Lessor in connection with or as a consequence of the removal or destruction of the wreck or obstruction, provided that the Lessee shall have the right to contest in good faith any such charge or expense (and no person employed to control or operate the Vessel shall be deemed to be a servant of the Lessor for any purpose whatsoever) and to this end the Lessor shall upon receipt of the written request from the Lessee not unreasonably refuse to lend to the Lessee, at the Lessee's expense, all necessary assistance in connection with any litigation, arbitration or other administrative proceedings to which the Lessee may be a party or in which the Lessee may be otherwise involved in connection with the contest of the validity or amount of such charge or expense provided that no Primary Obligor shall be permitted to use the Lessor's name in any such litigation, arbitration or other administrative proceedings unless the Lessor has given its express prior written consent.

12.10  Storage and Transport of Hydrocarbons

       The Lessee shall procure that, unless the Lessee has given the Lessor prior written notice and complied with any change in the Insurances reasonably required by the Lessor taking into account the prudent practice of owners of vessels of equivalent type and pattern of use to the Vessel, the Vessel shall not transport hydrocarbons or similar substances and the Vessel shall not store hydrocarbons or similar substances unless the requirements of Clause 9 have been complied with in all respects.

12.11  Safety and operation

       The Lessee shall, or shall procure that the Sub-Lessee shall, take such steps as are reasonably practicable to ensure that the Vessel and all constituent parts thereof will be safe and without risk to health when in use and that the Vessel is not operated beyond its specified or recommended limits or capacity. To this end and without prejudice to the generality of the foregoing the Lessee shall ensure that any defects in the Vessel which could be or cause a danger to safety and a risk to health are repaired and made good so far as is reasonably practicable in accordance with the Lessee's normal practices. For this purpose the Lessee shall cause the Vessel to be inspected regularly and its various systems tested provided that such inspection and testing will only be carried out in accordance with and at the interval specified in the Lessee's maintenance schedule for the Vessel or otherwise at times and in such manner as a prudent operator of vessels of a similar type to the Vessel and engaged in a similar trade would normally expect to carry out such inspection and testing. The Lessee shall also take all reasonable steps to ensure that appropriate safety measures are adopted and all provisions of all applicable laws, codes and regulations relating to the Vessel are complied with and the Lessee shall ensure or procure where required by any applicable law that at all times from the date on which the ISM Code becomes applicable to the Vessel the Vessel is subject to a Safety Management System which complies in all respects with the ISM Code and has a valid Safety Management Certificate and that there is a valid Document of Compliance which is applicable to the Vessel.

12.12  Operational control

       The Lessor acknowledges that, as between itself and the Lessee, the Lessee (or, where the Vessel is subject to any Sub-Lease, the Sub-Lessee) shall have the full operational control of the Vessel throughout the Lease Period and any Extension Period, but without prejudice to the operation or enforcement of the covenants of the Lessee set out in this Agreement or to the right of the Lessor following the delivery by it of a Termination Notice to repossess the Vessel in accordance with Clause 19.1.

12.13  Consents

       The Lessee shall procure that at all times during the Lease Period there are maintained in full force and effect all relevant authorisations (governmental and otherwise) and will promptly obtain any further authorisation in each case which are or may become necessary for the operational use of the Vessel or the performance by the Primary Obligors of their respective obligations to the Lessor under this Agreement and the other Lease Documents.

12.14  Good practice

       The Lessee shall ensure that in all respects the Vessel will be operated and maintained to comply in all material respects with all applicable laws in accordance with good oil field and marine practice.

12.15  Arrest and detention

       If the Vessel is at any time during the Lease Period:

       (a) arrested, seized, taken into custody or otherwise detained by any court or other tribunal or by any Government Entity (other than by a Compulsory Acquisition or any requisition for hire or by reason of a Lessor's Vessel Lien); or

       (b) subjected to distress or other legal proceedings by reason of any process, claim, the exercise of any rights conferred by a Vessel Lien or by any other action whatsoever (other than by reason of a Lessor's Vessel Lien), the Lessee shall procure the release of the Vessel from such arrest, seizure, detention, distress or proceedings not later than 30 days after receiving notice thereof by providing bail or otherwise as the circumstances may require. The Lessor acknowledges and accepts that the Lessee shall, unless and until a Relevant Event shall have occurred which is continuing, have the sole right to contest any litigation, arbitration or administrative proceedings in respect of the foregoing and the Lessor shall, upon receipt of the written request from the Lessee and being secured to the Lessor's satisfaction against its costs and expenses of so doing, not unreasonably refuse to render all necessary assistance as the Lessee may reasonably require in connection therewith, provided that the Lessor's name may not be used in any manner in any such litigation, arbitration or other proceedings unless the Lessor has given its express prior written consent.

12.16  Registration

       (a) The Lessee shall not do and shall procure that no other member of the Guarantor's Group shall do anything or permit anything to be done whereby the registration of the Vessel in the Shipping Register under the laws of the Flag State may be forfeited or imperilled.

       (b) The Lessee shall comply with and procure the compliance with the provisions of all applicable laws and regulations necessary to maintain the registration of the Vessel in the Shipping Register in the Flag State.

       (c) The Lessee shall be entitled to implement a change of the registration of the Vessel subject to the prior written consent of the Lessor, such consent not to be unreasonably withheld provided that no such change may be permitted which could reasonably be expected to give rise to a breach of Clause 11.7(c). The Lessor agrees from time to time, at the Lessee's expense, to do and perform such acts and execute and deliver such instruments as may be reasonably requested by the Lessee in order to implement any such change.

       (d) Not later than six (6) months after the Delivery Date the Lessee shall deliver to the Lessor a certified extract in the English language from the register of the Flag State, evidencing the definitive registration of the Vessel.

12.17  Notice of lease

       (a) The Lessee shall place and keep or procure that there is placed and kept prominently displayed in the control room of the Vessel throughout the Lease Period a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space of not less than six (6) inches wide by nine
              (9) inches high, substantially reading as follows:

              "NOTICE OF LEASE"

              "This Vessel is the property of BMBF (NO.12) Limited (the "Lessor") and is subject to a head lease granted by the Lessor in favour of Global Marine International Drilling Corporation (the "Lessee "). This Vessel is subject to a sub-lease granted by GMIDC in favour of Global Marine U.K. Limited (the "Sub-Lessee").

              Neither the Lessee, the Sub-Lessee, nor any charterer, service contractor, manager, nor any servant or agent of any thereof have any authority whatsoever to contract on behalf of the Lessor or to pledge the credit of the Lessor or the involvement of the Lessor in any liability whatsoever and none of the Lessee, the Sub-Lessee, the Contractor, any manager of this vessel and any other person has any right, power or authority to create, incur or permit to be imposed upon this vessel any lien whatsoever except for general average, crew's wages or salvage."

              The Lessee undertakes that it shall not place or permit to be placed in or on the Vessel any other notice dealing with the rights of any person without the prior written consent of the Lessor.

       (b) The Lessee undertakes to procure that the notice specified in Clause 12.17(a) is not removed or covered up.

       (c) The Lessee shall, or shall procure that the Sub-Lessee shall, throughout the Lease Period and thereafter until sale of the Vessel, carry a true and complete copy of this Agreement with the Vessel's papers and on demand exhibit the same to any person having business with the Vessel which might reasonably be considered to give rise to any Vessel Lien other than any Permitted Vessel Lien.

12.18  Service Contractor's Oil Pollution Indemnity

       (a)    The Lessee shall ensure that:

              (i) the party (the "Exxon Party") entering into the Exxon Contract with the Sub-Lessee shall be a member of the Exxon group of companies;

              (ii) not later than the Delivery Date, the Lessor shall have received:

                     (A) an original of the Exxon Contract, duly executed by the Exxon Party and the Sub-Lessee (or a certified copy thereof if the confirmation relating to certified copies is given as referred to in sub-paragraph (ii)(B) below),

                     (B) a legal opinion from Watson, Farley & Williams, New York counsel, addressed to the Lessor, dated the Delivery Date, confirming that, under the laws of Texas and the federal laws of the USA, the pollution indemnity referred to in paragraph
                            (A) above may be directly enforced against the Exxon Party by the Lessor and each Indemnified Person in all respects in the same manner as if the Lessor or such Indemnified Person were itself a party to such contract (including confirmation that such direct enforcement may be effected on the basis of a certified copy of the Exxon Contract without the need for an original thereof).

       (b) The Lessee shall use all reasonable efforts and endeavours to (i) ensure that the Exxon Contract contains a pollution indemnity in substantially the form set out in Schedule 7 and on the same terms as that given to the Sub-Lessee and (ii) procure that the Lessor (on behalf of itself and each of the Indemnified
              Persons) receives from each subsequent Service Contractor the benefit of an indemnity or indemnities with respect to oil pollution in same form as the Lessor is entitled to receive under the foregoing provisions from the Exxon Party.

       (c) The Lessee shall provide to the Lessor on or shortly prior to, or, if in the Lessee's reasonable opinion that is impractical, as soon as practical after, the Sub-Lessee entering into a Service Contract (other than with the Initial Service Contractor) a certificate executed by a duly authorised officer of the Lessee, certifying that:

              (i) the Sub-Lessee or, if applicable and subject to the terms of this Agreement, the Lessee is about to enter into or, as the case may be, has entered into a Service Contract; and

              (ii) either (A) an original and complete counterpart of such Service Contract is attached, and the same contains an indemnity or indemnities with respect to oil pollution for the benefit of the Indemnified Persons (either expressly or by an indemnity or indemnities in favour of a class of persons within which the Indemnified Persons fall) by operation of the third party beneficiary doctrine under the law governing the Service Contract and that such indemnity is in the same terms as the indemnity given in favour of the Sub-Lessee or (B) that the Lessee complied with its obligations under sub-paragraph (b) above but that the relevant Service Contractor nonetheless refused to issue any such indemnity or indemnities.

              Where (ii)(A) applies, such certificate shall be accompanied by an original counterpart of the entire Service Contract referred to (or by a certified copy thereof if the confirmation relating to certified copies is provided as referred to in Clause 12.18(a)(ii)(B) above).

       (d) Not less than two months prior to the expiry of the Exxon Contract, and as soon as practicable upon any earlier termination of the Exxon Contract, the Lessee shall notify the Lessor of such termination or expiry.

12.19  Inspection

12.19.1Without imposing or implying any obligation on the Lessor, the Lessor may inspect, and may instruct an agent on its behalf, at any reasonable time upon reasonable notice, to inspect the Vessel.

12.19.2The costs of such inspection shall be borne by:

       (a) the Lessor if, at the time of the inspection, no Relevant Event has occurred which is continuing and such inspection reveals that all provisions of this Agreement with regard to the operation and maintenance of the Vessel are being substantially complied with; and

       (b)    the Lessee in each other case.

12.19.3Provided no Relevant Event has occurred which is continuing, the Lessor agrees that no such inspection shall interfere with the operation, maintenance or repair of the Vessel. No more than one inspection shall take place in any period of 12 months unless the Lessor has grounds for believing that any of the requirements of this Lease are not being complied with in all respects.

12.19.4The Lessor also agrees that it or its agent shall comply with all safety, fire and operational regulations and instructions which may be given on the occasion of any inspection.

13.    SUB-LEASING AND SERVICE CONTRACTS

13.1 The Lessee shall procure that the Vessel is not, without the prior written consent of the Lessor, sub-leased or chartered to any person other than to the Sub-Lessee on the terms of the Initial Sub-Lease or in accordance with Clause 13.2 and, without limiting the foregoing, such terms shall provide that the Initial Sub-Lease shall automatically terminate on the date on which the Lessee is required to redeliver the Vessel under Clause 19. The Lessee shall procure that there is no further sub-leasing or parting with possession of the Vessel by the Sub-Lessee and that at all times during the Lease Period the Vessel is under the management and control of the Sub-Lessee.

13.2 The Lessee may not sub-lease, charter or otherwise part with possession of the Vessel except under the Initial Sub-Lease or otherwise in accordance with each of the following requirements:

       (i) the sub-lessee must be, and at all times during the period of the sub-lease remain, either (a) a member of the Guarantor's Group or
             (b) another party which has been consented to in writing by the Lessor for these purposes. The Lessee acknowledges that if during the term of any sub-lease the condition set out in this paragraph (i) shall cease to be fulfilled, such failure shall constitute a Mandatory Termination Event in accordance with Clause 21.2;

       (ii) the rights of the sub-lessee under the sub-lease must be effectively subject and subordinate to the rights and interests of the Lessor in the Vessel and under this Agreement, and the sub-lease must provide that the leasing of the Vessel thereunder shall automatically terminate upon the date the Lessee is required to redeliver the Vessel to the Lessor under Clause 19;

       (iii) the sub-lessee must provide the Lessor directly with a written acknowledgement of the matters referred to in paragraph (ii) above and an undertaking to redeliver the Vessel to the Lessor as contemplated in paragraph (ii) above upon any termination of the Lease Period whilst the Vessel is subject to the sub-lease, without exercising any Vessel Lien over any part of the Vessel;

       (iv) no sub-leasing shall be permitted which results in a contravention of Clause 11.7(c);

       (v) any sub-lease must be on terms which are not inconsistent with the terms of this Agreement and do not adversely affect the rights of the Lessor hereunder or in relation to the Vessel, and shall not permit further sub-sub-leasing.

13.3 In the event that any Sub-Lessee performs any act to be performed by the Lessee hereunder which, if it had been performed by the Lessee, it would fully satisfy an obligation of the Lessee to the Lessor hereunder, such obligation of the Lessee shall be deemed satisfied as between the Lessor and the Lessee to the extent so performed by such Sub-Lessee.

14.    BENEFIT OF THIRD PARTY OBLIGATIONS

14.1 The Lessor agrees that, at the request and expense of the Lessee, it will enter into from time to time an instrument or instruments of assignment in favour of the Lessee (in such form as the Lessee may reasonably specify) under which it will assign to the Lessee all or any of (i) all the Lessor's right, title and interest in and to all warranties and indemnities given by the Builder (whether in relation to the OFE (as defined in the Novation Agreement) or any other part of the Vessel) to the extent that the same are then vested in the Lessor and are capable of assignment, each OFE Supplier and each other manufacturer, repairer or supplier of any part of the Vessel, and (ii) all right, title and interest in and to all other claims and rights or action whatsoever of the Lessor against the Builder under the Shipbuilding Contract, each OFE Supplier and all guarantees, letters of credit and other security for the Builder's, each OFE Supplier's and each other manufacturer's, repairer's or supplier's obligations to the extent that the same have been vested in the Lessor by the Shipbuilding Contract or otherwise and are capable or assignment.

14.2 The Lessor will from time to time, at the request and expense of the Lessee, give notice of any of such assignment to all relevant parties, each such notice to be in such form as the Lessee may reasonably specify.

14.3 The Lessor shall, at the request and expense of the Lessee, and subject to the Lessor being indemnified and secured to its satisfaction against all potential costs and expenses to be incurred, take all such actions as the Lessee may reasonably require in order to give full effect to any such assignment. The Lessee shall be entitled to take action in the Lessor's name in relation to any disputes with the Builder, but not otherwise, subject to Clause 24.4, and such entitlement shall be subject to the following matters:

       (i) the Lessee shall keep the Lessor fully informed as to the conduct of such disputes and shall give timely notice to the lessor of any meetings with Counsel or with the Builder or any attendance at court, and the Lessor shall be entitled to attend any such meetings;

       (ii) the Lessee shall have due regard to the Lessor's wishes in relation to the conduct of such dispute in relation to the interest of the lessor and each member of the Lessor Group in preserving the Lessor's and the Lessor Group's reputation as financial institutions and their respective business interests and customer relationships; and

       (iii) notwithstanding the above, the Lessor may at any time notify the Lessee that the Lessor is of the opinion that the continuance of such dispute in the name of the Lessor is contrary to the Lessor's or any member of the Lessor Group's reputation as financial institutions or the business interests or customer relations of any of them. A certificate signed by a director of the Lessor shall be conclusive as to the correctness of such opinion. If the Lessor so notifies the Lessee, the Lessee shall forthwith cease to be entitled to conduct such dispute in the name of the Lessor.

15.    RISK

       Throughout the Lease Period and until redelivery of the Vessel in accordance with Clause 19.1 (Re-delivery of the Vessel), the Vessel shall be in every respect at the risk of the Lessee. The Lessee shall bear all risks howsoever arising whether of navigation of the Vessel or the operation or maintenance of the Vessel (or any part thereof) or otherwise. The Lessee agrees that the Lessor shall not be liable for any liability, claim, loss, damage or expense of any kind or nature caused directly or indirectly by the Vessel or any part thereof or any inadequacy thereof for any purpose or any deficiency or defect therein or the use or performance thereof or any repairs or servicing thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business or other consequential damage or any damage whatsoever and howsoever caused or any other matter which but for this provision might operate to frustrate this Agreement, save for direct losses and expenses suffered or incurred by the Lessee (including any losses and expense against which the Lessee is obliged to indemnify any third party irrespective of any limit on the right of recourse by that third party to the Lessee or its assets) which result solely from a breach by the Lessor of its express and specific obligations under the Lease Documents to which it is party.

16.    REQUISITION FOR HIRE

16.1 If the Vessel is requisitioned for hire by any Government Entity during the Lease Period, then subject to Clause 10 and to any other provision for early termination of the leasing of the Vessel (pursuant to a Mandatory Termination Event or otherwise), the leasing of the Vessel shall continue in full force and effect for the remainder of the Lease Period and the Lessee shall remain fully responsible for the due compliance with all its obligations under this Agreement other than in respect of provisions which the Lessee is precluded from performing as a result of such requisition.

16.2 The Lessee shall during the Lease Period be entitled to all requisition hire paid to the Lessor or to the Lessee by such Government Entity or other competent authority on account of such requisition in respect of the Vessel. Following the expiration or earlier termination of the Lease Period, the Lessee shall pay to the Lessor forthwith upon receipt of all requisition hire in respect of the Vessel received by it which relates to any period after the end of the Lease Period and until such payment shall hold such moneys received by it on trust for the Lessor.

16.3 The Lessee shall be under no liability to the Lessor in respect of any change in the structure, state and condition of the Vessel in so far as such change is due to the manner in which the Vessel has been used or treated or to the events that have occurred during the period of requisition. Nonetheless the Lessee shall ensure that any compensation payable by the requisitioning authority in respect of such change shall, unless the Lessor otherwise agrees in writing:

       (a) if relating to any period after the end of the Lease Period be paid to the Lessor and until payment be held on trust for the Lessor; and

       (b)    otherwise be retained by the Lessee,

       and, in each such case, applied in accordance with Clause 16.4 or Clause 16.5 (as applicable).

16.4 Any such compensation as is referred to in Clause 16.3 which relates to any period prior to the end of the Lease Period shall be applied:

       (a) if received and permitted to be retained by the Lessee pursuant to Clause 16.3, by the Lessee as it thinks fit;

       (b)    if received by the Lessor, by the Lessor in payment to the Lessee.

16.5 Any such compensation as is referred to in Clause 16.3 which relates to any period after the end of the Lease Period shall, be applied:

       (a) first in reimbursement of the Lessee or, as the case may be, in direct payment, for any survey costs incurred in connection with any re-delivery survey required by the Lessor pursuant to Clause
              19.1 (re-delivery of the Vessel);

       (b) secondly by the Lessor in reimbursement of the Lessee of any amounts expended by the Lessee in or towards restoring the Vessel (so far as is possible) to the condition which it was required to be in hereunder at the time the requisition took place or, as the case may be, in making direct payment to any relevant shipyard or other repairer or supplier; or

       (c) thirdly provided that the Vessel has at such time (so far as is possible) been restored to the condition which it was required to be in hereunder at the time the requisition took place, in retention by the Lessor of any surplus until the completion of sale of the Vessel at which time such surplus shall be aggregated with the moneys received from the purchaser of the Vessel and shall form part of the Proceeds of Sale.

16.6 In the event that the Vessel shall at the end of the Lease Period for any reason whatsoever be under requisition for hire the provisions of this Agreement in respect of re-delivery and sale of the Vessel shall unless the Lessor otherwise agrees in writing apply at the end of the period of requisition for hire regardless that the Lease Period shall have expired before the end of the requisition period.

17.    SALVAGE

       All salvage and towage and all proceeds from derelicts shall, subject to the Lessor's prior right (if any Relevant Event has occurred and is continuing) to retain therefrom any sums which may be due from the Lessee to the Lessor under this Agreement be for the Lessee's benefit and the cost of repairing damage occasioned thereby shall be borne by the Lessee.

18.    TITLE AND VESSEL LIENS

18.1   Title

       During the Lease Period the Vessel shall at all times be the property of and belong to the Lessor. Nothing in the Lease Documents shall have the effect of or be deemed to have the effect of passing title or beneficial ownership of the Vessel or any part thereof to the Lessee or the Sub-Lessee. For the avoidance of doubt, it is expressly agreed that, save for the Lessor's Mortgage none of the Lessee or the Sub-Lessee shall, as against the Lessor, have an option or right to acquire title to or any proprietary right or interest in or to all or any of the Vessel.

18.2   Vessel Liens

       The Lessee shall not and shall procure that no member of the Guarantor Group shall (save as provided in Clause 19.2(e) (Sale of the Vessel) or pursuant to the Lease Documents) sell nor purport to sell the Vessel or any part thereof, nor create, incur or permit to arise or be imposed on the Vessel any Vessel Lien, other than Permitted Vessel Liens.

19.RE-DELIVERY AND SALE OF THE VESSEL

19.1Re-delivery of the Vessel

       (a) Except where a sale of the Vessel has been effected on the required date for redelivery pursuant to Clause 19.2, the event of a Total Loss (other than as provided in Clause 10.7 (Notice of abandonment), in which event Clause 19.1(c) shall apply) and subject to the provisions of Clause 16.6 and sub-paragraph (d) below, the Lessee shall at the end of the Lease Period re-deliver the Vessel together with all certificates relating to the Vessel to the Lessor free of all Vessel Liens (other than Vessel Liens falling within paragraphs (i), (ii), or (v) of the definition of Permitted Vessel Liens), and the Lessor shall accept such re-delivery, at such nearby safe port as the Lessor may require. Subject to the provisions of Clause 16.5, the Lessee shall at its expense before such re-delivery make all such repairs and do all such work as may be necessary so that the Vessel at the date of re-delivery shall be:

              (i) unless otherwise agreed by the Lessor in writing, in such state of repair and operating condition as it is required to be maintained in accordance with the provisions of this Agreement, fair wear and tear and changes and alterations properly made by the Lessee as permitted under this Agreement excepted; and

              (ii) with all equipment, fittings, spare and replacement parts installed in or on, or which are attached to, or which are part of the Vessel in accordance with this Agreement other than Excluded Property which was entitled to be (and was) removed prior to re-delivery in accordance with Clause
                     12.5 (Alterations).

              The cost of satisfying the requirements specified in paragraphs
              (i) to (iii) above and remedying any defects or deficiencies shall be borne by the Lessee or the Lessee shall pay to the Lessor the cost of effecting the same.

       (b) At or about the time of re-delivery following a termination of the leasing of the Vessel pursuant to Clause 21.1 (termination events), Clause 21.2 (mandatory events) or Clause 21.3 (termination of the Sub-Lease) or following the end of a period of requisition for hire which ends after the expiration of the Lease Period, a survey shall, if the Lessor (acting reasonably) so requires, be made to determine the state and condition of the Vessel. In that event, the Lessee and the Lessor shall each appoint surveyors to be present at such survey and the surveyors present shall determine the condition of the Vessel and shall state the repairs or work necessary to place the Vessel at the date of re-delivery in the structure, state and condition required to demonstrate compliance by the Lessee with the repair and maintenance covenants contained in this Agreement. If the said surveyors disagree they shall refer the matter to a senior surveyor of the Classification Society whose decision shall be final and binding on the parties hereto.
              All reasonable costs occasioned by any such survey including the costs of the said surveyors appointed by the Lessee and the Lessor and, if appointed, the costs of the senior surveyor of the Classification Society shall be payable by the Lessee, but if the Vessel is found by such senior surveyor to be in the condition provided for in this Agreement, fair wear and tear alone and changes and alterations properly made by the Lessee as permitted under this Agreement excepted, such reasonable costs shall be payable by the Lessor. If the Lessee fails to appoint a surveyor as specified, the survey shall be conducted by the Lessor's appointee alone and references to the "senior surveyor" in this Clause shall be ignored.

       (c) In the event of a Total Loss to which Clause 10.9 applies, the Lessee shall, at the Lessee's cost and expense, re-deliver the Vessel and all Surviving Parts to the Lessor at such location and upon such other terms and conditions as the Lessor and the Lessee may agree at such time.

       (d) Notwithstanding sub-paragraph (a) above, the Lessee may retain possession of the Vessel following the end of the Lease Period for the duration of the Extension Period (as defined below) subject to the following conditions:

              (1) the Lease Period has not expired by effluxion of time (or by reason of the non-renewal of any Secondary Period);

              (2)    the Vessel has not become a Total Loss;

              (3) the Lessee has provided the Lessor with confirmation from the relevant insurers that the Insurances required under Clause 9 are and (subject to insurer's usual rights of cancellation) will throughout a period specified by the relevant insurers (being the relevant expiry date of the relevant insurances, referred to as the "Next Expiry Date") remain in full force and effect and in full compliance with Clause 9 notwithstanding the occurrence of the events which caused the Lease Period to terminate; and

              (4) no Insolvency Event has occurred in relation to the Lessee or the Guarantor.

       (e) Throughout any Extension Period the Lessee shall comply with the requirements of Clauses 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18
              as if the Lease Period had not ended and for the avoidance of doubt the provisions of Clauses 24, 25 and 26 shall continue to apply in respect of any Extension Period. The Lessee shall comply with the requirements of Clause 19.1(a) and (b) forthwith upon the termination or expiry of the Extension Period.

       (f) "Extension Period" means the period commencing on the date on which a Termination Notice has been served and ending on the earlier of:

              (i) the date falling ninety (90) days after service of the Termination Notice; or

              (ii) the date falling ninety (90) days after service of any notice to remedy served by the Lessor as contemplated by Clause 21; or

              (iii) the date of any Sale or other disposal of the Vessel by the Lessor; or

              (iv) where an Insolvency Event has occurred in relation to the Lessee or the Guarantor, or where the requirements of Clause 9.1(a)(ii) cease to be complied with at any time, the date of any notice served by the Lessor on the Lessee terminating the Extension Period; or

              (v)    the Next Expiry Date.

19.2    Sale of the Vessel

        (a) Upon any termination of the leasing of the Vessel (or, as the case may be, the right of the Lessee to take the Vessel on lease) under this Agreement through effluxion of time or otherwise (but in the case of a Total Loss, only to the extent that the Lessor is free to dispose of the same) the Vessel shall be sold in accordance with the remaining provisions of this Clause 19.2.

        (b) To the extent of its entitlement to act as the Lessor's sales agent in accordance with paragraph (d) below, the Lessee shall have the right to decide the means, timing and terms of disposal of the Vessel subject always to compliance with paragraphs (c) and (d) below and all the other provisions of this Agreement.

        (c) Any sale pursuant to this Clause 19 shall comply with the following conditions:

              (i) the sale shall be at a cash price payable by the purchaser in full on completion in Dollars or such other currency as the Lessor may agree (such agreement not to be unreasonably withheld) direct to the Lessor;

              (ii) the sale shall be at a price which (excluding VAT or other similar taxes wheresoever and howsoever arising) shall be not less than open market value of the Vessel;

              (iii)  the sale may be to any person other than:

                     (A)    the Lessee; or

                     (B)    the Sub-Lessee; or

                     (C) any person who is purchasing on behalf of or in trust for the Lessee or the Sub-Lessee; or

                     (D) any person who is purchasing as part of an arrangement under which title will or may pass to any of the persons mentioned in (A), (B) or (C) above;

              (iv) the sale shall be made without any condition, representation, recourse or warranty whatsoever to or on the part of the Lessor or any member of the Lessor's Group upon terms which do not otherwise expose the Lessor to any liability, including but not limited to any Tax Liability (excluding Corporation Tax chargeable on capital gains and any Tax Liability from a disposal for capital allowances purposes), which it would not have had but for execution of the relevant sale documents (save for liability for breach of the warranty set out in this Clause 19.2(c)) and otherwise without any representation, recourse or warranty whatsoever to or on the part of the Lessor other than a warranty that the Lessor shall pass such title to the Vessel as the Lessor has acquired pursuant to the Shipbuilding Contract and the Novation Agreement and this Agreement subject to all Vessel Liens, save for Lessor's Vessel Liens;

              (v) a sale shall be on an "as is, where is and with all faults" basis and, unless the Lessor otherwise agrees, on terms that risk in the Vessel shall pass to the purchaser on entry into of the contract for sale, and the sale contract shall be governed by the laws of England;

              (vi) a sale shall exclude, so far as permitted by the laws of England and any other laws governing or applicable to the sale of the Vessel, all liability of the Lessor, in contract or tort, in relation to the Vessel to the same extent as such liabilities are excluded by Clause 5 (disclaimers and exclusions) but save for the warranty given by the Lessor pursuant to Clause 19.2(d)(iv) above; and

              (vii) if the Vessel is at the date of entry into any contract for the sale of the Vessel subject to any requisition for hire, the sale shall be subject to such requisition.

              The Lessee shall, whether or not the Vessel is sold through the Lessee as sales agent pursuant to Clause 19.2(e) and whether or not the Vessel is in the possession of the Lessee, the Sub-Lessee or the Lessor, indemnify the Lessor on demand and keep the Lessor indemnified on a full indemnity basis (subject to Clause 24.2 (exclusions from general indemnity) against all Losses from time to time suffered or incurred by or made against the Lessor which are connected with the repossession, re-delivery, storage, maintenance, protection, sale or attempted sale of the Vessel.

       (d) the Lessee is hereby irrevocably appointed by the Lessor as its sole and exclusive marketing agent for the Vessel (including all equipment referred to in Clause 12.5(d)), any sale of the Vessel to be completed only at the time of or following the expiration or earlier termination of the leasing of (or the obligation of the Lessor to lease) the Vessel pursuant to this Agreement, PROVIDED THAT:

              (i) such agency shall terminate if no sale has been completed within one year of the expiration or earlier termination of the Lease Period (or such longer period as the Lessor may agree in writing); and

              (ii) the Lessee shall keep the Lessor fully informed at all times of all actions taken in the capacity as the Lessor's agent under this Clause, and in particular the Lessee shall promptly notify the Lessor of all offers received for the purchase of the Vessel, giving full details of the terms of the offer and the party making the offer;

              (iii) the authority of the Lessee is limited to the extent that the Lessee shall not be authorised to sell the Vessel or any part thereof or to approve or execute on behalf of the Lessor any document (including, but not limited to, any term sheet or heads of terms) relating to the sale of the Vessel, but the Lessor agrees that it shall, at the Lessee's cost and expense upon reasonable notice, execute such agreement as may be requested for the sale of the Vessel provided that the same complies with the provisions of Clause 19.2(c).

       (e) The Lessor is hereby appointed and constituted by the Lessee as the Lessee's attorney-in-fact for the Lessee and in the Lessee's name and place to take all steps necessary to obtain deregistration of the Vessel from the applicable registry of a Flag State, provided that:

              (i) such power shall not be exercised until the termination of the leasing of the Vessel under and in accordance with this Agreement; and

              (ii) (for the avoidance of doubt) shall be without prejudice to any rights of the Lessee as mortgagee of the Vessel,

              and provided further that no registry or other third party relying on any action taken by the Lessor purporting to act pursuant to such power shall be concerned to ascertain whether the conditions set out in sub-paragraph (i) have been satisfied.

20.   PROCEEDS OF SALE

20.1  Proceeds of Sale

       The "Proceeds of Sale" of the Vessel shall be (i) the total proceeds of sale thereof (excluding Value Added Tax and other similar taxes wheresoever and howsoever arising) unconditionally and irrevocably received and retained by the Lessor, including any compensation received by the Lessor for any breach of any contract for the sale of the Vessel; or (ii) any capital sums unconditionally received by the Lessor, before Delivery, by way of purchase price for the Vessel (or compensation for the loss of the Lessor's rights under the Novation Agreement) but excluding any sums received by the Lessor pursuant to the Put-Option Agreement. If the Vessel is sold (or such compensation is received) in a currency other than Sterling, the "Proceeds of Sale" thereof shall be the amount of Sterling which the Lessor is able to purchase with the foreign currency by reference to the spot rate of exchange of the Bank for purchasing Sterling with such currency which it receives for such sale on the day of receipt of such foreign currency or as soon thereafter as foreign exchange transactions are able to be made in the City of London. The "Net Proceeds of Sale" shall be the balance of the Proceeds of Sale after deduction of broker's commission and all other costs and expenses reasonably incurred by the Lessor in connection with the sale.

20.2   Application of Proceeds of Sale

       Following the termination or expiration of the leasing of the Vessel and if the completion of a sale or other disposition of the Vessel or the rights and obligations of the Lessor under the Novation Agreement takes place, the Net Proceeds of Sale (or any part thereof) shall be applied by the Lessor as soon as practicable after receipt, but in any event not later than the next Business Day, as follows:

       (i) firstly, in retention by the Lessor of an amount equal to zero point five per cent. (0.5%) of the amount by which the Net Proceeds of Sale exceed the Termination Payment;

       (ii) secondly, the Lessor shall pay an amount equal to the balance, if any, of such money to the Lessee by way of rebate of Rent.

21.    TERMINATION PROVISIONS

21.1   Termination Events

       The Lessor and the Lessee agree that it is a fundamental term and condition of this Agreement that none of the following events shall occur at any time after the date of this Agreement, and that the occurrence of any of the following events shall constitute a repudiation of this Agreement by the Lessee:

       (a) any Primary Obligor fails to pay any amount due to the Lessor or any agent or trustee for the account of the Lessor under this Agreement or any other Lease Document on the due date and such default is not remedied within five (5) Houston Business Days after the Lessee or such Primary Obligor is notified by the Lessor of such non-payment; or

       (b)    any of the following events occur:

              (1) the Lessee fails to obtain and/or maintain or procure that there are obtained and maintained the Insurances or if any insurer in respect of any of such insurances cancels any of such insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for any of such insurances or for any other failure or default on the part of any person (other than the Lessor), and, in the case only of the insurances required to be maintained pursuant to Clause 9.1(a)(i) the Lessee shall fail within ten (10) Business Days to obtain or procure that replacement Insurances complying in all respects with Clause 9 are effected, or

              (2) the Lessor gives notice pursuant to Clause 9.1(b) requiring an increase in the amount insured in respect of oil pollution liability risks in accordance with Clause 9.1(a)(ii) and such insurances are not increased within ten (10) Business Days, or such later date as provided for in the case of Clause 9.1(a)(ii)(y) or Clause 9.1(a)(ii)(z) of the Lessor serving such notice on the Lessee pursuant to Clause 9.1(b); or

       (c) the provisions of Clause 9 (financial covenants) of the Guarantee are not complied with at any time and such non-compliance is not remedied within a period of sixty (60) days of the Lessor serving notice on the Guarantor or the Lessee requiring such remedy; or

       (d) the provisions of Clause 22 (Security) are not complied with at any time; or

       (e) the Lessee fails to comply with any obligation imposed by Clause 6.3, Clause 21.2 or Clause 21.5 on the required date; or

       (f) any Primary Obligor fails to observe or perform any of its obligations to the Lessor under any Lease Document to which it is party (other than an obligation referred to in paragraphs 21.1(a), 21.1(b), 21.1(c), 21.1(d) or 21.1(e) above and does not remedy the failure within thirty (30) days of receipt by such Primary Obligor of a notice from the Lessor notifying such Primary Obligor of the relevant failure and requiring the failure to be remedied; or

       (g) an Insolvency Event occurs in relation to any Primary Obligor and (x) in the case only of the Put-Option Party, arrangements satisfactory to the Lessor have not been implemented within thirty (30) days of such event for another member of the Guarantor's Group (in relation to which no Insolvency Event has occurred) to assume all the obligations of the Put-Option Party under the Lease Documents and (y) in the case only of the Sub-Lessee, arrangements satisfactory to the Lessor have not been implemented within thirty (30) days of such event (by means of another member of the Guarantor's Group (in relation to which no Insolvency Event has occurred) assuming all the rights and obligations of the Sub-Lessee under the Sub-Lease or entering into a replacement sub-lease in compliance with Clause 13 or otherwise) so as to ensure that the requirements of Clause 11.7(c) are satisfied at all times during the Lease Period; or

       (h) the Guarantor, the Lessee or any Primary Obligor which is the Sub-Lessee for the time being suspends or ceases or threatens in writing to suspend or cease to carry on its business and, in the case only of the Sub-Lessee, arrangements satisfactory to the Lessor as mentioned in Clause 21.1(g)(y) above have not been implemented within thirty (30) days; or

       (i) any Indebtedness of any Primary Obligor or any Material Subsidiary in an aggregate amount of at least twenty-five million Dollars ($25,000,000) becomes due before its stated maturity by reason of a breach or event of default (howsoever described), or any Indebtedness of any Primary Obligor in an aggregate amount of at least twenty five million Dollars ($25,000,000) is not discharged at maturity or when called; or

       (j) any representation or warranty made to the Lessor by any Primary Obligor in any Lease Document (other than the Sub-Lease) or, in each case, in any certificate, opinion or statement delivered or made by any Primary Obligor (or any officer of such person in each case) to the Lessor pursuant thereto proves to have been incorrect or inaccurate when made or when deemed to be repeated pursuant to the terms of the relevant Lease Document and the incorrectness or inaccuracy (a) if, in the Lessor's reasonable opinion, capable of remedy, has not been remedied within twenty
              (20) Business Days of a notice from the Lessor to the Lessee requiring such remedy and (b) gives rise to a material adverse effect on the rights or interests of the Lessor under or pursuant to this Agreement and the Lease Documents; or

       (k) any Lease Document (excluding the Service Contract and the Sub-Lease) does not or ceases to constitute the legal, valid, binding and enforceable obligation in accordance with its terms of each Security Party which is party to it by reason of any breach of any Lease Document by a Primary Obligor or by reason of any representation or warranty of any Primary Obligor set out in any Lease Document (including each Payment Agreement but excluding the Service Contract and the Sub-Lease) being incorrect in a manner which gives rise to a material adverse effect on the rights and interests of the Lessor under the Lease Documents and, except in the case of the Guarantee, if the same is in the Lessor's reasonable opinion capable of remedy, has not been remedied within twenty (20) Business Days of a notice from the Lessor to the Lessee requiring such remedy; or

       (l) the Safety Inspector or any successor body having the supervisory responsibility exercised as at the date of this Agreement by the Safety Inspector gives notice or otherwise requires that the operation of the Vessel (or any part thereof) be terminated or varied in any material respect and either (i) such notice or requirement is not complied with in all material respects or
              (ii) if such notice or requirement relates to the termination of the operation of the Vessel such notice or requirement is not cancelled or withdrawn within sixty (60) days or such longer period as the Lessor may agree; or

       (m) the Guarantor disclaims, repudiates, challenges or contests the validity of the Guarantee; or

       (n) the Lessee fails to comply with any condition or requirement imposed as contemplated by Clause 3.4 on the required date; or

       (o) while the Vessel is subject to a Sub-Lease, the Sub-Lessee ceases to satisfy the conditions set out in Clause 13.2.

21.2   Mandatory Termination

21.2.1 The Lessee acknowledges and agrees that the occurrence of any of the events set out in Clause 21.2.2 (each a "Mandatory Event") shall entitle the Lessor to serve a notice on the Lessee requiring the Lessee to serve a notice of voluntary termination in accordance with Clause 21.5(D), and the Lessee shall comply with any such requirement not later than ten
       (10) Business Days after receipt of the notice from the Lessor:

21.2.2 Each of the following events is a Mandatory Event, namely if:

       (a) any Additional Security Provider fails to make a payment under any Additional Security and within fifteen (15) Houston Business Days the Lessee has not provided the Lessor with alternative Additional Security with the same Value;
              or

       (b) any Additional Security Provider fails to perform any other obligation to the Lessor under any Additional Security and the same has not been remedied to the satisfaction of the Lessor within fifteen (15) Houston Business Days of a notice from the Lessor to the Lessee requiring such remedy;

       (c) an Insolvency Event (or any other event which, at the time of giving the relevant Additional Security, the Lessee agreed should constitute a Mandatory Event) shall occur in relation to an Additional Security Provider and within fifteen (15) Houston Business Days of a notice from the Lessor to the Lessee requiring such remedy the Lessee shall not have replaced the relevant Additional Security in a manner satisfactory in all respects to the Lessor in accordance with the requirements of Clause 22.3.1; or

       (d) other than by reason of any breach of any Lease Document by a Primary Obligor or by reason of any representation or warranty of any Primary Obligor set out in any Lease Document being incorrect, any Lease Document (including each Payment Agreement but excluding the Service Contract and the Sub-Lease) does not or ceases to constitute the legal, valid, binding and enforceable obligations of each Security Party which is party to it in accordance with its terms (in the case of enforceability, subject to applicable laws relating to bankruptcy, insolvency or liquidation or any other laws or legal procedures affecting generally the enforcement of creditors' rights and the applicable general principles of equity) and, except in the case of the Guarantee, the same shall not have been remedied to the satisfaction of the Lessor within a period of thirty (30) days of a notice from the Lessor to the Lessee requiring such remedy; or

       (e) any permit or consent required for any reason in connection with the transactions contemplated by the Lease Documents (excluding the Sub-Lease and the Service Contract) by or for the Vessel or by any Security Party shall cease to be in full force and effect in any respect and, in the Lessor's opinion, such cessation has a material adverse effect on the ability of any Security Party to perform its obligations under the Lease Documents to which it is party and the cessation shall not have been remedied within a period of thirty (30) days of a notice from the Lessor to the Lessee requiring such remedy; or

       (f) prior to Delivery, any event occurs which entitles the Lessor to terminate the Shipbuilding Contract or to serve a Put Notice
              (as defined in the Put-Option Agreement) under the Put-Option Agreement; or

       (g)    any Payment Bank gives notice pursuant to any of Clauses 5.1,
              5.2 or 5.3 of the relevant Payment Agreement of its intention to make a payment in accordance with Clause 5.7 of the relevant Payment Agreement and satisfactory alternative arrangements
              (as contemplated by Clause 5.6 of each Payment Agreement) which are satisfactory to the Lessor in its sole discretion have not been implemented; or

       (h) any amount which any Payment Bank is (or would otherwise be) required to pay to the Lessor under any Payment Agreement (actually or contingently) is or will be reduced (after taking account of the operation of Clause 4.4 of the relevant Payment Agreement) by reason of a requirement for such Payment
              Bank to make a deduction or withholding, and within the period of consultation referred to in Clause 4.8 of the relevant Payment Agreement alternative arrangements (as contemplated by Clause 22.6.2) which are satisfactory to the Lessor in its sole discretion have not been implemented;

       (i) for any reason Delivery shall not have taken place by 11.00 a.m. London time on 31st December 2000 (whether by reason of the non-fulfilment of any of the conditions precedent referred to in Clauses 3.2 or 3.3 or otherwise); or

       (j) if during the term of any Sub-Lease the condition set out in Clause 13.2(i) shall cease to be fulfilled unless at such time and at all times thereafter there is no Sub-Lease and the Vessel is in the possession of the Lessee and (b) at all times the requirements of Clause 11.7(c) are fully complied with.

21.3   Termination of the Sub-Lease and Compulsory Acquisition

       The leasing of the Vessel (or, prior to Delivery, the obligation of the Lessor to lease the Vessel to the Lessee) under this Agreement shall immediately terminate without the need for any notice or declaration or other act on the part of any party:

       (i) if at any time the requirements of Clause 11.7(c) shall cease to be complied with whether by reason of the Compulsory Acquisition of the Vessel or otherwise, or

       (ii) if for any reason (other than as a result of a Total Loss, in which case Clause 10 (Total Loss) shall apply, or after the end of the requisite period as defined in Section 40 CAA 1990) the sub-leasing of the Vessel (or, prior to delivery thereof to the Lessee, the obligation of the Lessee to sub-lease the Vessel to the Sub-Lessee) under the Sub-Lease shall terminate, any such termination hereunder to be simultaneous with the termination of the leasing under the Sub-Lease, provided that the leasing of the Vessel under this Agreement shall not terminate pursuant to this paragraph if, simultaneously with the termination of the leasing under the Sub-Lease, the Vessel becomes subject to a replacement Sub-Lease complying in all respects with Clause 13, such that at all times the requirements of Clause 11.7(c) are fully complied with.

       The Lessee shall promptly notify the Lessor in writing of any such termination.

21.4   Termination by Lessor

       The Lessee acknowledges and agrees that the occurrence of a Termination Event shall go to the root of this Agreement and accordingly shall be a breach of a condition which the Lessor shall be entitled to treat as a repudiation by the Lessee of this Agreement and the Lessor shall be entitled to give a notice (a "Termination Notice") to the Lessee to terminate forthwith the leasing of the Vessel and the Lessor's consent to the Lessee's possession of the Vessel and, if Delivery has not occurred, to terminate the obligation of the Lessor to take delivery of and lease the Vessel to the Lessee.

21.5   Voluntary termination by Lessee

       (A) The Lessee may, upon giving the Lessor the relevant period of written notice specified in paragraphs (B), (C), (D) and (E) below (each a "Voluntary Termination Notice") terminate the leasing of the Vessel or, as the case may be, the Lessor's obligation to lease the Vessel (without prejudice to any continuing obligations on the part of the Lessee including, without limitation, its indemnity obligations pursuant to this Agreement). Any Voluntary Termination Notice shall be irrevocable.

       (B) Where the Lessee has been so required by the Lessor under Clause 6.3, the Lessee shall serve a Voluntary Termination Notice within the required time period in accordance with the requirements of Clause 6.3 and any notice served by the Lessee thereunder shall expire on a date specified by the Lessee, being not later than the first Business Day in January 2013 and not earlier than one month after the date of the notice.

       (C) Any Voluntary Termination Notice (other than one served pursuant to Clause 6.3 or Clause 22.2(ii)) shall specify a date for termination, being a Rent Payment Date falling not later than forty-five (45) Business Days after the date of the notice.

       (D) Where the Lessee has been so required by the Lessor under Clause 21.2, the Lessee shall serve a Voluntary Termination Notice within the required time period in accordance with the requirements of Clause 21.2 and any notice served by the Lessee thereunder shall expire on a date specified by the Lessee, being not later than five (5) Houston Business Days after the last date on which the notice is required to be given (or, if earlier, in the case of a notice served pursuant to Clause 21.2(c) or (d), the Houston Business Day prior to the date on which the relevant Lease Document will cease to be legal, valid or binding or, as the case may be, on which the permit or consent will cease to be in full force and effect).

       (E) Where the Lessee has elected to do so pursuant to Clause 22.2(ii), the Lessee shall serve a Voluntary Termination Notice within the fifteen (15) Business Day period referred to in that Clause, and any notice served by the Lessee thereunder shall expire on a date specified by the Lessee, being not later than ten (10) Houston Business Days after the date of the notice.

21.6   Payments on termination

       (a) On the Termination Payment Date the Lessee shall pay to the Lessor an amount equal to the Termination Payment, calculated as at the Termination Payment Date.

       (b) For the avoidance of doubt, the Lessee shall continue to be liable to the Lessor to pay all other sums due or to become due under the Lease Documents (including, without limitation, Broken Funding Costs) as and when the same become due and payable in accordance with the Lease Documents.

       (c) The payment required from the Lessee pursuant to Clause 21.6(a) shall, in the case of a notice given by the Lessor pursuant to the occurrence of a Termination Event set out in Clause 21.1, be by way of agreed compensation for loss of bargain and, in all other cases, shall be by way of a liquidated sum or debt.
              Such payment shall be the exclusive monetary compensation payable by the Lessee to the Lessor as a direct consequence of the termination of the leasing of the Vessel but shall be without prejudice to:

              (i) the Lessor's right to recover damages from the Lessee in an amount up to (but not exceeding) the Termination Payment in circumstances where the obligation of the Lessee to pay the Termination Payment is unenforceable (in whole or in part) for any reason; and

              (ii) the Lessor's right to recover payments from the Lessee pursuant to any provisions of this Agreement and the Financial Schedule which expressly provide for the Lessee to make payments to the Lessor (other than the Termination Payment), whether on, before or after the Termination Date.

       (d) This Clause 21.6 is, for the avoidance of doubt, expressly subject to the provisions of Clause 22.5.

21.7   Other obligations and liabilities

       If the leasing of the Vessel or, as the case may be, the right of the Lessee to take the Vessel on lease, is terminated (otherwise than following a Total Loss, in which case Clause 10.1 (Total Loss) shall apply), the obligation of the Lessee to pay Primary Period Rent or Secondary Period Rent which would otherwise have fallen due on any Rent Payment Dates which fall on or after the Termination Payment Date shall cease but without prejudice to the obligations of the Lessee to make payment of any other moneys then due and unpaid, or which may become due or be ascertained thereafter (including under the Financial
       Schedule and whether by way of additional Rent or otherwise), or to perform any of its other obligations, under any other provisions of this Agreement or the other Lease Documents.

21.8   Rights of the Lessor

       The Lessor shall on and at any time following the Termination Date be entitled to take any one or more of the following courses of action:

       (i) proceed by appropriate court action or actions to enforce its rights and remedies under and pursuant to this Agreement and the other Lease Documents;

       (ii) take possession of the Vessel, for which purpose the Lessor may enter any premises belonging to or in the occupation of or under the control of the Lessee or the Sub-Lessee where the Vessel may be located;

       (iii) cause the Vessel to be redelivered to the Lessor at the Redelivery Location; and

       (iv) by serving notice require the Lessee to redeliver the Vessel to the Lessor at the Redelivery Location.

       For the avoidance of doubt, the Lessor shall not be obliged to take possession of the Vessel following a termination of the leasing of the Vessel under this Agreement.

21.9   Payments after termination

       The Lessee shall, on the dates ascertained in accordance with the Financial Schedule (or, if no such date is specified, upon written demand by the Lessor), pay all amounts calculated and due to the Lessor under the Financial Schedule and expressed to fall due after the Lease Period.

22.    SECURITY; EXCLUDED OBLIGATIONS

22.1   The Guarantee

       The Lessor shall at all times during the Lease Period and for so long thereafter as the Lessee may have any actual or contingent obligations or liabilities to the Lessor hereunder or under any of the other Lease Documents have the benefit of the Guarantee from the Guarantor.

22.2   Guarantor Credit Event and LLA Event Occurrence

22.2.1 If a Guarantor Credit Event or an LLA Event shall occur, the Lessee shall promptly notify the Lessor of such occurrence and shall within fifteen (15) Houston Business Days of the date upon which such Guarantor Credit Event or, as the case may be, LLA Event shall have occurred, either (i) provide Additional Security to the Lessor in accordance with the provisions of Clause 22.3 or (ii) make an irrevocable election, by written notice to the Lessor, to terminate the leasing of the Vessel in accordance with Clause 21.5(E).

22.2.2 If at any time either of S&P or Moody's ceases to publish ratings in respect of companies generally, the Lessor will, without commitment, consult with the Lessee and give consideration to nominating an alternative internationally recognised credit rating organisation, and an equivalent alternative ratings trigger, to apply for the purpose of the definition of "Guarantor Credit Event" in Clause 1.1 and with a view to agreeing with the Lessee appropriate amendments to such definition.

22.3   Provision of Security following Guarantor Credit Events or LLA Event

22.3.1 If a Guarantor Credit Event or an LLA Event shall occur, then, unless the Lessee has made an election in accordance with Clause 22.2(ii), the Lessee shall provide Additional Security acceptable to the Lessor in its sole discretion, in addition to the Guarantee and the Payment Agreements, of a Value not less than the Maximum Exposure for the then current Relevant Period and shall thereafter be obliged to maintain Additional Security of a Value at least equal to the Maximum Exposure for each successive Relevant Period. Such Additional Security shall initially be provided within 15 (fifteen) Houston Business Days of the date upon which a Guarantor Credit Event or, as the case may be, LLA Event first occurs and shall be adjusted by, as appropriate, the provision of further Additional Security by the Lessee to the Lessor (acceptable to the Lessor in its sole discretion) to reflect any increase in the amount of Maximum Exposure no later than 10 (ten) Houston Business Days prior to the commencement of each successive Relevant Period or by the release by the Lessor, so far as reasonably practical, of Security provided pursuant to this Clause 22.3, to reflect any decrease in the amount of Maximum Exposure no later than ten (10) Business Days after the commencement of each Relevant Period.

22.3.2 If Clause 22.3.1 applies in relation to any Relevant Period and on the Adjustment Date therefor any amount would otherwise be payable by the Lessor to the Lessee pursuant to this Agreement (other than under Clause
       10.2 or Clause 10.4), the obligation of the Lessor to pay such amount shall be conditional upon the Lessee first having complied with its obligations under Clause 22.3.1 with respect to the Relevant Period ending on such Adjustment Date.

22.3.3 If at any time a Guarantor Credit Event or an LLA Event shall have occurred and be continuing, the Lessee shall thenceforth procure that no later than 31st December in each year during the Primary Period, there is provided to the Lessor a desktop valuation of the Vessel in Dollars, prepared by an independent valuer of international standing with respect to vessels of similar type to the Vessel, and prepared on the basis (a) that the Vessel is free of the leases under this Agreement and the Sub-Lease and free of any Lessor's Vessel Liens but otherwise subject to any subsisting Vessel Liens and (b) of a sale between a willing buyer and a willing seller. If the Lessee shall fail to procure the delivery of such a valuation by 31st December in any year, the Lessor shall be entitled to do so at the Lessee's expense. At any date the "Appraised Value" of the Vessel shall be the Sterling Equivalent as at such date of the Dollar value of the Vessel as shown in the valuation most recently prepared under this Clause.

22.3.4 Where Clause 22.3.3 applies, the Lessee shall be obliged to provide the first valuation without any need for a request from the Lessor, but thereafter shall be obliged to provide valuations only following receipt of a request from the Lessor.

22.3.5 If at any time after the occurrence of a Guarantor Credit Event such Guarantor Credit Event shall no longer be continuing, the Lessor shall, at the request and expense of the Lessee, take such actions as may be necessary in order to release any Additional Security which has then been provided to the Lessor pursuant to this Clause 22.3.

22.4   Payment Agreements

22.4.1 The Lessor shall at all times during the Lease Period and for so long thereafter as the Termination Sum or any part thereof shall remain due and payable hereunder have the benefit of security which shall take the form of the Payment Agreements. The Value of such security shall, on any date on which an Instalment is payable by the Lessor under the Shipbuilding Contract and the Novation Agreement (other than the final Instalment), be not less than the aggregate of such Instalment and all previous such Instalments previously paid by the Lessor under the Shipbuilding Contract and the Novation Agreement. The Value of such Security shall thereafter be in accordance with the requirements of Clause 22.4.2.

22.4.2 The Lessee shall procure that on or prior to the date for payment by the Lessor of the final Instalment under the Shipbuilding Contract and the Novation Agreement, the Lessor receives evidence from each Payment Bank that all necessary notices have been given, and all necessary payments have been made to the Payment Banks, such that the Payment Banks have become unconditionally liable under the Payment Agreements:

       (i) (on the assumption that for the purposes of the Payment Agreements LIBOR will at all times be equal to eight per cent. (8%)), to pay, on each Rent Payment Date up to and including the thirteenth Rent Payment Date, an aggregate amount pursuant to Clause 4.1 of each of the Payment Agreements not less than the Rent which will be payable on such Rent Payment Date as shown in the Revised
              Cash Flow produced by the Lessor immediately prior to the Delivery Date; and

       (ii) (on the assumptions that (1) for the purposes of the Payment Agreements LIBOR will at all times be equal to eight per cent. (8%) and (2) the Lessor will make a demand on each Payment Bank pursuant to Clause 5.4 of the relevant Payment Agreement requiring it to make a payment under Clause 5.7 thereof the first Business Day in January 2013) to pay, on the first Business Day in January 2013, an aggregate amount which is not less than the Termination Payment calculated in accordance with Part 4 of the Financial Schedule for such date, as shown in a Termination Cash Flow produced by the Lessor immediately prior to the Delivery Date.

22.5   Excluded Obligations

22.5.1 The parties hereto agree that, the Lessee shall have no obligation to make payment to the Lessor, and accordingly the Lessor shall have no right of recourse against the Lessee or its assets and the Lessee shall have no personal liability:

       (a) in respect of each instalment of Primary Period Rent, to the extent (the "Rent Limit") of the aggregate amount which the Payment Banks are expressed to be obliged to pay to the Lessor pursuant to Clause 4.1 of the Payment Agreements to the Lessor on the due date for payment of such instalment, to the extent that such aggregate amount does not constitute a Restricted Amount;

       (b) in respect of the Termination Payment (where it falls due for payment after Delivery), to the extent (the "Termination Payment Limit") of the aggregate amount which the Payment Banks are expressed to be obliged to pay to the Lessor pursuant to Clause
              5.7 of the Payment Agreements to the Lessor on the due date for payment of the Termination Payment, to the extent that such aggregate amount does not constitute a Restricted Amount; and

       (c) in respect of the Termination Payment (where it falls due for payment on or prior to Delivery), to the extent (the
              "Termination Payment Limit") of the balance (if any) remaining after deducting (1) the amount (if any) falling due for payment by the Option Party to the Lessor under Clause 5.1 of the Put-Option Agreement on the Termination Payment Date from
              (2) the aggregate amount which the Payment Banks are expressed to be obliged to pay to the Lessor pursuant to Clause 5.7 of the Payment Agreements to the Lessor on the due date for payment of the Termination Payment, to the extent that such aggregate amount does not constitute a Restricted Amount.

22.5.2 Retained Obligations

       Save insofar as the Lessor has expressly agreed to release the Lessee's obligations and the Lessor's rights of recourse against the Lessee under Clause 22.5.1, the Lessee shall remain fully liable and the Lessor shall have full recourse against the Lessee and its assets, and the Lessee shall be personally liable, for all of the obligations of the Lessee expressed to arise under the Lease Documents (but without prejudice to Clause 28.2). Accordingly and without limiting the generality of the foregoing, to the extent that the amount of any instalment of Primary Period Rent exceeds the Rent Limit for that instalment or the amount of any Termination Rent exceeds the Termination Payment Limit, and to the extent that any amount received by the Lessor from a Payment Bank is required to be repaid by the Lessor as a result of such amount constituting a Restricted Amount, the Lessee shall be obliged to make payment of the relevant excess, or as the case may be, the amount required to be repaid, in full and the Lessor shall have full recourse to the Lessee and to its assets, and the Lessee shall be personally liable, to the extent that such payment is not made.

22.5.3 Excess Payments under Payment Agreements

       (a) If on any Rent Payment Date the aggregate amount payable to the Lessor by the Payment Banks under Clause 4.1 of the Payment Agreements (less any parts thereof which constitute Restricted Amounts) exceeds the aggregate amount due and payable by the Lessee to the Lessor under this Agreement on that date (disregarding for this purpose the operation of Clause 22.5.1), the Lessor, shall, within five (5) Business Days of such Rent Payment Date, pay to the Lessee, by way of rebate of Rent, an amount equal to the excess.

       (b) If on the Termination Payment Date the aggregate amount payable to the Lessor from the Payment Banks under Clause 5.7 of the Payment Agreements (less any parts thereof which constitute Restricted Amounts and after deducting the amount (if any) falling due for payment by the Option Party to the Lessor under Clause 5.1 of the Put-Option Agreement) exceeds the aggregate amount due and payable by the Lessee to the Lessor under this Agreement on that date (disregarding for this purpose the operation of Clause 22.5.1), the Lessor, shall, within five
              (5) Business Days of such date, pay to the Lessee, by way of rebate of Rent, an amount equal to the excess.

       (c) The Lessor agrees to pay to the Lessee an amount equal to each amount payable to the Lessor by any Payment Bank under Clause 4.6 of the relevant Payment Agreement within (less any parts thereof which constitute Restricted Amounts) five (5) Business Days of the due date for payment thereof.

       (d) Any payment under this Clause 22.5.3 shall be subject to the provisions of Clause 25.7 and Clause 28.1.

22.6   Claims under the Payment Agreements

22.6.1 If any Payment Bank gives notice pursuant to any of Clauses 5.1, 5.2 or 5.3(b) of the relevant Payment Agreement giving details of any of the events or circumstances referred to therein, the Lessor and the Lessee shall consult with each other for a period not exceeding 60 days (or 30 days in the case of Clause 5.3(b) thereof) with a view to agreeing on alternative arrangements (as contemplated by Clause 5.6 of each Payment Agreement) which are satisfactory to both the Lessor and the Lessee. The Lessor agrees that it will not serve a notice on any Payment Bank under Clause 5.6 of any Payment Agreement without the Lessee's prior written consent.

22.6.2 If any amount which any Payment Bank is (or would otherwise be) required to pay to the Lessor under any Payment Agreement (actually or contingently) is or will be reduced (after taking account of the operation of Clause 4.4 of the relevant Payment Agreement) by reason of a requirement for that Payment Bank to make a deduction or withholding, the Lessor and the Lessee shall consult with each other for a period not exceeding the period referred to in Clause 4.8 of the relevant Payment Agreement with a view to agreeing on alternative arrangements for providing alternative security to the Lessor in a manner satisfactory to the Lessor in its sole discretion. If such alternative arrangements have not been agreed by the Lessor within such period, the Lessor shall be at liberty to serve notice under Clause 5.4 of any of the Payment Agreements and/or to treat such circumstance as a Mandatory Event within Clause 21.2.2(h).

22.6.3 The Lessor shall be at liberty to serve any notice under Clause 5 of the Payment Agreement at any time when the Termination Payment has become due for payment (whether immediately or on a determinable date in the future).

22.6.4 The Lessor shall be at liberty to serve any notice under Clause 5 of any of the Payment Agreements at any time upon the occurrence of an Insolvency Event in relation to the relevant Payment Bank. No Insolvency Event in relation to any Payment Bank shall of itself constitute a Termination Event under this Agreement or a breach or default on the part of the Lessee hereunder.

22.6.5 The Lessor agrees that, other than as permitted in this Clause 22.6, the Lessor shall not serve any notice under Clause 5.4 of any of the Payment Agreements without the prior written consent of the Lessee.
       The Lessee agrees that the Lessor's undertakings in this Clause 22.6 may be enforced only in damages and may not be enforced by specific performance or injunction and the Lessee agrees not to seek to assert any remedy in respect of such undertakings other than a claim in damages.

23.    CHANGE OF CIRCUMSTANCES ETC.

23.1   Change of circumstances

       This Clause 23.1 applies if at any time the Lessor shall be of the opinion that the effect of a Change in Law including, without limitation, any such change that relates to the application or modification of any reserve, deposit, cash ratio, liquidity or similar requirement or to capital adequacy or that affects the manner in which or the extent to which the Lessor or any Relevant Member allocates capital resources to its obligations or to any other form of banking or monetary controls) is that:

       (a) the Lessor or a Relevant Member incurs a cost or an additional cost as a result of the Lessor having entered into or assuming, performing, maintaining or funding its obligations under or pursuant to any of this Agreement or the other Lease Documents; or

       (b) the Lessor or a Relevant Member incurs a cost or an additional cost in making payment of, funding or maintaining all or any amounts of Balance, or all or any commitments or obligations under or pursuant to any of this Agreement or the other Lease Documents; or

       (c) any amount payable to the Lessor or a Relevant Member or the effective return to the Lessor or a Relevant Member under or pursuant to any of this Agreement or the other Lease Documents or on all or any of its capital is reduced; or

       (d) the Lessor or a Relevant Member makes any payment or foregoes any interest or other return on or calculated by reference to any amount received or receivable by it under or pursuant to any of this Agreement or the other Lease Documents.

23.2   Demands by Lessor

       If Clause 23.1 applies, then the Lessor may serve one or more demands on the Lessee, notifying the Lessee of the relevant event as and when the same shall occur and reasonable details of the basis of the calculation of the amount referred to in Clause 23.3 provided that the Lessor shall not be entitled to serve any demand in respect of a Change in Law which arises as a consequence of (or of any law or regulation implementing) directive 93/6/EEC, as amended by directives 98/31/EEC and 98/33/EEC or any other proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 unless it results from any change in such directives or proposals (or any law or regulation implementing the same) occurring or change in the official interpretation or application thereof after 10th September 1998.

23.3   Payment by the Lessee

       Promptly following the service of any demand, the Lessee shall pay to the Lessor such amount as the Lessor determines and certifies in the demand will compensate it or a Relevant Member for the applicable increased cost and in relation to the period expressed to be covered by such demand.

23.4   Meaning of "increased cost"

       In this Clause 23 "increased cost" means the aggregate of:

       (a)    the cost or additional cost incurred referred to in Clause 23.1
              (a); and/or

       (b)    the cost or additional cost incurred referred to in Clause 23.1
              (b) that is attributable to the Lessor or the relevant member of the Lessor's Group in making payment of, funding or maintaining all or any amounts of Balance, or all or any commitments or obligations under or pursuant to any of this Agreement or the other Lease Documents; and/or

       (c) the reduction in the amount payable or in the return referred to in Clause 23.1 (c); and/or

       (d) the payment or foregone interest or return referred to in Clause 23.1(d) as appropriate;

              PROVIDED THAT an increased cost does not include:

              (i) any increased cost compensated for by the payment of Associated Costs;

              (ii)   any Tax Liability; and

              (iii)  any Risk Asset Weighting.

23.5   Method of calculation

       When calculating an increased cost, the Lessor may allocate or spread costs, liabilities and losses to or across the liabilities or assets of itself or members of the Lessor's Group, or any class of such liabilities or assets, and on such basis, as it considers appropriate, provided that the Lessor shall allocate or spread costs, liabilities and losses which affect a class of transactions including the transaction constituted by the Lease Documents on a proportionate basis as among the transactions in that class. A certificate under hand of an officer of the Lessor specifying the amount of such compensation shall in the absence of manifest error be conclusive. Nothing contained in this Clause shall oblige the Lessor to disclose any information relating to the way in which it and members of the Lessor's Group employ their capital or arrange their internal financial affairs.

24.    GENERAL INDEMNITY

24.1   General indemnity

       (a) The Lessee hereby agrees at all times to pay promptly or, as the case may be, indemnify and hold the Lessor and each member of the Lessor's Group and their respective officers, directors, secondees, agents and employees (together the "Indemnified Persons") harmless on a full indemnity basis from and against each and every liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, Vessel Liens, salvage, general average cost and expense of whatsoever nature suffered or incurred by or imposed on any Indemnified Person, including Costs of Management Time (together "Losses"):

              (i) arising directly or indirectly out of or in any way connected with the purchase, manufacture, ownership, possession, performance, transportation, management, sale, import to or export from any jurisdiction, control, use or operation, registration, navigation, certification, classification, management, manning, provisioning, the provision of bunkers and lubricating oils, testing, design, condition, delivery to or by the Lessor, acceptance, leasing, sub-leasing, insurance, maintenance, repair, drydocking, service, modification, refurbishment, survey, conversion, overhaul, replacement, removal, repossession, return, redelivery, sale or disposal by the Lessee or any other person of the Vessel, or otherwise in connection with the Vessel including, without prejudice to the generality of the foregoing, any Losses arising from any pollution or other environmental damage caused by or emanating from the Vessel or caused by the Vessel becoming a wreck or an obstruction to navigation, whether or not any such Liability may be attributable to any defect in the Vessel or to the design, construction or use thereof or from any maintenance, service, repair, overhaul, inspection or to any other reason whatsoever (whether similar to any of the foregoing or not), and regardless of when the same shall arise (whether prior to, during or after termination of the leasing of the Vessel under this Agreement) and whether or not the Vessel (or any part thereof) is in the possession or control of the Lessee or the Sub-Lessee or any other person and whether or not the same is in the United Kingdom waters or abroad;

             (ii) as a consequence of any claim that any design, article or material in the Vessel or any part thereof or relating thereto or the operation or use thereof constitutes an infringement of patent, copyright, design or other proprietary right;

             (iii) in preventing or attempting to prevent the arrest, seizure, taking in execution, requisition, impounding, forfeiture or detention of the Vessel or in securing or attempting to secure the release of the Vessel (but excluding, in a case where Clause 12.15 applies, any Losses incurred prior to the thirty day period mentioned in such clause, unless it was reasonable to have incurred such Losses);

              (iv) as a consequence (direct or indirect) of the breach by any Primary Obligor of any of their respective obligations to the Lessor under any of the Lease Documents or of any of the warranties and representations on the part of any Primary Obligor made in this Agreement or in any of the other Lease Documents being untrue or inaccurate in any respect whatsoever when made;

              (v) any costs and expenses incurred by the Lessor in connection with the sale or Total Loss of the Vessel (including, without limitation, broker's commissions, redelivery costs (if any), marketing expenses, legal costs, storage, insurance, registration fees and any other expenses of the Lessor incurred pending the sale or disposal of the Vessel or otherwise in connection with the sale or disposal of the Vessel), in each case unless incurred by reason of a contravention by the Lessor of Clause 19;

              (vi) any costs, expenses, damages, liabilities, penalties, fees and other outgoing expended, incurred or suffered by the relevant Indemnified Person in connection with:

                     (A) the arrest, seizure, taking into custody or other detention by any court or other tribunal or by any Government Entity (other than by reason of a Lessor's Vessel Lien); or

                     (B) the subjection to distress by reason of any process, claim, the exercise of any rights conferred by a Vessel Lien (other than Lessor's Vessel Liens) or by any other action whatsoever, of any vessel owned or leased by any member of the Lessor's Group, which are expended, suffered or incurred as a result of or in connection with any claim or alleged claim against, or liability or alleged liability of, any member of the Guarantor's Group together with any costs and expenses or other outgoings which may be paid or incurred by any member of the Lessor's Group in releasing such vessel from any such arrest, seizure, custody, detention or distress, which shall be deemed to include, in the event that such release is secured by the provision by any member of the Lessor's Group of any guarantee or bond or other security (including a cash deposit):

                     (1) any fee paid to any third party for the issue of any such guarantee or bond; or

                     (2) if such guarantee or bond is issued by a member of the Lessor's Group, an amount equal to the fee which the Lessor certifies would have been charged by such member of the Lessor's Group to the Lessee had the Lessee requested the issue in favour of a third party of a guarantee or bond in an equivalent maximum principal amount of the same currency; or

                     (3) in the case of a cash deposit, interest on the amount of such deposit (less any interest actually received by the Lessor thereon, but after adding back the amount of any Tax Liability in respect of such interest) for the period from (and including) the date on which such deposit is provided to (but excluding) the earlier of (a) the date upon which the Lessee either pays to the Lessor or, as the Lessor may require, ensures that there is credited to an account with the Bank and charged in favour of the Lessor upon terms acceptable to the Lessor an amount equal to such deposit in substitution or security therefor and (b) the date of the release of such deposit at the rate per annum which is the aggregate of the cost to the Lessor or the applicable Relevant Member of funding such deposit in the relevant currency plus one point five per cent. (1.5%); or

                     (4) in the case of any other security, the cost to the Lessor or the applicable Relevant Member in providing such security;

             (vii) if the Vessel becomes a wreck or obstruction to navigation, against all losses, costs, damages and expenses which such Indemnified Person may in consequence thereof incur, including in respect of the removal or destruction of the wreck or obstruction under statutory or other powers, other than a Tax Liability or any amount in respect of which the Indemnified Person is entitled to be indemnified pursuant to Clause 26.1 (General Tax indemnity) or would, but for an exception contained in Clause 26.2 (Restriction on General Tax indemnity), be so indemnified (each of the above other than a Tax Liability being referred to as a "Liability").

       (b) Without prejudice to the generality of the provisions of Clause 24.1(a), Clause 24.1 (a) shall extend to claims of persons (including governments or other bodies whether corporate or otherwise) who have incurred expenditure in taking preventative measures against loss or damage or have suffered or allege that they have suffered loss, damage or injury in connection with anything done or omitted to be done by any person in relation to, in respect of, or in connection with, the Vessel, including in connection with any oil or other substance emanating or threatening to emanate from the Vessel and shall extend to levies, impositions, calls or contributions on, or required to be made by, the Lessor during or in respect of the period commencing on the date hereof and terminating on a sale of the Vessel following the termination or expiration of the leasing of the Vessel hereunder.

       (c) The indemnities contained in Clause 24.1(a) shall extend to include:

              (i) the Sterling cost (including fees and commissions) to the Indemnified Person in acquiring any currency (other than Sterling) with Sterling in order to satisfy or discharge in a currency other than Sterling any Liability;

              (ii) all costs of interest, fees and other amounts whatsoever suffered or incurred by any Indemnified Person in order to fund the satisfaction or discharge of any Liability; and

              (iii) each Loss suffered or incurred by the Lessor in satisfying or discharging, or indemnifying any Indemnified Person (other than itself) against, any Liability, or any matter referred to in (i) or (ii) above, whether or not such Liability is suffered or incurred by the Lessor under any formal or informal arrangement, and whether or not any such formal or informal arrangement existed at the time the Liability was suffered or incurred by such Indemnified Person.

24.2   Exclusions from general indemnity

       The indemnities contained in Clauses 24.1(a) and 24.1(b) shall not extend to any Liability:

       (a) to the extent that such Liability is caused by any act of an Indemnified Person which constitutes the wilful or reckless misconduct of such Indemnified Person;

       (b) to the extent that such Liability is caused by any failure on the part of the Lessor to comply with any of its express and specific obligations under any of the Lease Documents to which the Lessor is party;

       (c) to the extent that such Liability constitutes the Lessor's Cost or any part thereof;

       (d) to the extent that such Liability constitutes a cost which is expressly to be borne by the Lessor under any other provision of this Agreement or the Novation Agreement and which the Lessee establishes was not intended to be within the scope of the indemnities granted in favour of the Lessor or any other member of the Lessor's Group in any Lease Document; or

       (e) to the extent that such Liability is solely caused by a failure by any Payment Bank to comply with any of its obligations under the relevant Payment Agreement to which it is party, excluding any part thereof constituting a Restricted Amount; or

       (f) to pay any survey costs which are expressed to be payable by the Lessor in this Agreement.

24.3   Notification of indemnity claims

       Without prejudice to the provisions of this Clause 24 and without limiting in any way whatsoever, or being a condition precedent or subsequent to, the indemnities in favour of any Indemnified Person hereunder or prompt payment thereunder, the Lessor shall:

       (a) notify the Lessee in writing as soon as practicable after receipt by the Lessor of notice of a Liability (provided such notice is in writing). Such notification to the Lessee from the Lessor shall give such details as the Lessor then has and which are in all the circumstances reasonable having regard to the contents of the notice of a Liability received by the Lessor; and

       (b) where reasonably practicable notify the Lessee of the Lessor's intention to pay or procure the payment of any moneys in respect of any such Liability before any such payment is made, provided that interest on any moneys payable to the Lessor or any Indemnified Person under Clause 24.1 in respect of such Liability shall only accrue at LIBOR (or, in relation to any currency other than Sterling, the Lessor's funding cost in that other currency) from the date on which the Lessor or that Indemnified Person incurs that Liability, until such time as the Lessor notifies the Lessee of that Liability, after which interest will accrue at the Default Rate until reimbursed in full under Clause 24.1.

24.4   Defence of Claims

       Without prejudice to the provisions of this Clause 24, the Lessee shall (subject to having first obtained the consent of the relevant insurers, if any, and complying in all respects with its obligations under this Agreement) be entitled to take (at its own cost) such actions as the Lessee reasonably deems fit to defend or avoid any liability arising in respect of a liability or to take such action in the name of the Lessor, provided that the Lessee's ability to take action in the name of the Lessor shall be subject to:

       (a) the Lessor first being indemnified and secured to its reasonable satisfaction against all losses, costs, damages and expenses incurred and from time to time reasonably anticipated to be incurred in connection therewith;

       (b) the ability of the Lessee to commence court proceedings in the name of the Lessor, or to instigate a counterclaim in the name of the Lessor, shall be subject to the prior written consent of the Lessor (which consent the Lessor shall be at full liberty to withhold);

       (c) if court proceedings have been commenced by a third party against the Lessor as defendant or if, pursuant to sub-clause
              (b) above, the Lessor gives its consent to the use of its name in court proceedings (whether by way of claim or counterclaim), the Lessor shall permit the Lessee to have the full conduct of the court proceedings, or to instigate a counterclaim in the name of the Lessor, but the Lessee shall (i) consult with the Lessor and keep the Lessor fully informed in relation to their conduct and have due regard to the wishes of the Lessor in relation to the conduct of such court proceedings acknowledging the interest of the Lessor and each member of the Lessor Group in preserving the Lessor's and the Lessor Group's reputation as financial institutions and their respective business interests and customer relations and (ii) give timely notice to the Lessor of any meetings with Counsel or attendance at court, and the Lessor shall be entitled to attend any such meetings or court attendances;

       (d) in relation to all other matters, the Lessee shall keep the Lessor fully informed and have due regard to the wishes of the Lessor in relation to the use of the Lessor's name acknowledging the Lessor's interest in preserving the Lessor's and each member of the Lessor's Group's reputation as financial institutions and their respective business interests and customer relations; and

       (e) notwithstanding sub-paragraph (c) above, the Lessor may at any time notify the Lessee that the Lessor is of the opinion that the continuance of such proceedings by the Lessee in the name of the Lessor is contrary to the Lessor's or any member of the Lessor Group's reputation as financial institutions or the business interests or customer relations of any of them. A certificate signed by a director of the Lessor shall be conclusive as to the correctness of such opinion. If the Lessor so notifies the Lessee, the Lessee shall forthwith cease to be entitled to conduct the court proceedings in the name of the Lessor, and the Lessor shall be at liberty to conduct, settle or discontinue such proceedings as it sees fit.

24.5   Recoveries from third parties

       If any Indemnified Person shall recover from or be paid by, any person (other than the Lessee, the Guarantor or the Sub-Lessee) any amount (other than under Clause 26) in respect of any payments paid or discharged by the Lessee in accordance with this Clause 25, then provided that the Lessor has received payment of such amount and is satisfied that such amount is unconditionally available for retention by the Lessor, the Lessor shall pay to the Lessee a sum equal to the value of such recovered or paid amount together with any interest actually earned on such recovered or paid amount (less the amount of any Tax Liability thereon), such payment by the Lessor to be subject always to the provisions of Clause 25.5.

24.6   Other indemnities

       Each of the indemnities contained in this Clause 24 or otherwise contained in this Agreement or in any other of the Lease Documents is in addition to, and not in substitution for, and shall not be affected or prejudiced by, any other security, guarantee or indemnity (including the other indemnities aforesaid) now or hereafter held by the Lessor.

24.7   Pass through of indemnity benefits

       Where in this Clause 24 or in Clause 25 below an indemnity is expressed to be for the benefit of any person who is not a party to this Agreement the Lessor shall be entitled to indemnify such person on the same terms (and subject in particular to Clause 25.4) mutatis mutandis as the indemnities expressed to be for the benefit of such person in this Clause 25 and the Lessee shall indemnify the Lessor and hold the Lessor harmless on a full indemnity basis from and against each amount paid or payable by the Lessor to such person under any such indemnity. Any insurance effected by the Lessor shall not be brought into account in relation to any claim under any indemnity in favour of the Lessor or any other Indemnified Person under this Agreement.

24.8   Waiver of rights

       The Lessee further agrees and does hereby agree, without prejudice to the express provisions of this Agreement, to waive any rights as against the Lessor that the Lessee may have under the 1976 Convention on the Limitation of Liability for Maritime Claims (as most recently enacted in the United Kingdom pursuant to the Merchant Shipping Act 1995) to limit or reduce any amount that the Lessee is or may be obliged to pay.

25.    GENERAL TAX INDEMNITY AND OTHER TAX PROVISIONS

25.1   General Tax indemnity and payment of certain outgoings

       The Lessee shall pay and discharge or cause to be paid and discharged, as soon as the same arise or become payable (and shall, if requested by the Lessor, produce to the Lessor evidence of the payment and discharge thereof) and indemnify the Lessor and each Relevant Member and keep the Lessor and each Relevant Member fully indemnified against:

       (a)    any Tax Liabilities; and

       (b) any licence duties, registration, recording, titling or filing fees, charges or levies and any interest or penalties payable in connection with any of the same;

       which arise or become payable at any time in respect of, in consequence of or by reference to:

       (i)    the Vessel (or any part thereof) or any interest therein; or

       (ii) any document, payment, matter, circumstance or transaction entered into, made or occurring pursuant to, contemplated by or in accordance with this Agreement or by any of the other Lease Documents including (without limitation) the agreement to purchase, ownership, delivery to or by the Lessor, leasing, use, possession, operation, import, export, return, storage, maintenance, protection, sale, attempted sale or other disposition of the Vessel (or any part thereof) or any interest therein;

       or which arise or become payable as a result (whether alone or in connection with any other matter or circumstance) of anything done in response to any request by the Lessee or any other member of the Guarantor's Group.

25.2   Restriction on general tax indemnity

       The Lessee shall not be obliged to indemnify the Lessor or as the case may be the applicable Relevant Member pursuant to Clause 25.1:

       (a) against Corporation Tax attributable to any Rent or Termination Payment or interest actually receivable hereunder by the Lessor or to any other amounts payable to and unconditionally received by the Lessor under this Agreement or pursuant to or in connection with any of the other Lease Documents or to any sales or other proceeds (including, without limitation, insurance moneys) actually received and retained by the Lessor in respect of the Vessel;

       (b) against any Tax Liability or liability in respect of any of the matters referred to in Clause 25.1(b) to the extent it would not have arisen but for the reasonably avoidable delay or failure by the Lessor or, as the case may be, the applicable Relevant
              Member in the filing of Tax returns or the payment of Taxes or any duties, fees, charges or levies referred to in Clause 25.1(b) assessed on or payable by the Lessor or, as the case may be, the applicable Relevant Member which delay or failure has not been consented to, or requested by the Lessee or any other member of the Guarantor's Group or unless such failure or delay by the Lessor or, as the case may be, the applicable Relevant Member arises from a failure by the Lessee or any other member of the Guarantor's Group promptly to provide the Lessor or, as the case may be, the applicable Relevant Member with correct, suitable and adequate information to enable the Lessor or, as the case may be, the applicable Relevant Member to file the relevant Tax return or pay such Taxes or other amounts;

       (c) against any Tax Liability to the extent that it is taken into account in accordance with the provisions of the Financial
              Schedule in computing the amount of any Rent or Termination Payment or any adjustment thereto or would be so taken into account but for the operation of paragraph 3.4.1 of part 3 of the Financial Schedule;

       (d) against any Tax Liability which is imposed by way of deduction or withholding from any payment due from the Lessee under this Agreement to the Lessor, whether or not the Lessee is required to make any payment or increased payment in respect thereof under Clause 25.3;

       (e) against any Tax Liability which is suffered by the Lessor by reason of the non-deductibility for the purposes of Taxation of any payment made by the Lessor to the Lessee, whether or not the Lessor is entitled to make any withholding in respect thereof under Clause 25.7;

       (f) to the extent that such Tax Liability is caused by any act of the Lessor which constitutes wilful or reckless misconduct of the Lessor;

       (g)    against any Tax Liability in respect of VAT or Irrecoverable
              VAT, whether or not the Lessee is required to make any payment or increased payment in respect thereof under Clause 25.4.

25.3   Payments and Taxes

       (a) All sums payable to the Lessor and/or any member of the Lessor's Group pursuant to or in connection with this Agreement or any of the other Lease Documents shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law.

       (b) If any deduction or withholding is required by law in respect of any payment due to the Lessor and/or any member of the Lessor's Group pursuant to or in connection with this Agreement or any of the other Lease Documents or any document contemplated by or entered into pursuant hereto or thereto , the Lessee shall:

              (i) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

              (ii) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

              (iii)  (A)    if the payment is to be made by the Lessee, increase
                            the payment in respect of which the deduction or withholding is required so that the net amount received by the Lessor or, as the case may be, the applicable Relevant Member as aforesaid after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made which arises as a consequence of the increase) shall be equal to the amount which the Lessor or, as the case may be, that Relevant
                            Member would have been entitled to receive in the absence of any requirement to make a deduction or withholding; or (as the case may be)

                     (B) (except to the extent that the deduction or withholding arises under a Payment Agreement and constitutes an Excluded Amount (as defined in the relevant Payment Agreement) and the relevant Payment Bank is required under Clause 4.4 thereof to make an increased payment in respect thereof) if the payment is to be made by any person other than the Lessee, pay directly to the Lessor or, as the case may be, that Relevant Member such sum (a "compensating sum") as will, after taking into account any deduction or withholding which is required to be made in respect of the compensating sum, enable the Lessor or, as the case may be, that Relevant Member to receive, on the due date for payment, a net sum equal to the sum which the Lessor or, as the case may be, that Relevant
                            Member would have received in the absence of any obligation to make a deduction or withholding; and

             (iv) promptly deliver or procure the delivery to the Lessor or, as the case may be, that Relevant Member of appropriate receipts evidencing the deduction or withholding which has been made.

       (c) If the Lessor or, as the case may be, the applicable Relevant Member determines in its absolute discretion that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which the Lessee has made an increased payment or paid a compensating sum under this Clause 25.3 the Lessor or, as the case may be, that Relevant Member shall, provided the Lessor or, as the case may be, that Relevant Member has received all amounts which are then due and payable under any of the provisions of this Agreement and the other Lease Documents, pay to the Lessee (to the extent that the Lessor or, as the case may be, that Relevant Member can do so without prejudicing, the amount of that benefit and the right of the Lessor or, as the case may be, that Relevant Member to obtain any other benefit relief or allowance which may be available to
              it) as soon as reasonably practicable such amount, if any, as the Lessor shall determine in its absolute discretion will leave the Lessor or, as the case may be, that Relevant Member in no better and no worse position than the Lessor or, as the case may be, that Relevant Member would have been in if the deduction or withholding had not been required,

              PROVIDED THAT:

              (i) the Lessor or, as the case may be, that Relevant Member shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit;

              (ii) the Lessor or, as the case may be, that Relevant Member shall not be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

              (iii) if the Lessor or, as the case may be, that Relevant Member has made a payment to the Lessee pursuant to Clause 25.3(c) on account of any Tax benefit and it subsequently transpires that the Lessor or, as the case may be, that Relevant Member did not receive that Tax benefit, or received a lesser Tax benefit, the Lessee shall pay on demand to the Lessor such sum as the Lessor may determine as being necessary to restore the after-Tax position of the Lessor or, as the case may be, that Relevant Member to that which it would have been had no adjustment under this proviso (iii) been necessary. Any sums payable by the Lessee to the Lessor under this proviso (iii) shall be subject to the provisions of Clause 25.5;

             (iv) the Lessor or, as the case may be, that Relevant Member shall not be obliged to make any payment under this Clause
                     25.3 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law);

              PROVIDED FURTHER THAT if the Lessee requests the Lessor, in writing, to make an application pursuant to the provisions of a double tax treaty for relief (whether in whole or in part) in respect of any deduction or withholding required by law, the Lessor shall (at the cost of the Lessee) take such action as the Lessee shall reasonably request to make such application to an applicable Tax authority. If the Lessor subsequently obtains a repayment (whether in whole or in part) of such deduction or withholding from that Tax authority in circumstances where the Lessee has made an increased payment or paid a compensating sum under this Clause 26.3 the Lessor shall, provided that the Lessor has received all amounts which are then due and payable by the Lessee under any of the provision of this Agreement and the other Lease Documents, pay to the Lessee as great an amount of the repayment as possible as will leave the Lessor in no worse position than the Lessor would have been in if the deduction or withholding had not been required.

25.4   Value Added Tax

       (a) If the Lessor makes any supply for Value Added Tax purposes pursuant to or in connection with this Agreement or any of the other Lease Documents or any transaction or document contemplated herein or therein, the Lessee shall (save to the extent that the Lessor is entitled to be indemnified in respect of that Value Added Tax by an increased payment under Clause 25.4(b) below) at such time as the Lessor certifies to the Lessee that any amount of VAT payable in respect of that supply has not been paid to the Lessor and having duly accounted for such VAT to Customs and Excise at the correct time and having duly claimed bad debt relief in respect of that VAT the Lessor either has or has not received such relief, pay on demand to the Lessor an amount equal to the aggregate of any Value Added Tax which is payable in respect of that supply and has not been the subject of bad debt relief and interest on an amount equal to any Value Added Tax payable in respect of the supply at LIBOR ascertained in respect of the date on which such VAT was accounted for to Customs and Excise for the period from that date until the date of the Lessor's certificate or the date upon which bad debt relief is received.

       (b) Save where expressly provided to the contrary, all payments made under this Agreement and the other Lease Documents are calculated without regard to Value Added Tax. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise), the amount of that payment shall be increased by an amount equal to the amount of Value Added Tax which is chargeable in respect of the taxable supply in question PROVIDED THAT the Lessor shall not be liable to pay an amount in respect of Value Added Tax until such time as, and to the extent that it receives a credit for such VAT as "input tax", as defined in sub-section (1) of section 24 of VATA, under sections 25 and 26 of VATA, in which case such payment shall be made as soon as practicable after the credit is received.

       (c) If any amount of Value Added Tax paid by the Lessor pursuant to this Agreement or any of the Lease Documents shall be Irrecoverable VAT, the Lessee shall forthwith on demand by the Lessor indemnify the Lessor and keep the Lessor fully indemnified at all times against such Irrevocable VAT PROVIDED THAT if the Lessor determines that such Irrecoverable VAT subsequently proves to be recoverable, the Lessor shall pay to the Lessee such amount, if any, as the Lessor in its absolute discretion shall determine will leave the Lessor in no better and no worse a position than the Lessor would have been in if no payment had been made by the Lessee to the Lessor under this Clause 25.4(c).

25.5   Grossing-up of indemnity payment

       If the Lessor makes a payment or suffers a loss in respect of which it is entitled to be indemnified or reimbursed or otherwise kept harmless pursuant to any provision of this Agreement or any of the other Lease Documents and the Lessor determines in its absolute discretion that:

       (a)    (i)    the loss or payment is not or will not be wholly
                     deductible in computing the profits of the Lessor for the purposes of Tax whilst the payment to be made by way of indemnity or reimbursement (for the purpose of this Clause 25.5, the "Payment") will or is likely to give rise to a Tax Liability for the Lessor; or

              (ii) the Payment is likely to give rise to a Tax Liability for the Lessor in any Accounting Period of the Lessor earlier than the Accounting Period in which the loss or payment is deductible;

              then, at the time of the Payment the Lessee shall pay such an amount (the "Additional Payment") as will, after taking into account any Tax Liability likely to be suffered or incurred by the Lessor in respect of the Payment or the Additional Payment, leave the Lessor in the same after-Tax position as it would have been in had the Payment not given rise to any Tax Liability and the loss or payment had not been deductible PROVIDED THAT if at the time of the Payment the Lessor considers that no Additional Payment is necessary but subsequently determines that an Additional Payment is necessary to indemnify the Lessor, the Additional Payment shall be paid by the Lessee to the Lessor following a demand by the Lessor;

       (b) the loss or payment has proved to be wholly deductible in computing the profits of the Lessor for the purposes of Tax whilst the Payment by the Lessee has provided not to give rise to any Tax Liability for the Lessor, then the Lessor shall pay to the Lessee a rebate of Rent (for the purposes of this Clause 26.5 the "Rebate") of such amount as will leave the Lessor in no better and no worse position than it would have been in if the Payment had not given rise to a Tax Liability for the Lessor and the loss or payment had not been deductible,

       PROVIDED THAT if the Lessor subsequently determines that any payment by the Lessee to the Lessor under this Clause 25.5 by way of an Additional Payment or, as the case may be, any Rebate was calculated on an incorrect basis, such adjustment shall be made between the Lessor and Lessee as the Lessor determines necessary to restore the after-Tax position of the Lessor to that which it would have been if no adjustment had been necessary.

25.6   Documentary and other similar Taxes

       All stamp, documentary, registration or other like duties or Taxes, including any penalties, additions, fines, surcharges or interest relating thereto, which are imposed on or chargeable on or in connection with this Agreement or any of the other Lease Documents shall be paid by the Lessee PROVIDED THAT the Lessor shall be entitled but not obliged to pay any such duties or Taxes, whether or not they are its primary responsibility, whereupon the Lessee shall on demand indemnify the Lessor against those duties or Taxes. The Lessor agrees that if it decides to pay any such duties or Taxes, it shall give the Lessee not less than five (5) Houston Business Days' notice before making such payment.

25.7   Deductibility

       Notwithstanding anything contained in this Agreement or any of the other Lease Documents, if the Lessor determines that any payment which it is required to make to the Lessee under this Agreement or under any of the other Lease Documents, by way of rebate of Rent or otherwise (but excluding any rebate of Rent under Clause 10.2 or Clause 20.2), will not or may not be fully deductible in computing the Lessor's liability to Corporation Tax for the Accounting Period of the Lessor in which the payment is made, the Lessor shall be entitled to withhold and retain from that payment such amount as the Lessor determines to be necessary to enable it to occupy the same after-Tax position as it would occupy if the payment were fully deductible as aforesaid;

       PROVIDED THAT if:

       (a) any such payment is made without withholding and the Lessor subsequently determines that the payment will not or may not be fully deductible as aforesaid; or

       (b) any such payment is made subject to withholding and the Lessor subsequently determines that no such withholding ought to have been made or the basis on which the withholding was calculated was incorrect;

       such adjustment shall be made between the Lessor and the Lessee as the Lessor determines to be necessary, taking into account the time value of money, to enable the Lessor to occupy the same after-Tax position as it would occupy if no such adjustment were necessary. Any sum payable by the Lessee to the Lessor under this proviso shall be subject to the provisions of Clause 25.5.

26.   PRESERVATION OF INDEMNITIES

       Without prejudice to damages or other claim which either party may, at any time, have against the other hereunder or under any of the Lease Documents it is hereby agreed and declared that the indemnities given by the Lessee in favour of the Lessor or any member of the Lessor's Group contained in this Agreement shall continue in full force and effect notwithstanding any sale or other disposition of the Vessel, a Total Loss having occurred or any breach of the terms hereof or thereof by the Lessor (including fundamental breach), the repudiation by the Lessor or the Lessee of this Agreement or any of the Lease Documents or the expiration of the Lease Period through effluxion of time or otherwise or the termination of the leasing or sale of the Vessel hereunder or any other circumstance whatsoever.

27.    ASSIGNMENT

27.1   Assignment by Lessor

27.1.1 The Lessee acknowledges and agrees that the Lessor shall be entitled at any time and from time to time to assign, transfer, novate or otherwise dispose of all (but not part only) of its interest in the Vessel and the Lease Documents:

       (a) to any person (the "Transferee") who is not a member of the Lessor's Group with the consent of the Lessee (such consent not to be unreasonably withheld) PROVIDED ALWAYS THAT:

              (i) the assignment, transfer, novation or other disposal shall be on terms that the Lessee shall be under no greater obligation or liability under this Agreement and the other Lease Documents to which it is a party than it would have been under but for such assignment, transfer, novation or other disposal;

              (ii) the transferee (or its ultimate parent company) is a bank or financial institution rated with one of Moody's Investors Service, Inc. (or any successor to its ratings business) or Standard & Poor's, a division of the McGraw-Hill Companies (or any successor to its ratings business) with a rating no lower than the rating of Barclays Bank Plc with that ratings agency at that time;

              (iii) the rights of the Lessee under the Lease Documents shall not be adversely affected and shall be on equivalent terms to the Lease Documents in force prior to the assignment, transfer, novation or other disposal (and, without prejudice to the generality of the foregoing, the Lessee shall receive a mortgage from the replacement lessor and a parent support letter from the replacement lessor's ultimate parent in equivalent terms to those granted pursuant to this Agreement); and

              (iv) it shall, without limitation, be reasonable for the Lessee to withhold its consent if it certifies that the proposed transferee (or its ultimate parent company or a Subsidiary
                     (UK) of its ultimate parent company) is a company which the Lessee or any other company or the Guarantor's Group has valid business reasons for not entering into a relationship with, without specifying those reasons; and

       (b) to any person who is a member of the Lessor's Group without the need for the Lessee's consent provided that the Lessee shall be under no greater obligation or liability under this Agreement and the other Lease Documents to which it is party than it would have been under but for such assignment, transfer, novation or other disposal, and in each case, and the Lessee hereby agrees and undertakes that it will upon the request of the Lessor execute such further documents and give such notices as the Lessor may reasonably require in order to effect such assignment, transfer, novation or other disposal, provided that any costs incurred by the Lessee (including any reasonable legal fees and Irrecoverable VAT thereon) in connection therewith or with any consequential amendments to the Lease Documents shall be reimbursed by the Lessor.

27.1.2 The Lessor agrees to notify the Lessee promptly after any acquisition by the Lessor of any vessel or any rights to acquire any vessel, ship or similar seagoing structure (other than the Vessel). If so requested by the Lessee within two (2) months following any such notification, the Lessor shall procure that the rights and interests of the Lessor in the Vessel and the rights and obligations of the Lessor under the Lease Documents are transferred at the cost of the Lessor to another member of the Lessor Group (which does not own any vessel, ship or similar seagoing structure) within a period of two (2) months following the request.

27.2   Assignment by the Lessee

       (A) Except as expressly permitted by Clause 27.2(B), the Lessee may not assign, transfer or part with any of its rights or obligations under, or the benefit or burden of, this Agreement or the other Lease Documents to which the Lessee is a party without the prior written consent of the Lessor.

       (B) The Lessee shall be entitled at any time and from time to time to assign and transfer the entire burden and benefit of this Agreement and each of the other Lease Documents to which it is a party (together but not separately) to any person who is a member of the Guarantor's Group without the need for the Lessor's consent provided that:

              (i) the transferee, the Guarantor and any other necessary person shall have entered into such documentation as may be necessary to give effect to such assignment and transfer (including any amendment that may be necessary to the terms of the Guarantee to ensure that the Guarantee extends to the obligations of the assignee hereunder) and the Lessor shall be under no greater obligation or liability under this Agreement and the other Lease Documents than it would have been under but for such transfer, and the Lessor shall not suffer or incur any greater cost or loss of benefit under this Agreement and the other Lease Documents as a result of such assignment or transfer; and

              (ii) any costs and expenses (including stamp duty) in respect of such transfer shall be for the Lessee's account.

       (C) The Lessor agrees from time to time, and at the Lessee's expense, to co-operate with the Lessee and do and perform such acts and execute and deliver such instruments as the Lessee may reasonably request to effect such assignment and transfer referred to in Clause 27.2(B).

28.    LESSOR'S RIGHT OF SET-OFF; GROSS PAYMENT OF REBATES

28.1 Subject to the following provisions of this Clause 28, if at any time a Relevant Event shall have occurred and be continuing, the Lessor shall be entitled to set off or withhold from any sum or sums expressed in this Agreement or any of the Lease Documents to be payable by the Lessor to the Lessee any amounts due or expressed to be due (or which would, if demanded, be due) from the Lessee, to the Lessor under this Agreement or any of the Lease Documents. Save as aforesaid the Lessee, authorises the Lessor to apply any credit balance to which the Lessee is entitled on any account of the Lessee with the Lessor in satisfaction of any sum due and payable from the Lessor hereunder or under any of the other Lease Documents but unpaid; for this purpose, the Lessor is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. The Lessor shall not be obliged to exercise any right given to it by this Clause 28.1

28.2 All sums payable by the Lessor under Clause 10.2 and Clause 20.2 shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law.

28.3 If any deduction or withholding is required by law in respect of any payment due to the Lessee under Clause 10.2 or Clause 20.2, the Lessor shall increase the payment in respect of which the deduction or withholding is required so that the net amount received by the Lessee after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made which arises as a consequence of the increase) shall be equal to the amount which the Lessee would have been entitled to receive in the absence of any requirement to make a deduction or withholding.

28.4 If the Lessor has been required to make any payment under Clause 28.3, the Lessee shall, on the date on which the Lessor is required to make the payment, pay to the Lessor an amount equal to the amount which the Lessor is required to pay under Clause 28.3. Any such payment shall be subject to the terms of Clause 25.5.

29.   MISCELLANEOUS

29.1  General Fees and Expenses

      The Lessee shall on demand:

      (a) pay or reimburse to the Lessor all costs and expenses (including, without limitation, the Lessor's Expenses and survey costs) of the Lessor properly incurred in connection with the negotiation, preparation or execution of the Lease Documents and any amendment, variation or waiver from time to time hereto or thereto or any consent from time to time hereunder or thereunder and with delivery to or by the Lessor, redelivery or sale of the Vessel or any part thereof, save to the extent that such costs and expenses have been taken into account in the Financial Schedule;

      (b) pay or reimburse to the Lessor all costs and expenses (including, without limitation, legal fees and survey costs and expenses) properly incurred by the Lessor in connection with the operation of Clauses 4.3 to 4.6 inclusive and paragraph 2 of Schedule 4,
              Part 5 and of Clause 3.6 of the Novation Agreement and in connection with or incidental to the breach by any party (other than the Lessor and any Payment Bank) of any of its respective obligations under the Lease Documents, the protection, preservation or enforcement of any right or remedy conferred upon the Lessor under any of the Lease Documents or by law, or to any action or act to recover possession of the Vessel or any part thereof, whether or not any such action progresses to judgment;

      (c) pay or reimburse to the Lessor all costs and expenses (including, without limitation, fees of legal and other advisers) incurred in connection with any action or act brought by the Lessor to recover any Rent or other payments due from any party (other than the Lessor and any Payment Bank) under this Agreement or any of the other Lease Documents; and

      (d) pay or reimburse to the Lessor all costs and expenses (including without limitation, legal, insurance and other advisers) properly incurred by the Lessor in connection with a Total Loss of the Vessel.

29.2 The Lessee acknowledges receipt of a copy of the Fee Letters setting out arrangement and other fees and hereby authorises the payment of these fees as set out in such letters.

29.3 The Lessee shall pay to the Lessor, by way of fee, the Costs of Management Time to the extent provided in Clause 1.4 and the Costs of Management Time incurred by the Lessor in connection with any of the matters referred to in Clauses 4.3 to 4.6 inclusive, Clause 10 and Clause 24.1, the operation of Clause 12 and Clause 21, any exercise of the Lessee's rights under Clause 27.2, the operation of the letter of even date herewith from the Lessor to the Lessee entitled "Tax Consultation", any amendment or supplement to this Agreement or the Lease Documents and any restructuring of the transaction implemented by this Lease and the Lease Documents (unless requested by, and for the sole benefit of, the Lessor).

29.4  Delay in enforcement, waivers etc.

      All waivers of any right, power or privilege by any of the Lessor or the Lessee shall be in writing signed by the Lessor or, as the case may be, the Lessee. No failure or delay on the part of the Lessor or the Lessee in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity.

29.5  Variation

      This Agreement shall only be varied by an instrument in writing executed by the parties hereto.

29.6  Invalidity

       If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

29.7   Notices

       (a) Any demand, consent, record, election or notice (a "Notice") required or permitted to be given by either party to the other under this Agreement shall be in writing and sent by first class prepaid airmail post or delivered by hand or sent by fax addressed as follows:

              (i)    if to the Lessor to:

                     BMBF (NO.12) LIMITED
                     c/o Barclays Mercantile Business Finance Limited Churchill Plaza
                     Churchill Way
                     Basingstoke
                     Hampshire RG21 7GL

                     Fax:+(44) (0)1256 810283
                     Attention:Company Secretary
                     Referring to:"Schedule number 52/5050 5371-3"

              (ii)   if to the Lessee to:

                     Global Marine International Drilling Corporation c/o McKinney Bancroft & Hughes,
                     Mareva House,
                     4 George Street,
                     PO Box 3937,
                     Nassau,
                     The Bahamas.

                     Fax:+ (1) 242 328 2520
                     Attention:Richard H.R. Lightbourn

              or in each case to such address or facsimile number as one party may, by not less than three (3) Houston Business Days' notice, notify in writing to the other party hereto.

       (b) Any Notice shall be deemed to have been given or received to or by the party to whom it is addressed ten (10) days following posting, if posted by first class prepaid airmail post and on receipt, if delivered by hand. Any notice sent by fax shall be treated as received only when the sender has received a fax by return from the recipient acknowledging receipt.

       (c) Any notice to the Lessee shall be copied to the Guarantor in accordance with the notice provisions of the Guarantee but no failure to serve a copy on the Guarantor will invalidate a notice served on the Lessee.

29.8   Applicable law

       This Agreement shall be governed by and construed, and performance thereof shall be determined, in accordance with the laws of England.

29.9   Counterparts

       This Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

29.10  Further assurances

       The Lessee agrees from time to time, and at the Lessee's expense, to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the Lessee to establish, maintain and protect the rights and remedies of the Lessor and to carry out and effect the intent and purpose of this Agreement and the other Lease Documents.

29.11  Entire agreement

       This Agreement, in conjunction with the other Lease Documents to which the Lessor is a party and any letter agreements of even date herewith or subsequent hereto between the Lessor and any other party to the Lease Documents, constitute the entire agreement between the parties hereto in relation to the leasing of the Vessel by the Lessor to the Lessee, and supersede all previous proposals, term sheets, agreements and other written and oral communications in relation thereto.

29.12  Submission to jurisdiction

       (a) The Lessee (which shall include its respective successors and permitted assigns from time to time) hereby submits to the non-exclusive jurisdiction of the courts of England with regard to this Agreement and the other Lease Documents to which the Lessor is a party (the "Relevant Agreements"). Any legal action or proceedings with respect to this Agreement and the other Lease Documents may be brought in the courts of England or such other jurisdiction as the Lessor may elect. By its execution and delivery of this Agreement, the Lessee:

              (i) hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts with respect to the Relevant Agreements;

              (ii) waives any objections on the grounds of venue or forum non conveniens or any similar grounds and agrees that legal proceedings in any one or more jurisdictions shall not preclude legal proceedings in any other jurisdiction with respect to the Relevant Agreements;

              (iii) agrees that final judgment against it in any action or proceedings shall be conclusive and may be enforced in any other jurisdiction with respect to the Relevant Agreements within or outside England by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and of the amount of its Indebtedness; and

              (iv) hereby consents generally in respect of any legal action or proceeding arising out of or in connection with the Relevant Agreements to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

       (b) The Lessee in the case of the courts of England, hereby designates, appoints and empowers WFW Legal Services Limited (ref: CALP/2628.16002), at the address of its registered office for the time being, (presently of 15 Appold Street, London EC2A
              2HB) to receive, for it and on behalf of it, service of process in any legal action or proceedings with respect to the Relevant Agreements. The Lessee agrees that it will at all times continuously maintain an agent to receive service of process in England on its behalf and on behalf of its property with respect to the Relevant Agreements and if, for any reason, such agent named above or its successor shall no longer serve as agent of the Lessee to receive service of process in England, the Lessee shall promptly appoint a successor in England and advise the Lessor thereof. It is understood that a copy of any process served as above will be promptly forwarded (if necessary) by first class prepaid air mail post to the Lessee but the failure of the Lessee to receive such copy shall not affect in any way the service of such process on the said person as the agent of the Lessee.

29.13  Judgment currency

       If, under any applicable law, whether as a result of a judgment against any of the parties hereto or the liquidation of any of the parties hereto for any other reason, any payment under or in connection with this Agreement or any of the other Lease Documents is made or is recovered in a currency (the "Other Currency") other than that in which it is required to be paid hereunder or thereunder (the "Original Currency") then, to the extent payment (when converted at the rate of exchange and after deducting commission on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount which is required to be paid under or in connection with this Agreement or any of the other Lease Documents as aforesaid, the payer shall as a separate and independent obligation fully indemnify the payee on demand against the amount of the shortfall; and for the purposes of this Clause
       29.11 "rate of exchange" means the rate at which the payee is able as at
       11.00 a.m. (London time) on the relevant date to purchase the Original Currency from the Bank in London with the Other Currency.

30.    CONFIDENTIALITY

30.1 The Lessor hereby undertakes to the Lessee not to disclose and shall ensure that its officers, employees, agents and advisers shall treat as confidential the terms of the Lease Documents and any and all business or financial or other information supplied in or in connection with the Lease Documents ("Confidential Information") and that it shall not (except, where reasonably required in connection with this transaction, to any Government Entity of the United Kingdom), without the prior written consent of the Lessee, disclose to any third party any of the Confidential Information, save that it shall be entitled to disclose any Confidential Information:-

       (a) to another member of the Lessor's Group or to any agent or adviser of the Lessor or of such other member; or

       (b) to the extent required by law or a valid court order or in connection with any proceedings, enforcement of rights or benefits, or protection of rights or benefits, under this Agreement or any of the other Lease Documents or pursuant to a direction of the Bank of England or the Financial Services Authority or required by any regulatory, governmental or taxing authority; or

       (c) to the extent it has become part of the public knowledge or literature (except through a breach of this Clause 30.1).

30.2 The Lessee hereby undertakes not to disclose and shall ensure that its officers, employees, agents and advisers shall not directly or indirectly disclose (without the consent of the Lessor) to any third party (except, where reasonably required in connection with this transaction, to any Government Authority of the United Kingdom or the United States of America, including, for the avoidance of doubt, the Securities and Exchange Commission) information relating to the commercial terms of transactions effected by the Lease Documents, as evidenced by the form, terms or substance of the Lease Documents PROVIDED THAT the restriction contained in this Clause 30.2 shall not apply to any disclosure:-

       (a) to another member of the Guarantor's Group or to any agent or adviser of the Lessee or of such other member in which case the Lessee shall be liable for any such person's breach of this Clause 30.2; or

       (b) to the extent required by law or a valid court order or in connection with any proceedings, enforcement of rights or benefits, or protection of rights or benefits, under this Agreement or any of the other Lease Documents or required by any governmental, regulatory or taxing authority; or

       (c) to the extent it has become part of the public knowledge or literature (except through breach of this Clause 30.2).

30.3 The provisions of this Clause 30 shall survive the expiry or earlier termination of the Lease Period, the Final Date and the sale or Total Loss of the Vessel.

AS WITNESS this Agreement is executed by each of the parties hereto, in the case of the Lessee as its deed and is intended to be and is hereby delivered by the Lessee and in the case of the Lessor, under the hands of its duly authorised representative, in each case the day and year above written.



                                SCHEDULE 1

                            Financial Schedule


                                SCHEDULE 2

                                The Vessel


Name of Vessel                             GLOMAR IRISH SEA I

Registration
Registered Owner                           To be registered in the name of:
                                           BMBF (NO.12) Limited
                                           Churchill Plaza, Churchill Way,
                                           Basingstoke, Hampshire RG21 7GP
                                           England

Flag of Registration                       To be registered under the
                                           Panamanian flag under the laws of
                                           the Republic of Panama

Shipbuilder                                Harland & Wolff Shipbuilding and
                                           Heavy Industries Ltd.
                                           Queens Island, Belfast,
                                           Northern Island BT3 9DU

Class/Type                                 Class 456 Ultra-Deepwater Drillship

Hull Number                                1740

Main dimensions at normal drilling draft
Length Between Perpendiculars              210.0 metres

Breadth (molded)                           36.0 metres

Depth (molded)                             17.8 metres

Design Variable Deck Load                  25,000 tonnes

Deadweight (approximately)                 30,000 tonnes




                                SCHEDULE 3

                                  Part 1

                Representations and Warranties by the Lessee


(A) The Lessee is a company duly incorporated with limited liability and validly existing under the laws of the Bahamas and has the corporate power to own its assets and carry on its business as it is being presently conducted.

(B) The Lessee has the corporate power and authority to enter into and perform its obligations under each of the Lease Documents to which it is a party and to consummate the transactions contemplated thereby.

(C) The execution, delivery and performance of each of the Lease Documents to which the Lessee is a party and the consummation of the transactions contemplated thereby have been duly authorised by all necessary or appropriate corporate action on the part of the Lessee, do not require any shareholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Lessee except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or decree, judgment, injunction or order binding on the Lessee or any of its assets, or the Constitutive Documents of the Lessee or contravene the provisions of, or constitute a default under, any mortgage, contract or other agreement or instrument to which the Lessee is a party or by which it or any of its assets is bound or affected, or will result in the creation of any Lien upon the property or assets of the Lessee (other than as provided in the Lease Documents).

(D) Neither the execution nor the delivery nor the performance by the Lessee of any of the Lease Documents to which it is a party nor the consummation by the Lessee of any of the transactions contemplated thereby, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental or other authority or agency.

(E) Each of the Lease Documents to which the Lessee is a party constitutes, or when executed and delivered will constitute, the legal, valid and binding obligations of the Lessee, enforceable against it in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency or liquidation or any other laws or legal procedures affecting generally the enforcement of creditors' rights and the applicable general principles of equity;

(F) There are no pending or threatened litigation, arbitration or administrative actions or proceedings against the Lessee or any of its property or assets before any court, arbitrator or administrative agency or authority which will or might reasonably be expected to have a materially adverse effect on the financial condition, business or operation of the Lessee or on the ability of the Lessee to perform at all times its obligations under each of the Lease Documents to which it is a party.

(G) No Termination Event has occurred and is continuing or would result from the entry into or performance of this Agreement or any of the other Lease Documents to which the Lessee is a party.

(H) It is not necessary or advisable under any applicable laws, in order to ensure the validity of this Agreement or any of the other Lease Documents, to establish or protect the property rights of the Lessor in the Vessel or any part thereof that any of the Lease Documents or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or will have been effected on or before the Delivery Date.

(I) The claims of the Lessor against the Lessee under this Agreement and under any of the other Lease Documents to which it and the Lessor are parties will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by mandatory application of any bankruptcy, insolvency, liquidation or other analogous laws of general application.

(J) The choice by the Lessee of English law to govern this Agreement and any of the other Lease Documents to which it is a party and the submission by it to the jurisdiction of the High Court of Justice in London in the Lease Documents to which it is a party is valid and binding.

(K) Neither the Lessee nor any of its assets is entitled to any immunity on the grounds of sovereignty or otherwise from any legal actions or proceedings (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

(L) Under the law in force at the date of this Agreement, all payments to be made by the Lessee to the Lessor under this Agreement and any of the other Lease Documents to which it is party may be made by it free and clear of and without deduction for any Taxes and no deductions or withholdings are required to be made therefrom.

(M) The Lessee is a wholly-owned direct or indirect Subsidiary (US) of the Guarantor.

(N)   The Vessel on the Delivery Date will:

      (i)     be eligible in all respects for registration in the Flag State;

      (ii) maintain the Classification free of all overdue recommendations, reservations, notations and requirements of the Classification Society and will be tight, staunch, strong and seaworthy and will have placed on board full classification and other certificates required under all Applicable Laws and the rules, regulations and requirements of the Classification Society and the International Maritime Organisation including those to which the Vessel, her Master, officers and crew are subject at the Delivery Date; and

      (iii) in compliance with all material applicable Environmental Laws and Environmental Permits required in connection with the Vessel;

(O) At Delivery, the United States Oil Pollution Act 1990 will not apply to any of the Primary Obligors in relation to the Vessel at Delivery, but, to the extent it does so apply in the light of its location, the Primary Obligors will at Delivery comply with all applicable requirements in relation to the Vessel of such act, as amended, the regulations promulgated and guidance having the force of law issued pursuant thereto.



                                  SCHEDULE 3

                                    Part 2

                 Representations and Warranties by the Lessor

(A) The Lessor is duly incorporated and validly existing under the laws of England as a limited liability company and has the corporate power to own its assets and to carry on its business as it is being presently conducted.

(B) The Lessor has the power to execute, deliver and perform its obligations under the Lease Documents to which it is a party and all necessary corporate, shareholder and other action has been duly obtained or taken to authorise the execution, delivery and performance of the same.

(C) The execution, delivery and performance of each of the Lease Documents to which the Lessor is a party and the consummation of the transactions contemplated thereby have been duly authorised by all necessary or appropriate corporate action on the part of the Lessor, do not require any shareholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Lessor except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or decree, judgment, injunction or order binding on the Lessee or any of its assets, or the Constitutive Documents of the Lessor or contravene the provisions of, or constitute a default under, any mortgage, contract or other agreement or instrument to which the Lessor is a party or by which it or any of its assets is bound or affected, or will result in the creation of any Lien upon the property or assets of the Lessor (other than the mortgage over the Vessel to be provided to the Lessee or as otherwise provided in the Lease Documents).

(D) Neither the execution nor the delivery nor the performance by the Lessor of any of the Lease Documents to which it is a party nor the consummation by the Lessor of any of the transactions contemplated thereby, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental or other authority or agency.

(E) Each of the Lease Documents to which the Lessor is a party constitutes, or when executed and delivered will constitute, the legal, valid and binding obligations of the Lessor, enforceable against it in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency or liquidation or any other laws or legal procedures affecting generally the enforcement of creditors' rights and the applicable general principles of equity.

(F) The Lessor does not own or have any rights to acquire any vessel other than the Vessel.



                                    SCHEDULE 4

                                      Part 1

           Conditions precedent to the obligations of the Lessor generally


The Lessor shall have received each of the following in form and substance satisfactory to the Lessor:

1.     In respect of each Primary Obligor

       (a) a copy certified by a duly authorised officer of the relevant person to be a true, complete and up-to-date copy of the Constitutive Documents of that person;

       (b) a copy, certified by a duly authorised officer of the relevant person to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors or governors (or of a committee of the board of directors or governors) of that person:

              (i) authorising the entering into by that person of such of this Agreement and the other Lease Documents to which such person is party; and

              (ii) authorising an individual or individuals to sign and deliver on behalf of that person such of this Agreement and the other Lease Documents to which such person is party,

              or, in each case such other evidence as the Lessor may require that all necessary corporate action has been taken for the authorisations referred to in paragraphs (i) and (ii) above;

       (c) a copy certified by a duly authorised officer of that person to be a true copy, and as being in full force and effect and not revoked or withdrawn, of any power of attorney issued by that person pursuant to the said resolutions; and

       (d) a certificate of incumbency in relation to each Primary Obligor together with a list of authorised signatories with specimen signatures and, in relation to each Primary Obligor a certificate of goodstanding in relation to that person.

2. Evidence that the Shipbuilding Contract and the Novation Agreement have each been approved by the board of directors of the Shipbuilder, and that the signatory for the Shipbuilder is authorised to execute the Shipbuilding Contract and the Novation Agreement.

3.     Insurances

3.1 Evidence that all items intended to form part of the Vessel or to which the Lessor has title are insured on terms acceptable to the Lessor including, but not limited to, receipt by the Lessor of letters of undertaking from the Approved Brokers.

3.2 An opinion from the insurance advisers to the Lessor, as to the adequacy of the Insurances.

4. A power of attorney or a certified true copy extract of the up-to-date signature book of each Payment Bank, evidencing the extent of the signing authority of all relevant signatories and specimen signatures of those signatories or other evidence reasonably acceptable to the Lessor of the authority of the relevant signatories to execute each of the Lease Documents to which the relevant entity is party.

5. Evidence that all governmental and other licences, approvals, consents, registrations and filings necessary for any matter or thing contemplated by the Lease Documents and for the legality, validity, enforceability, admissibility and evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of effecting any registrations and filings, that arrangements are satisfactory to the Lessor have been made for the effecting of the same within any applicable time limit).

6.     Legal opinions, in each form satisfactory to the Lessor:

       (i)    from Higgs & Johnson, Bahamas counsel to the Lessee;

       (ii) from Richards, Layton & Finger, Delaware counsel to the Guarantor (including confirmation as to the US tax implications for the Lessor of entering into this Agreement and the other Lease Documents);

       (iii) from Watson, Farley & Williams, New York, in relation to the ability of the Lessor to enforce the benefit of the pollution indemnity provisions in the Service Contract; and

       (iv)   such other legal opinions as the Lessor may reasonably request.

7. Evidence that any consents which may be required for the due execution and performance of any Security Party (excluding the Service Contractor) of any Lease Document to which it is party have been obtained and are in full force and effect.

8. Evidence of the acceptance of appointment by each service of process agent appointed or required to be appointed under the Lease Documents to which the Lessor is a party.

9. An original counterpart of the Service Contract (if it has then been executed) (or a certified copy to the extent permitted by Clause 12.18(a)(ii)(A)) and an original counterpart of each other Lease Document to which the Lessor is a party, and a copy, certified by an officer of the Lessee as a true, complete and up to date copy, of each other Lease Document in each case duly executed and delivered by each party thereto other than the Lessor.

10. A copy, certified as a true and up-to-date copy by a duly authorised officer of the Lessee, of the Shipbuilding Contract and all amendments thereto as well as evidence that notices, invoices and certificates required thereunder have been duly executed and delivered together with a certified copy thereof.

11. Evidence that the conditions precedent to the Lease Documents, including each of the Payment Agreements, the Shipbuilding Contract, the Novation Agreement, the Put-Option Agreement and the Sub-Lease (other than the conditions precedent contained in this Agreement) have been fulfilled or waived in accordance with the respective terms of the Lease Documents.

12. A certificate from the Lessee stating that all the conditions precedent set out in Schedule 4, Part 4 have been satisfied or waived.


                                    SCHEDULE 4

                                      Part 2

Conditions precedent to Lessor's obligations to make payment of any Instalment


The Lessor shall have received each of the following in form and substance satisfactory to the Lessor in relation to each Instalment:

1      Corporate power and authority

1.1 Confirmation from a duly authorised officer of each Primary Obligor that there has been no change in the Constitutive Documents of the relevant person since the date on which a certified copy thereof was provided to the Lessor, or, as the case may be a copy certified by a duly authorised officer of the relevant person of any amendments thereto and confirmation that the board resolutions or other corporate authorisation referred to in paragraph 1.2 of part 1 of this schedule 4 remain unamended and in force.

1.2 In relation to each Payment Bank either (i) confirmation that any document to be executed by that Payment Bank, as the case may be, will be executed by the individuals in respect of which valid and existing powers of attorney appointing such individual as attorneys in fact for the relevant party has already been received or in respect of which a certified true copy extract of an up-to-date signature book has been received and that the respective powers of attorney or signature books of each Payment Bank, remain valid, in full force and unamended or
       (ii) a further certified copy of the relevant power of attorney appointing such individual as an attorney in fact with power to sign such documents on behalf of the Payment Bank, or signature book of each Payment Bank.

2      Payments and Accounts

2.1 Evidence that the requirements of Clause 22.4.1 have been satisfied in relation to the Instalment Date for that Instalment, including confirmation from each Payment Bank that it has received (a) all applicable conditions precedent (including 'bring-down' legal opinions) under the relevant Payment Agreement and (b) the relevant payment or payments due from the Lessee on the relevant date to such Payment Bank pursuant to the terms of the relevant Payment Agreement.

2.2 Evidence that any consents which may be required for the due execution and performance of any Primary Obligor and each Payment Bank of any Lease Document to which it is party have been obtained and are in full force and effect.

2.3 Each of the representations and warranties to the Lessor on the part of each of the Payment Banks under the relevant Payment Agreement shall be true and accurate on the relevant Instalment Date as if given on that date by reference to the facts and circumstances then existing (excluding any representations and warranties which are not repeated on such date);

2.4 Any costs and expenses required by the terms of this Agreement to be paid by the Lessee and which are not taken into account in the Financial Schedule.

3.     The Vessel

       Evidence that amounts, the Sterling Equivalent of which (as at the respective payment dates under the Shipbuilding Contract) equals or exceeds the amount of the applicable Instalment, have fallen due under the Shipbuilding Contract.

4.     Representations and Warranties

       Confirmation from each Primary Obligor that each of the representations and warranties to the Lessor on the part of that Primary Obligor under any Lease Document are true and accurate on the date for payment of the relevant Instalment as if given on that date by reference to the facts and circumstances then existing.

5.     No Relevant Event

       Confirmation that no Relevant Event has occurred or would result from the payment of that Instalment.



                                 SCHEDULE 4
                                   Part 3

Conditions precedent to Lessor's obligations to take delivery of the Vessel and to deliver the Vessel to the Lessee


In addition to the conditions set out in Parts 1 and 2 of this Schedule 4, the Lessor shall have received each of the following in form and substance satisfactory to the Lessor:


1. Delivery of the Vessel from the Contractor and a protocol of delivery and acceptance in respect thereof;

2.     the Acceptance Certificate duly executed by the Lessee;

3. a certificate duly executed by the person appointed in that behalf pursuant to the Supervision Agreement evidencing such person's acceptance of the Vessel on behalf of the Lessor in accordance with the terms of the Shipbuilding Contract and the Novation Agreement.

4. all other documents required to be delivered by the Shipbuilder on the Delivery Date pursuant to the Shipbuilding Contract, including a confirmation of class certificate for the Vessel dated no earlier than ten (10) days prior to the Delivery Date showing the Vessel to be free from any overdue recommendations affecting class.

5. a certificate duly executed by the Sub-Lessee evidencing the Sub-Lessee's unconditional acceptance of the Vessel in accordance with the terms of the Sub-Lease;

6.     a certificate from the Lessee as to the exact location of the Vessel;

7. Classification Certificate in relation to the Vessel showing the Vessel to be free from any overdue recommendations affecting class;

8. certified extract in the English language from the register of the Flag State, evidencing the provisional registration of the Vessel;

9. confirmation that each of the representations and warranties to the Lessor on the part of each of the Primary Obligors under each Lease Document to which they are respectively party are true and accurate on the Delivery Date as if given on that date by reference to the facts and circumstances then existing (excluding any representations and warranties which are not repeated on the Delivery Date);

10. confirmation that no Relevant Event has occurred or would result from the Delivery of the Vessel on the Delivery Date or the leasing of the Vessel to the Lessee pursuant to this Agreement.

11. Payment of any costs and expenses required to be paid by the Lessee and which are not taken into account in the Financial Schedule.

12. A legal opinion, in form satisfactory to the Lessor, from Watson, Farley & Williams, New York, in relation to the ability of the Lessor to enforce the benefit of the pollution indemnity provisions in the Service Contract.

13. An original counterpart of the Exxon Contract, duly executed by the Exxon Party, (or a certified copy to the extent permitted by Clause 12.18(a)(ii)(A)) together with the legal opinion required to be provided pursuant to Clause 12.18.

14. Insurances - evidence that the Vessel is insured on terms acceptable to the Lessor including, but not limited to, an opinion from the insurance advisors to the Lessor as to the adequacy of the insurances and receipt by the Lessor of a certificate and letters of undertaking from the Approved Brokers and the mutual association or club with which the Liability Insurances are placed and a certified copy certificate of entry in respect of the insurance cover for the Vessel referred to in Clause 9.

15. An opinion from the insurance advisers to the Lessor, as to the adequacy of the Insurances.

16. A valuation of the Vessel addressed to the Lessor from Kennedy Marr, dated not earlier than one month prior to the Delivery Date, establishing that the market value of the Vessel is not less than the aggregate of the amounts paid or to be paid by the Lessor under the Shipbuilding Contract and the Novation Agreement.

17. An opinion issued to the Lessor by suitably experienced independent engineers or valuers establishing that the Primary Period does not exceed the useful life of the Vessel.

18. A certificate from the Guarantor confirming that all Consents and Licences required for the operation of the Vessel under the Contract have been acquired or, as the case may be, specifying those consents and licences which have not yet been obtained, provided however that the Lessor reserves the right to request copies of any such consents and licences.

19. A certificate from the Lessee stating that all conditions precedent set out in Schedule 4, Part 5 have been satisfied or waived.



                                  SCHEDULE 4
                                    Part 4

                    Lessee's Conditions Precedent generally


The Lessee shall have received:

1.     In respect of the Lessor:

       (a) a copy, certified by the secretary of the Lessor to be a true, complete and up-to-date copy of the Constitutive Documents of the Lessor;

       (b) a copy, certified by a duly authorised officer of the Lessor to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors of the Lessor:

              (i) authorising the Lessor to enter into this Agreement and the Lease Documents to which it is a party; and

              (ii) authorising an individual or individuals to sign and deliver on behalf of the Lessor this Agreement and the other Lease Documents to which the Lessor is a party.

2. A letter from Barclays Bank PLC addressed to the Lessee and the Guarantor relating to the Lessor in the form previously agreed.



                                  SCHEDULE 4

                                    Part 5

                   Lessee's Conditions Precedent to Delivery


1. The Lessor shall have executed the Lessor's Mortgage as required under Clause 4.3(i).

2.     The Lessor shall have complied with Clause 4.4.



                                   SCHEDULE 5

                         Form of Acceptance Certificate


Acceptance Certificate dated [     ], BMBF (NO.12) Limited pursuant to a Lease
Agreement dated[     ], December 1998 (the "Head Lease") between BMBF (NO.12)
Limited (the "Lessor") as the lessor and Global Marine International Drilling Corporation (the "Lessee") as lessee.

Terms used herein shall have the meaning given thereto in the Head Lease.

1.     the Lessee confirms that, as between the Lessee and the Lessor
       (and without prejudice to any claims the Lessee may have against the Shipbuilder) the Vessel has been delivered by the Lessor to the Lessee
       and accepted by the Lessee from the Lessor as of [          ], 199[ ]
       in a condition and otherwise all in accordance with the Head Lease free of all Liens other than Permitted Liens.

2. the Lessee confirms that on the aforesaid date of delivery the Vessel became subject to and governed by the provisions of the Head Lease.

3.     Each of the Lessee and the Guarantor confirms that as at the date hereof:

       (i)    no Relevant Event has occurred and is continuing; and

       (ii)   the representations and warranties on its part set out in
              Schedule 3 of the Head Lease are true and accurate.



                                   SCHEDULE 6

                                     PART 1

      Form of Hull and Machinery (Marine and War Risks) Loss Payable Clause


All recoveries under this policy shall be applied as follows:

(a) at any time during the Lease Period, all claims hereunder in respect of actual or constructive or compromised or arranged total loss shall be paid in full to such account of the Lessor as the Lessor may notify to the insurers;

(b) all other claims hereunder shall be paid in full to the Lessee or to its order, unless and until the Lessor shall have notified insurers hereunder to the contrary, whereupon all such claims shall be paid to such account of the Lessor as the Lessor may notify to the insurers.



                                      SCHEDULE 6

                                        PART 2

             Form of Protection and Indemnity Risks Loss Payable Clause


Payment of any recovery which BMBF (NO.12) Limited (the "Lessor") or Global Marine International Drilling Corporation (the "Lessee") or Global Marine U.K. Limited (the "Sub-Lessee") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Lessor, the Lessee or the Sub-Lessee, shall be paid to the person to whom the liability (or alleged liability) covered by the entry was incurred or to the extent that the liability (or alleged liability) to such person has previously been discharged by the Lessor, the Lessee or the Sub-Lessee, such moneys shall be paid to the Lessor or its order or, as the case may be, the Lessee or its order or, as the case may be the Sub-Lessee or its order in reimbursement of the moneys so expended by it in satisfaction of such liability or alleged liability. The Association shall be at liberty at the request of the Lessor and/or the Lessee and/or the Sub-Lessee to provide bail or other security to prevent the arrest or obtain the release of the Vessel, without liability to the Lessor.


                                   SCHEDULE 7

               Form of Pollution Indemnity Clause (Clause 12.18)


Company shall be responsible for and shall defend, indemnify and hold harmless Contractor, the legal and beneficial owners of the Drilling Unit, any party who is the mortgagee, lessor, lessee or charterer of the Drilling Unit, affiliates, officers, directors, agents, employees, representatives, subcontractors, owners and shareholders and insurers of each (individually and collectively hereinafter sometimes referred to as "Contractor Group") from and against any and all claims, demands, judgements and causes of action made, raised or asserted by any party for all pollution, contamination or seepage (including cost of clean-up, control and damages to third parties) resulting from a blowout or uncontrolled well flow arising out of the Contract Services, even if caused by the sole or joint fault, negligence of any degree, wilful misconduct or breach of contract of a member of Contractor Group; except to the extent Contractor is liable therefor under Subsection 5.1(f)
 above.

SIGNED                                )
for and on behalf of                  )
BMBF (NO.12) LIMITED                  ) Tim Holgate
by                                    )
its duly authorised signatory         )
in the presence of:                   )

Tony Price



EXECUTED as a DEED and DELIVERED      )
for and on behalf of GLOBAL MARINE    )
INTERNATIONAL DRILLING                )
CORPORATION                           ) Walter A. Baker
by                                    )
its duly authorised attorney-in-fact  )
in the presence of:                   )

Tony Price